IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

	)	Chapter 11
In re:	)
	)	Case No. 10-10684 (PJW)
ORLEANS HOMEBUILDERS, INC., et al.,[1]	)
	)	Jointly Administered
Debtors.	)
	)	Re: Docket No. _____

ORDER: (A) AUTHORIZING AND APPROVING THE ASSET PURCHASE AGREEMENT, (B) AUTHORIZING THE SALE OF THE PURCHASED ASSETS FREE AND CLEAR, (C) AUTHORIZING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES IN CONNECTION WITH THE SALE, (D) AUTHORIZING THE DEBTORS TO CONSUMMATE ALL TRANSACTIONS RELATED TO THE ABOVE, AND (E) GRANTING OTHER RELIEF

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The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number, are: Orleans Homebuilders, Inc. (4323), Brookshire Estates, L.P. (8725), Community Management Services Group, Inc. (6620), Greenwood Financial Inc. (7510), Masterpiece Homes, LLC (1971), OHB Homes, Inc. (0973), OHI Financing, Inc. (6591), OHI PA GP, LLC (2675), OPCNC, LLC (8853), Orleans Arizona Realty, LLC (9174), Orleans Arizona, Inc. (2640), Orleans at Bordentown, LLC (4968), Orleans at Cooks Bridge, LLC (4185), Orleans at Covington Manor, LLC (9891), Orleans at Crofton Chase, LLC (8809), Orleans at East Greenwich, LLC (9814), Orleans at Elk Township, LLC (6891), Orleans at Evesham, LLC (7244), Orleans at Falls, LP (2735), Orleans at Hamilton, LLC (9679), Orleans at Harrison, LLC (4155), Orleans at Hidden Creek, LLC (3301), Orleans at Jennings Mill, LLC (4693), Orleans at Lambertville, LLC (0615), Orleans at Limerick, LP (7791), Orleans at Lower Salford, LP (9523), Orleans at Lyons Gate, LLC (2857), Orleans at Mansfield LLC (1498), Orleans at Maple Glen LLC (7797), Orleans at Meadow Glen, LLC (4966), Orleans at Millstone River Preserve, LLC (8810), Orleans at Millstone, LLC (8063), Orleans at Moorestown, LLC (9250), Orleans at Tabernacle, LLC (9927), Orleans at Thornbury, L.P. (4291), Orleans at Upper Freehold, LLC (3225), Orleans at Upper Saucon, L.P. (3715), Orleans at Upper Uwchlan, LP (8394), Orleans at Wallkill, LLC (2875), Orleans at West Bradford, LP (4161), Orleans at West Vincent, LP (9557), Orleans at Westampton Woods, LLC (8095), Orleans at Windsor Square, LP (9481), Orleans at Woolwich, LLC (9215), Orleans at Wrightstown, LP (9701), Orleans Construction Corp. (0893), Orleans Corporation (8770), Orleans Corporation Of New Jersey (5325), Orleans DK, LLC (5308), Orleans RHIL, LP (1938), Parker & Lancaster Corporation (1707), Parker & Orleans Homebuilders, Inc. (5269), Parker Lancaster, Tidewater, L.L.C. (7432), Realen Homes, L.P. (8293), RHGP LLC (8197), Sharp Road Farms Inc. (1871), Stock Grange, LP (4027) and Wheatley Meadows Associates (5459).

This matter coming before the Court on the motion of the above-captioned debtors and debtors in possession (collectively, the “Debtors”), dated April 13, 2010 (the “Sale Motion”)2 (Docket No. [__]), for orders (A)(I) approving the sale procedures and bidding protections to be employed in connection with the proposed sale of substantially all of the Debtors’ assets, (II) scheduling an auction (the “Auction”) and a hearing (the “Sale Hearing”) to consider approval of (i) the proposed sale, (ii) the assumption and assignment of certain executory contracts and unexpired leases in connection with the sale and the rejection of other such executory contracts and unexpired leases, and (iii) other related relief, and (III) approving the proposed notice of the respective dates, times, and places for the Auction and for the Sale Hearing; and (B)(I) authorizing and approving the Asset Purchase Agreement, dated as of April 13, 2010 (the “APA”), between the Debtors and certain non-debtor affiliates (collectively, the “Sellers”), and NVR, Inc. (the “Purchaser”), or such other purchaser providing a higher or otherwise better offer for the Purchased Assets; (II) authorizing the sale of the Purchased Assets free and clear of all Liens and Liabilities (other than the Permitted Liens and the Assumed Liabilities); (III) authorizing the assumption and assignment of certain contracts and leases in connection with the sale and the rejection of certain executory contracts and unexpired leases; (IV) authorizing the Debtors to consummate all transactions related to the above; and (V) granting other relief; and upon the record of the Sale Hearing; and it appearing that, under the circumstances here, present, good, sufficient, and timely notice of the relief sought and granted in this Sale Order having been given; and it further appearing that no other or further notice of the relief provided for herein need be given; and after due deliberation and sufficient cause appearing therefor, it is hereby

[2]	All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the APA, or, if not defined therein, in the Sale Motion.

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FOUND AND DETERMINED THAT:

JURISDICTION, FINAL ORDER AND STATUTORY PREDICATES

A.          This Court has jurisdiction over the Sale Motion, the transactions contemplated by the APA and any other ancillary documents and agreements related thereto pursuant to 28 U.S.C. §§ 157 and 1334.  This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A) and (N).  Venue of these chapter 11 cases (the “Cases”) and the Sale Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409.

B.           This Sale Order constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a).  Notwithstanding Bankruptcy Rules 6004(h) and 6006(d), the Court expressly finds that there is no just reason for delay in the implementation of this Sale Order, and expressly directs entry of judgment as set forth herein.

C.           The bases for the relief sought in the Sale Motion are Sections 105, 363 and 365 of the Bankruptcy Code, Bankruptcy Rules 2002, 6003, 6004, 6006, 9007 and 9014, and Local Rule 6004-1.

D.          The Debtors have demonstrated both: (1) good, sufficient, and sound business purposes and justifications for the sale of the Purchased Assets to Purchaser upon the terms and conditions of the APA (the “Sale”); and (2) compelling circumstances for the Sale pursuant to Section 363(b) of the Bankruptcy Code prior to, and outside of, a plan of reorganization in that, among other things, the value of the Purchased Assets would be harmed by any delay of the Sale.  Time is of the essence in consummating the proposed Sale.

E.           On May [  ], 2010, this Court entered the Bidding Procedures Order approving Bidding Procedures for the Purchased Assets.  The Bidding Procedures provided a full, fair and reasonable opportunity for any person to make an offer to purchase the Purchased Assets.  The Debtors conducted an Auction in accordance with the Bidding Procedures Order and complied with that order in all respects.  The Purchaser complied with the Bidding Procedures Order.

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F.           As demonstrated by the testimony and other evidence proffered or adduced at the Sale Hearing: (1) the Debtors have adequately marketed the Purchased Assets; (2) the Purchase Price contained in the APA constitutes the highest and otherwise best offer for the Purchased Assets and provides fair and reasonable consideration therefor; (3) the Sale will provide a greater recovery for the Debtors’ creditors than would be provided by any other practical available alternative; (4) no other party has offered to purchase the Purchased Assets for greater economic value to the Debtors or their estates; and (5) the consideration to be paid by the Purchaser under the APA constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory or possession thereof or the District of Columbia.

G.           The Purchaser has provided the Debtors with a good faith deposit in an amount equal to $17,000,000 (such amount, together with the interest accrued thereon, the ”Good Faith Deposit”), which Good Faith Deposit is currently being held by [_______________________] in an interest-bearing account.

H.          Approval of the APA and the consummation of the Sale to the Purchaser at this time are in the best interests of the Debtors, their creditors, their estates and other parties in interest.

I.            The Debtors: (1) have full corporate power and authority to execute the APA and all other documents contemplated thereby, and take all actions contemplated thereby, and the Sale has been duly and validly authorized by all necessary corporate action of the Debtors; (2) have all of the corporate power and authority necessary to consummate the transactions contemplated by the APA; (3) have taken all actions necessary to authorize and approve the APA and the consummation by the Debtors of the transactions contemplated thereby; and (4) require no consents or approvals, other than of this Court and those otherwise expressly provided for in the APA, to consummate such transactions.

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J.           The APA and each of the transactions contemplated therein were negotiated, proposed and entered into by the Sellers and the Purchaser in good faith, without collusion and from arm’s-length bargaining positions.  The Purchaser is a “good faith purchaser” within the meaning of Section 363(m) of the Bankruptcy Code and, as such, is entitled to all the protections afforded thereby.  The Purchaser has not engaged in any conduct that would cause or permit the APA to be avoided or impose costs and damages under Section 363(n) of the Bankruptcy Code.

K.          As evidenced by the certificates of service filed with the Court: (1) proper, timely, adequate and sufficient notice of the Sale Motion, the Bidding Procedures, the Auction, the Sale Hearing, this Sale Order, the rejection of the Rejected Contracts, the Sale, the assumption and assignment of the Purchased Contracts and the Purchased Leases, and all of the other Transactions, all proceedings held thereon and all relevant objection deadlines has been provided by the Debtors; (2) such notice was good, sufficient and appropriate under the particular circumstances; and (3) no other or further notice of the Sale Motion, the Bidding Procedures, the Auction, the Sale Hearing, this Sale Order, the rejection of the Rejected Contracts, the Sale, the assumption and assignment of the Purchased Contracts and the Purchased Leases, and all of the other Transactions, is or shall be required.  A reasonable opportunity to object or be heard with respect to the Sale Motion and the relief requested therein has been afforded to all interested persons and entities, including, but not limited to:

(i)           the Office of the United States Trustee for the District of Delaware;

(ii)          counsel to the Agent;

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(iii)         proposed counsel to the Creditors Committee;

(iv)         the Debtors’ 20 largest unsecured creditors;

(v)          all known secured creditors of the Debtors;

(vi)         counsel to the Purchaser;

(vii)        the United States Attorney General;

(viii)       the United States Attorney’s Office;

(ix)         the Internal Revenue Service;

(x)          all parties to the known Purchased Contracts and Purchased Leases that would potentially be assumed and assigned in connection with the Sale or rejected;

(xi)         all other known taxing authorities and other known governmental agencies whose rights may be affected by the sale of the Purchased Assets;

(xii)        all parties that have been identified by the Debtors and their advisors as being potentially interested in making an offer to purchase the Purchased Assets and participating in the Auction;

(xiii)       all parties that have requested notice pursuant to Bankruptcy Rule 2002;

(xiv)       all parties identified on the Motion Service List; and

(xv)        all other parties in interest in the Bankruptcy Cases known to the Debtors as of the Petition Date.

L.           The service of notice of the Debtors’ intent to assume and assign the Purchased Contracts and the Purchased Leases, and of the related proposed Cure Costs (the “Cure Notice”), in accordance with the provisions of the Bidding Procedures Order, upon each non-debtor counterparty to the Purchased Contracts and the Purchased Leases, constitutes good, sufficient and appropriate notice under the circumstances and no further notice need be given with respect to the assumption and assignment of the Purchased Contracts and the Purchased Leases.  Such notice shall offer all non-debtor counterparties to the Purchased Contracts and the Purchased Leases a reasonable opportunity to object to both the Proposed Cure Amount listed in the Cure Notice and the assumption and assignment of the Purchased Contracts and the Purchased Leases.

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M.         Upon the Closing, the sale of the Purchased Assets to Purchaser will vest Purchaser with good and marketable title to the Purchased Assets free and clear of all Liens (as defined below) and Liabilities (as defined below), other than the Permitted Liens and the Assumed Liabilities, because, in each case, one or more of the standards set forth in Section 363(f)(1)-(5) of the Bankruptcy Code have been satisfied.  Those holders of Liens or Liabilities who did not object, or who withdrew their objections, to the Sale or the Sale Motion are deemed to have consented pursuant to Section 363(f)(2) of the Bankruptcy Code.  Those holders of Liens and Liabilities who did object fall within one or more of the other subsections of Section 363(f) of the Bankruptcy Code and are adequately protected by having their Liens and Liabilities, if any, attach to the proceeds of the Sale in the same order of priority and with the same validity, force and effect that such creditor had prior to the Sale, subject to the rights, claims, defenses and objections, if any, of the Debtors and all interested parties with respect to such Liens and Liabilities.

N.          The Purchaser would not have entered into the APA and would not consummate the transactions contemplated thereby, thus adversely affecting the Debtors, their estates and their creditors, if the sale of the Purchased Assets were not free and clear of all Liens and Liabilities (other than Permitted Liens and Assumed Liabilities), or if the Purchaser would, or in the future could, be liable for any such Liens and Liabilities (other than Permitted Liens and Assumed Liabilities).

O.          The provisions of the APA are non-severable and mutually dependent.

P.           The assumption and assignment of the Purchased Contracts and the Purchased Leases are integral to the APA, are in the best interests of the Debtors and their estates, and represent the reasonable exercise of the Debtors’ sound business judgment.  The rejection of the Rejected Contracts is in the best interests of the Debtors and their estates and represents the reasonable exercise of the Debtors’ sound business judgment.

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Q.          With respect to each of the Purchased Contracts and the Purchased Leases, the Debtors have satisfied all of the requirements of Sections 363 and 365(b) of the Bankruptcy Code in order to assume and assign the Purchased Contracts and the Purchased Leases to the Purchaser.  Further, the Purchaser has provided all necessary adequate assurance of future performance under the Purchased Contracts and the Purchased Leases in satisfaction of Sections 365(b) and 365(f) of the Bankruptcy Code.  Accordingly, the Purchased Contracts and the Purchased Leases may be assumed by the Debtors and assigned to the Purchaser in accordance with the terms and conditions of the APA.

R.          Without limiting the generality of the foregoing, the APA was not entered into for the purpose of, nor does it have the effect of, hindering, delaying or defrauding creditors of the Debtors under any applicable law.  Except for the Assumed Liabilities, and the other obligations of the Purchaser specifically set forth in the APA or in connection with this or other orders of the Court, the Sale and the Transactions shall not impose nor result in the imposition of any liability or responsibility on the Purchaser or its affiliates, successors or assigns or any of their respective assets (including the Purchased Assets), and the transfer of the Purchased Assets to the Purchaser does not and will not subject the Purchaser or its affiliates, successors or assigns or any of their respective assets (including the Purchased Assets) to any liability for any Claims, including, without limitation, for any successor liability, other than as expressly identified as an Assumed Liability.

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NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

General Provisions

1.           The Sale Motion is granted in its entirety and the Sale is approved as set forth in this Sale Order.

2.           The findings of fact set forth above and conclusions of law stated herein shall constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.  To the extent any finding of fact later shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law later shall be determined to be a finding of fact, it shall be so deemed.

3.           All objections, if any, to the Sale Motion or the relief requested therein that have not been withdrawn, waived or settled as announced to the Court at the Sale Hearing or by stipulation filed with the Court, and all reservations of rights included therein, are hereby overruled with prejudice on the merits.

Approval of the Asset Purchase Agreement

4.           The APA, all transactions contemplated therein and all of the terms and conditions thereof are hereby approved in all respects pursuant to Sections 105, 363 and 365 of the Bankruptcy Code.

5.           Upon entry of this Sale Order, the APA shall be a legal, valid and binding agreement of and upon the Debtors in accordance with the terms and conditions thereof.

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6.           Pursuant to Sections 105(a), 363(b) and 365 of the Bankruptcy Code, the Debtors are hereby authorized and empowered (and the Debtors are authorized and empowered to cause their affiliates, officers, employees and agents) to fully perform under, consummate and implement the APA in accordance with the terms and conditions thereof, and to execute all additional instruments and documents contemplated in the APA to implement same, and the Debtors are hereby authorized to take all further actions as may reasonably be required by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser or reducing to possession, any or all of the Purchased Assets, or otherwise in connection with the performance of the Debtors’ obligations as contemplated in the APA.

Transfer of the Purchased Assets

7.           Pursuant to  Sections 105(a) and 363(f) of the Bankruptcy Code, upon the Closing, the sale of the Purchased Assets to the Purchaser (including, without limitation,  the assignment of the Purchased Contracts and the Purchased Leases to the Purchaser) upon the terms and conditions in the APA will be a legal, valid and an effective sale, assignment and transfer of the Purchased Assets to the Purchaser and shall vest the Purchaser with good and marketable title to the Purchased Assets free and clear of any (i) mortgage, lien (as such term is defined in Section 101(37) of the Bankruptcy Code including any mechanic’s, materialmen’s, statutory and any other consensual or non-consensual lien), security interest, charge, hypothecation, deed of trust, pledge, right of use, first offer or refusal, easement, servitude, restrictive covenant, lease, sublease, covenant, right of way, option, restriction (including, without limitation, any restriction on transfer or on the use, voting, receipt of income or other rights or exercise of any attributes of ownership), interest, encroachment or encumbrance of any kind,  or claim  (as such term is defined in Section 101(5) of the Bankruptcy Code and including, without limitation,  any claim against the Purchaser and/or any of its affiliates and/or any of the assets or properties of the Purchaser or any of its affiliates (including, without limitation, the Purchased Assets)  based on a theory of successor liability, alter-ego or any similar theory of liability),  (all of the foregoing collectively referred to as “Liens”), and any (ii) debt, liability or obligation (whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), and all costs and expenses relating thereto (all of the foregoing collectively referred to as “Liabilities”), except for the Permitted Liens and the Assumed Liabilities.  The Liens and Liabilities shall attach to the proceeds of the Sale, with the same validity, enforceability, priority, force and effect that they now have as against the Purchased Assets, subject to the rights, claims, defenses and objections, if any, of the Debtors and all interested parties with respect to such Liens and Liabilities.

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8.           As of the Closing, all persons and entities holding Liens and/or Liabilities (except for the Permitted Liens and Assumed Liabilities), and their respective successors and assigns, are hereby forever barred, estopped and permanently enjoined from asserting, prosecuting or otherwise pursuing such Liens and Liabilities of any kind and nature against the Purchaser, its affiliates, successors or assigns,  the Purchased Assets or any other assets or properties of the Purchaser or its affiliates.

9.           Except with respect to the Assumed Liabilities, neither the Purchaser nor any of its affiliates, will assume, be liable for, have any responsibility for or otherwise become obligated in respect of any Liabilities or any other obligations of any of the Sellers or arising out of, relating to or otherwise in respect of the Business.

10.         Except with respect to the Assumed Liabilities, neither the Purchaser nor any of its affiliates, shall have any liability arising from or under, relating to, or in connection with Liens or Liabilities, whether known or unknown, contingent or otherwise, existing as of the date hereof or hereafter arising.

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11.         To the fullest extent available under applicable law, as now in effect or as may in the future be in effect, the Purchaser shall be authorized, as of the Closing, to operate under any license, permit, registration and governmental authorization or approval of the Debtors with respect to the Purchased Assets, and all such licenses, permits, registrations and governmental authorizations and approvals are deemed to have been, and hereby are, directed to be transferred to the Purchaser as of the Closing.

12.         Following the Closing, no holder of any of the Liens or Liabilities shall interfere with the Purchaser’s (or any of the Purchaser’s affiliates) title to or use and enjoyment of the Purchased Assets based on or related to any such Liens or Liabilities or based on any actions the Debtors may or may not take in the Cases or any time thereafter.

13.         All persons and entities are prohibited and enjoined from taking any action to adversely affect or interfere with the ability of the Sellers to transfer the Purchased Assets to the Purchaser in accordance with the APA and this Sale Order.

Assumption and Assignment of the Purchased Contracts and the Purchased Leases

14.         Each of the Purchased Contracts and the Purchased Leases are executory contracts or unexpired leases within the meaning of those terms in Section 365 of the Bankruptcy Code or are otherwise assignable pursuant to Section 363 of the Bankruptcy Code.  The Debtors have not rejected any of the Purchased Contracts or the Purchased Leases, and the time to assume each of the Purchased Contracts and the Purchased Leases has not expired.

15.         The Sale Motion, insofar as it relates to the assumption and assignment of the Purchased Contracts and the Purchased Leases, pursuant to Sections 363 and 365, is hereby granted.

16.         The Debtors’ assumption of the Purchased Contracts and the Purchased Leases is hereby approved pursuant to Section 365(a) of the Bankruptcy Code (and such assumption shall be deemed to occur at the Closing).

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17.         The Debtors are authorized and empowered to assign the Purchased Contracts and the Purchased Leases to the Purchaser pursuant to Sections 363 and 365(f) of the Bankruptcy Code and as contemplated in the APA.

18.         The Debtors’ assignment of the Purchased Contracts and the Purchased Leases to the Purchaser, upon the terms and conditions of the APA, is hereby approved pursuant to Sections 363 and 365 of the Bankruptcy Code (and such assignment shall be deemed to occur at the Closing).

19.         As of the Closing, any and all defaults existing under Purchased Contracts or Purchased Leases as of the Closing shall be deemed cured and no counterparty to any Purchased Contract or Purchased Lease shall have any rights against the Debtors, the Purchaser (or any of its affiliates) or under such Purchased Contract or Purchased Lease on account of such defaults, except the right to payment from Purchaser of any Assumed Cure Amount required to be paid with respect to such Purchased Contract or Purchased Lease under the APA.

20.         The Debtors and their estates shall have no liabilities or obligations under any Purchase Contracts or Purchased Lease after the Closing Date.

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21.         Without limiting the foregoing, as of the Closing, each of the Purchased Contracts and the Purchased Leases shall remain in full force and effect for the benefit of the Purchaser (and/or its affiliates), and shall be enforceable by the Purchaser (and/or its affiliates) in accordance with their respective terms and conditions, except that: (1) pursuant to Section 365(b)(2) of the Bankruptcy Code, any defaults under the Purchased Contracts and the Purchased Leases arising from the insolvency or financial condition of the Debtors at any time before the Closing or resulting from the commencement by the Debtors of the Cases, is of no force and effect, null and void, and unenforceable; (2) pursuant to Section 365(f)(1) of the Bankruptcy Code, any defaults under the Purchased Contracts and the Purchased Leases arising from the assignment thereof by the Debtors to the Purchaser are of no force and effect, null and void, and unenforceable; and (3) pursuant to Section 365(f)(3) of the Bankruptcy Code, notwithstanding any provision of the Purchased Contracts and the Purchased Leases or applicable law that terminates or modifies, or permits a party other than the Debtors to terminate or modify, such Purchased Contracts and the Purchased Leases or a right or obligation under such Purchased Contracts and the Purchased Leases on account of an assignment of such Purchased Contracts and the Purchased Leases, such Purchased Contracts and the Purchased Leases may not be terminated or modified under such provision because of the assumption or assignment of such Purchased Contracts and the Purchased Leases by the Debtors to the Purchaser.

22.         Each of the non-debtor parties to the Purchased Contracts and the Purchased Leases are forever barred, estopped and permanently enjoined from (A) asserting against the Purchaser or its successors or assigns, (i) any default or breach under any of the Purchased Contracts and the Purchased Leases existing as of the Closing or otherwise relating to any acts or omissions of the Debtors existing on or prior to the Closing including, without limitation, any events of default or conditions or events which with the giving of notice or passage of time, or both, could constitute a default or an event of default under any of the Purchased Contracts and the Purchased Leases, (ii) any Liens or Liabilities, other than  Permitted Liens or Assumed Liabilities, and (iii) any claims of lack of consent to the assumption or assignment of the Purchased Contracts and the Purchased Leases, any claims that payment of any cure amounts are owing (except the right to payment from Purchaser of any Assumed Cure Amount) and/or any claim that conditions to assumption or assignment of the Purchased Contracts and the Purchased Leases have not been satisfied, (B) terminating, modifying or amending any Purchased Contract or Purchased Lease, or declaring a breach or default under any Purchased Contract or Purchased Lease, based upon (i) any default or breach under any of the Purchased Contracts and the Purchased Leases existing as of the Closing or otherwise relating to any acts or omissions of the Debtors existing on or prior to the Closing including, without limitation, any events of default or conditions or events which with the giving of notice or passage of time, or both, could constitute a default or an event of default under any of the Purchased Contracts and the Purchased Leases, and (ii) any Liens or Liabilities, other than  Permitted Liens or Assumed Liabilities, and (C) asserting against the Purchaser or its affiliates, successors or assigns any counterclaim, defense, setoff, right of recoupment, chargeback or any other claim asserted or assertable against the Debtors, arising under or relating to or in connection with  Purchased Contracts and/or  Purchased Leases and existing as of the Closing or otherwise relating to any acts or omissions of the Debtors existing on or prior to the Closing or arising by reason of the transactions contemplated under the APA.

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23.         The failure of any non-debtor party to a Purchased Contract or Purchased Lease to allege or assert, as part of a filed objection to the Sale Motion (i) any termination of such Purchased Contract or Purchased Lease occurring on or before the date of the Closing, (ii) any act or statement contrary to the factual assertions set forth in the Sale Motion, or (iii) any objection or defense to the entry of this Sale Order, shall forever bar such party, and its respective successors and assigns, from asserting the same in any case, proceeding or action, in law or equity, against the Debtors or the Purchaser (or their respective affiliates, assignees or successors), and such claims shall be and hereby forever are barred, terminated and extinguished.

24.         The conveyance and assignment of the Purchased Contracts and the Purchased Leases to the Purchaser, in and of itself, shall provide each non-debtor counterparty to such Purchased Contract and Purchased Lease with adequate assurance of future performance under such Purchased Contract and Purchased Lease.

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25.         To the extent any non-debtor counterparty to a Purchased Contract or Purchased Lease has not filed an objection to the assumption by the Debtors and assignment to the Purchaser of such Purchased Contract or Purchased Lease, such non-debtor counterparty shall be deemed to have consented to the assumption and assignment of such Purchased Contract or Purchased Lease.

26.         Nothing in this Sale Order, the Sale Motion, or in any notice or any other document is or shall be deemed an admission by the Debtors that any Purchased Contract or Purchased Lease is an executory contract or unexpired lease.

27.         The failure of the Debtors or the Purchaser (or any of its affiliates) to enforce at any time one or more terms or conditions of any Purchased Contract or Purchased Lease shall not be a waiver of such terms or conditions, or of the Debtors and the Purchaser’s (or any of its affiliates) rights to enforce every term and condition of such contract or lease.

28.         The Debtors’ rejection of the Rejected Contracts set forth on Exhibit __ hereto is hereby approved pursuant to Bankruptcy Code Section 365, effective on and subject to the occurrence of the Closing, without the need for any other notice or Court order.  The Debtors are hereby authorized to send a notice by first-class mail to each non-debtor party to the Rejected Contracts informing them of such rejection and of the last date by which such party may timely file and serve a proof of claim with respect to such Rejected Contracts, which date is hereby established as 4:00 p.m. (prevailing Eastern time) on the date that is 30 days following the Debtors’ service of such notice (the “Rejection Bar Date”).  Any party to a Rejected Contract that does not timely (i) file with this Court a proof of claim for rejection damages or otherwise with respect to such contract and (ii) also serve such claim upon the parties designated in such notice to receive it, in each instance so that the proof of claim is actually received by the Rejection Bar Date, shall be forever barred from doing so thereafter, and any such claim shall not be enforceable against the Debtors or their respective estates or assets.

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Additional Provisions

29.         On and after the Closing, each of the Debtors’ creditors asserting a Lien or Liability with respect to the Purchased Assets is authorized and directed, upon reasonable request by the Purchaser, to execute such documents and take all other actions as may be necessary, as reasonably determined by the Purchaser, to release its Lien or Liability, if any, against the Purchased Assets, as such Lien or Liability may have been recorded or may otherwise exist.

30.         This Sale Order (a) is and shall be effective as a determination that all Liens and Liabilities existing as to the Purchased Assets prior to the Closing have been unconditionally released, discharged and terminated as of the Closing, and that the conveyance of the Purchased Assets described herein has been effected, and (b) is and shall be binding upon and shall govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks or other intellectual property, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Assets.

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31.         Each and every federal, state and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the Sale contemplated in the APA.

32.         If any person or entity that has filed financing statements, mortgages, mechanic’s liens, lis pendens, or other documents or agreements evidencing Liens on, Liabilities or other interests in, the Purchased Assets shall not have delivered to the Debtors prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Liens, Liabilities or other interests that the person or entity has with respect to the Purchased Assets or otherwise, then (a) the Debtors hereby are authorized and empowered to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Purchased Assets and (b) the Purchaser hereby is authorized to file, register, or otherwise record a certified copy of this Sale Order which, once filed, registered, or otherwise recorded, shall constitute conclusive evidence of the release of all Liens, Liabilities and other interests of any kind or nature whatsoever in the Purchased Assets.

33.         To the extent provided by Section 525 of the Bankruptcy Code, no governmental unit may revoke or suspend any permit or license relating to the operation of the Purchased Assets sold, transferred or conveyed to the Purchaser on account of the filing or pendency of these Cases or the consummation of the transactions contemplated by the APA.

34.         All entities who are presently, or as of the Closing may be, in possession of some or all of the Purchased Assets are hereby directed to surrender possession of said Purchased Assets to the Purchaser on the day of the Closing.

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35.         Except as otherwise expressly provided in the APA, the Purchaser is not assuming, nor shall it any way whatsoever be liable or responsible, as a successor or otherwise, for any liabilities, debts, commitments or obligations (whether known or unknown, disclosed or undisclosed, absolute, contingent, inchoate, fixed or otherwise) of the Debtors, or any liabilities, debts, commitments or obligations in any way whatsoever relating to or arising from the Purchased Assets or the Debtors’ use of the Purchased Assets on or prior to the Closing, or any such liabilities, debts, commitments or obligations that in any way whatsoever relate to periods on or prior to the Closing, or any liabilities calculable by reference to the Debtors or its assets or operations, or relating to continuing conditions existing on or prior to the Closing, which liabilities, debts, commitments and obligations are hereby extinguished insofar as they may give rise to successor liability, without regard to whether the claimant asserting any such liabilities, debts, commitments and obligations has delivered to the Purchaser a release thereof.  Without limiting the generality of the foregoing, except to the extent, if any, expressly provided in the APA, the Purchaser shall not be liable or responsible, as successor or otherwise, for the Debtors’ liabilities, debts, commitments or obligations arising prior to, on or after the Closing and under or in connection with (a) any employment or labor agreements, consulting agreements or severance pay, (b) any pension, welfare, compensation or other employee benefit plans, agreements, practices and programs including, without limitation, any pension plan of the Debtors, (c) the cessation of the Debtors’ operations, dismissal of employees, or termination of employment or labor agreements or pension, welfare, compensation or other employee benefit plans, agreements, practices and programs, obligations that might otherwise arise from or pursuant to the Employee Retirement Income Security Act of 1974, as amended, the Fair Labor Standard Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination and Employment Act of 1967, the Federal Rehabilitation Act of 1973, the National Labor Relations Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, or the Worker Adjustment and Retraining Notification Act, (d) workmen’s compensation, occupational disease or unemployment or temporary disability insurance claims, (e) any bulk sales and similar law, (f) any liabilities, debts, commitments or obligations of  the Debtors for any taxes relating to the Debtors’ business or the Purchased Assets for or applicable to the pre-Closing tax period, and (g) any litigation including, but not limited to, litigation instituted against the Debtors by their shareholders.

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36.         The recitation, in the immediately preceding paragraph of this Sale Order, of specific agreements, plans or statutes is not intended, and shall not be construed, to limit the generality of the categories of liabilities, debts, commitments or obligations referred to therein.

37.         The Court shall retain exclusive jurisdiction (a) to enforce and implement the terms and provisions of the APA, all amendments thereto, any waiver and consents thereunder, and of each of the agreements and instruments executed in connection therewith, (b) to compel delivery of the Purchased Assets to the Purchaser, (c) to resolve any disputes, controversies or claims arising out of or relating to the APA, and (d) to interpret, implement, and enforce the provisions of this Sale Order.

38.         Nothing contained in any plan of reorganization or liquidation confirmed in these chapter 11 cases or any Order of this Court confirming such plan or any other order entered in these chapter 11 cases shall conflict with or derogate from the provisions of the APA or the terms of this Sale Order.

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39.         In the absence of a stay pending appeal of this Sale Order, if the Purchaser and the Debtors consummate the Sale at any time after entry of this Sale Order, then with respect to the Sale, including any assumption or assignment of any Purchased Contracts or Purchased Leases that are assumed and assigned pursuant to this Sale Order, the Purchaser shall be deemed to be acting in “good faith” and shall be entitled to the protections of Section 363(m) of the Bankruptcy Code as to all aspects of the transactions under and pursuant to the APA if this Sale Order or any authorization contained herein is reversed or modified on appeal.

40.         The terms and provisions of the APA, together with the terms and provisions of this Sale Order, shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates and creditors, the Purchaser, its affiliates, and their respective successors and assigns, and this Sale Order shall be binding in all respects upon any affiliated third parties, and all persons asserting a Claim against or interest in the Debtors’ estate or any of the Purchased Assets.  The APA shall be enforceable against and binding upon, in accordance with its terms and conditions, and not subject to rejection or avoidance by, the Debtors or any chapter 7 or chapter 11 trustee of the Debtors and their estates as of the date hereof.  Upon the Closing, the Sale shall be enforceable against and binding upon, and not subject to rejection or avoidance by, the Debtors or any chapter 7 or chapter 11 trustee of the Debtors and their estates.

41.         The failure specifically to include any particular provisions of the APA in this Sale Order shall not diminish or impair the effectiveness of such provisions, it being the intent of the Court that the APA be authorized and approved in its entirety.

42.         The APA and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court.

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43.         To the extent of any inconsistency between the provisions of the Agreement, any documents executed in connection therewith, and this Sale Order, the provisions contained herein shall govern.

44.         The fourteen (14) day stay period provided for in Bankruptcy Rules 6004(h) and 6006(d) shall not be in effect with respect to the Sale and, thus, this Sale Order shall be effective and enforceable immediately upon entry.  Any party objecting to this Sale Order must exercise due diligence in filing an appeal and pursuing a stay or risk its appeal being foreclosed as moot in the event the Purchaser and the Debtors elect to close prior to this Sale Order becoming a final order.

Dated: _______________________, 2010 Wilmington, Delaware

HONORABLE PETER J. WALSH UNITED STATES BANKRUPTCY JUDGE

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IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

	)	Chapter 11
In re:	)
	)	Case No. 10-10684 (PJW)
ORLEANS HOMEBUILDERS, INC., et al.,[1]	)
	)	Jointly Administered
Debtors.	)
	)	Re: Docket No. _____

ORDER (A)(I) APPROVING SALE PROCEDURES AND BIDDING PROTECTIONS TO BE EMPLOYED IN CONNECTION WITH THE PROPOSED SALE OF THE DEBTORS’ ASSETS, (II) SCHEDULING AN AUCTION AND HEARING TO CONSIDER APPROVAL OF THE SALE OF THE DEBTORS’ ASSETS, (III) APPROVING NOTICE OF THE RESPECTIVE DATES, TIMES, AND PLACES FOR AN AUCTION AND FOR HEARING ON APPROVAL OF (a) SALE OF ASSETS, (b) ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES, AND (c) OTHER RELATED RELIEF

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The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number, are: Orleans Homebuilders, Inc. (4323), Brookshire Estates, L.P. (8725), Community Management Services Group, Inc. (6620), Greenwood Financial Inc. (7510), Masterpiece Homes, LLC (1971), OHB Homes, Inc. (0973), OHI Financing, Inc. (6591), OHI PA GP, LLC (2675), OPCNC, LLC (8853), Orleans Arizona Realty, LLC (9174), Orleans Arizona, Inc. (2640), Orleans at Bordentown, LLC (4968), Orleans at Cooks Bridge, LLC (4185), Orleans at Covington Manor, LLC (9891), Orleans at Crofton Chase, LLC (8809), Orleans at East Greenwich, LLC (9814), Orleans at Elk Township, LLC (6891), Orleans at Evesham, LLC (7244), Orleans at Falls, LP (2735), Orleans at Hamilton, LLC (9679), Orleans at Harrison, LLC (4155), Orleans at Hidden Creek, LLC (3301), Orleans at Jennings Mill, LLC (4693), Orleans at Lambertville, LLC (0615), Orleans at Limerick, LP (7791), Orleans at Lower Salford, LP (9523), Orleans at Lyons Gate, LLC (2857), Orleans at Mansfield LLC (1498), Orleans at Maple Glen LLC (7797), Orleans at Meadow Glen, LLC (4966), Orleans at Millstone River Preserve, LLC (8810), Orleans at Millstone, LLC (8063), Orleans at Moorestown, LLC (9250), Orleans at Tabernacle, LLC (9927), Orleans at Thornbury, L.P. (4291), Orleans at Upper Freehold, LLC (3225), Orleans at Upper Saucon, L.P. (3715), Orleans at Upper Uwchlan, LP (8394), Orleans at Wallkill, LLC (2875), Orleans at West Bradford, LP (4161), Orleans at West Vincent, LP (9557), Orleans at Westampton Woods, LLC (8095), Orleans at Windsor Square, LP (9481), Orleans at Woolwich, LLC (9215), Orleans at Wrightstown, LP (9701), Orleans Construction Corp. (0893), Orleans Corporation (8770), Orleans Corporation Of New Jersey (5325), Orleans DK, LLC (5308), Orleans RHIL, LP (1938), Parker & Lancaster Corporation (1707), Parker & Orleans Homebuilders, Inc. (5269), Parker Lancaster, Tidewater, L.L.C. (7432), Realen Homes, L.P. (8293), RHGP LLC (8197), Sharp Road Farms Inc. (1871), Stock Grange, LP (4027) and Wheatley Meadows Associates (5459).

The above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) having requested by motion dated April 13, 2010 (the “Sale Motion”)2 (Docket No. [__]) orders (A)(I) approving the sale procedures and bidding protections to be employed in connection with the proposed sale (the “Sale”) of substantially all of the Debtors’ assets (collectively, the “Purchased Assets”), (II) scheduling an auction (the “Auction”) and a hearing (the “Sale Hearing”) to consider approval of (i) the Sale, (ii) the assumption and assignment of certain executory contracts and unexpired leases in connection with the Sale and the rejection of other such executory contracts and unexpired leases, and (iii) other related relief, and (III) approving the proposed notice of the respective dates, times, and places for the Auction and for the Sale Hearing (the relief requested in such items (A)(I) through (III) is collectively referred to herein as the “Initial Relief”); and (B)(I) authorizing and approving a proposed asset purchase agreement, dated as of April 13, 2010, with NVR, Inc. (the “Proposed Buyer”), or such other purchaser(s) providing a higher or otherwise better offer for the Purchased Assets, as approved by this Court at the Sale Hearing; (II) authorizing the Sale of the Purchased Assets free and clear of all Liens and Liabilities (other than the Permitted Liens and the Assumed Liabilities); (III) authorizing the assumption and assignment of certain executory contracts and unexpired leases in connection with the Sale and the rejection of other executory contracts and unexpired leases; (IV) authorizing the Debtors to consummate all transactions related to the above; and (V) granting other relief; and this Court’s having conducted a hearing on May 4, 2010 to consider the Initial Relief (the “Bidding Procedures Hearing”); and upon the record of the Bidding Procedures Hearing and the Bankruptcy Cases; and it appearing that, under the circumstances here, present, good, sufficient, and timely notice of the relief sought and granted in this Order having been given, and good and sufficient cause existing to have conducted the Bidding Procedures Hearing and approve the Initial Relief; and it further appearing that no other or further notice of the relief provided for herein need be given; and after due deliberation and sufficient cause appearing therefor, it is hereby

[2]	All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Sale Motion, and, as applicable, any exhibits thereto (including the APA).

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FOUND AND DETERMINED THAT:

A.           The Court has jurisdiction over the Sale Motion pursuant to 28 U.S.C. §§ 157 and 1334.  This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).  Venue of the above-captioned Chapter 11 cases (the “Cases”) and the Sale Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409.

B.           The statutory and rule-based predicates for the relief sought in the Sale Motion are Bankruptcy Code Sections 105, 363, and 365; Bankruptcy Rules 2002, 6003, 6004, 6006, 9007, and 9014; and Local Rule 6004-1.

C.           The findings and conclusions set forth herein constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.  To the extent any of the foregoing findings of fact constitute conclusions of law, they are adopted as such.  To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

D.           The Debtors have articulated good and sufficient reasons for approving the Bidding Procedures (including, without limitation, the payment of the Termination Fee and the Expense Reimbursement, and requiring the Proposed Buyer to submit the Deposit and any Qualified Bidder to submit a Bid Deposit) and the Auction and Hearing Notice, in connection with the Sale of the Purchased Assets.  The Debtors have also demonstrated a compelling and sound business justification for authorization to enter into the APA or to sell (in their discretion) the Excluded Assets.  Entry of this Order is in the best interests of the Debtors and their estates, creditors, and interest holders and all other parties in interest herein.

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E.           The Bidding Procedures, substantially in the form attached hereto as Exhibit 1, are fair, reasonable, and appropriate and are designed to maximize the recovery on the Purchased Assets.  The APA and its terms and conditions and the Bidding Procedures were negotiated in good faith and at arms’-length between the Debtors and the Proposed Buyer and their respective legal and financial advisors.

F.           The Auction and Hearing Notice, substantially in the form attached hereto as Exhibit 2, provides due, adequate, and timely notice of the Auction, the Sale, and the other transactions contemplated in the APA and the Sale Motion (collectively, the “Transactions”), and all relevant objection deadlines, in accordance with Bankruptcy Rule 2002 and the applicable provisions of the Bankruptcy Code.

G.           The scope of the notice of the Sale Motion, the Bidding Procedures, the Auction, the Sale, the Sale Hearing, and all the other Transactions proposed to be provided by the Debtors in the Sale Motion and the Bidding Procedures constitutes due, sufficient, and adequate notice to all parties-in-interest of the Auction, the Sale, and all the other Transactions, and all relevant objection deadlines.  Such proposed notice of the Sale Motion, the Bidding Procedures, the Auction, the Sale, the Sale Hearing, and all the other Transactions is appropriate and reasonably calculated to provide all interested parties with timely and proper notice and an opportunity to be heard, and no other or further notice thereof is required.

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H.           The notice to counterparties of the Purchased Contracts and the Purchased Leases provided in accordance with the Bidding Procedures is reasonably calculated to provide all counterparties to the Purchased Contracts and the Purchased Leases with proper notice of the potential assumption and assignment of their executory contract or unexpired lease and any Cure Amounts associated therewith.  The notice to counterparties to any other contracts and leases to be rejected as provided in the Section 365 Notice with respect to contracts and leases to be rejected by the Debtors in connection with the Sale Order is reasonably calculated to provide all counterparties to such contracts and leases with proper notice of the potential rejection of their executory contract or unexpired lease.

I.           The Termination Fee and the Expense Reimbursement are essential inducements and conditions relating to the Proposed Buyer’s entry into, and continuing obligations under, the APA.  Unless the Proposed Buyer is assured that the Termination Fee and the Expense Reimbursement will be available, the Proposed Buyer is unwilling to remain obligated to consummate the Transactions or otherwise be bound under the APA (including the obligations to maintain its committed offer while such offer is subject to higher or otherwise better offers as contemplated by the Bidding Procedures).  The Termination Fee and the Expense Reimbursement induced the Proposed Buyer to submit a bid that will serve as a minimum or floor bid at the Auction on which the Debtors, their creditors, and other bidders can rely.  The Proposed Buyer has provided a material benefit to the Debtors and their creditors by increasing the likelihood that the best possible purchase price for the Purchased Assets will be received.  Accordingly, the Termination Fee and the Expense Reimbursement provide an actual benefit to the Debtors’ estates, are necessary to preserve the Debtors’ estates, represent the best method for maximizing value for the benefit of the Debtors’ estates, and are reasonable and appropriate under the circumstances.

NOW, THEREFORE, IT IS HEREBY:

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ORDERED that the Sale Motion is granted to the extent of the Initial Relief; and it is further

ORDERED that all objections to the Initial Relief that have not been withdrawn, waived, or settled as announced to this Court at the Bidding Procedures Hearing or by stipulation filed with this Court, are overruled and deemed dismissed with prejudice; and it is further

ORDERED that the Debtors are authorized to enter into the APA and sell the Purchased Assets and/or the Excluded Developments by conducting the Auction in accordance with the Bidding Procedures, which procedures are hereby approved in their entirety and shall govern all bids and bid proceedings relating to the Purchased Assets; and it is further

ORDERED that the Debtors are authorized to take any and all actions necessary and/or appropriate to implement the Bidding Procedures; and it is further

ORDERED that the termination provisions of Article 4 of the APA, including, without limitation, the Termination Fee and the Expense Reimbursement provisions of Sections 4.6(c) and 4.6(d) of the APA, are hereby approved and shall be binding upon the Debtors.  The Termination Fee and the Expense Reimbursement shall be paid by the Debtors, pursuant to the terms and conditions of the APA, without any further approval or order of this Court, immediately upon the closing of a Competing Transaction, provided, however, that the foregoing shall not preclude payment of the Expense Reimbursement pursuant to the terms and conditions of Section 4.6(c) of the APA.  The Proposed Buyer shall not waive the right to payment of the Termination Fee or the Expense Reimbursement by bidding or rebidding at the Auction.  The Termination Fee and the Expense Reimbursement shall constitute administrative expense claims pursuant to Bankruptcy Code Section 503(b); and it is further

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ORDERED that the form of the Auction and Hearing Notice is hereby approved in all respects, and the Debtors are authorized to cause the Auction and Hearing Notice to be served in the manner specified in the Bidding Procedures no later than 5 business days following the entry of this Order.  Such service and the other means of service as described in the Motion shall be deemed due, timely, good, and sufficient notice of the entry of this Order, the Auction, the Sale Motion, the Sale Hearing, the Bidding Procedures, the proposed Sale Order, the proposed assumption and assignment of the Purchased Contracts and Purchased Leases, the proposed rejection of the Rejected Contracts, and all of the Transactions, and all proceedings to be held thereon and all relevant objection deadlines; and it is further

ORDERED that the Debtors are authorized, but not directed, to publish an abbreviated version of the Auction and Hearing Notice prior to the Auction in an appropriate publication or publications, to be determined by the Debtors, if they determine that such publication is in the best interests of their estates; and it is further

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ORDERED that all bids for the acquisition of the Purchased Assets must in writing, comply with the Bidding Procedures, and be received by (1) BMO Capital Markets Corp., 115 South LaSalle Street, 35th Floor, Chicago, Illinois 60603, Attn:  Mr. Scott W. Humphrey, Executive Managing Director and Head of U.S. M&A, (2) Lieutenant Island, 5 Leonard Road, Bronxville, New York 10708, Attn.:  Mr. Richard Thaler, and (3) the CRO, c/o PMCM, LLC, 110 Chadds Ford Commons, Chadds Ford, Pennsylvania 19317, Attn.:  Mr. Mitchell Arden and Mr. Vincent Colistra, with a copy to (a) co-counsel to the Debtors, (i) Cahill Gordon & Reindel llp, Eighty Pine Street, New York, New York 10112-2200, Attn: Joel H. Levitin, Esq., and (ii) Elliott Greenleaf, 1105 North Market Street, Suite 1700, Wilmington, Delaware 19801, Attn.: Rafael X. Zahralddin, Esq.; (b) the Office of the United States Trustee for the District of Delaware, 844 King Street, Room 2207, Wilmington, Delaware 19801, Attn.: David Buchbinder, Esq.; (c) counsel to the agent for the Debtors’ primary pre-petition secured lenders, (i) Reed Smith LLP, 1201 Market Street, Suite 1500, Wilmington, Delaware 19801, Attn.: Mark W. Eckard, Esq., and (ii) Reed Smith LLP, One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103-7301, Attn.: Claudia Z. Springer, Esq. and Scott M. Esterbrook, Esq.; (d) [proposed] counsel to the Creditors Committee, (i) Duane Morris LLP, 1100 North Market Street, Suite 1200, Wilmington, Delaware 19801, Attn.:  Richard W. Riley, Esq. and Sommer L. Ross, Esq., (ii) Duane Morris LLP, 1540 Broadway, New York, New York 10036-4086, Attn.:  Gerard S. Catalanello, Esq. and James J. Vincequerra, Esq., (iii) Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania 19103-4196, Attn.:  Lawrence J. Kotler, Esq., and (e) co-counsel to the Proposed Buyer, (i) Hogan & Hartson LLP, 875 Third Avenue, New York, NY 10022, Attn.: Ira S. Greene, Esq. and Scott A. Golden, Esq., and (ii) Potter Anderson & Corroon LLP, 1313 North Market Street, Wilmington, Delaware 19899, Attn.: Steven M. Yoder, Esq., no later than 12:00 noon (prevailing Eastern Time) on June 16, 2010 (the “Bidding Deadline”); and it is further

ORDERED that each Initial Competing Bid must not contain any contingencies to closing that are not also set forth in Article IX of the APA, including, without limitation, any contingencies for financing, diligence, board approval, or similar contingencies or conditions; and it is further

ORDERED that the Debtors have the right to reject any and all Competing Bids at their discretion in the exercise of their business judgment; and it is further

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ORDERED that the form of the APA substantially attached as Exhibit A to the Sale Motion is approved and shall be the form of any such agreement utilized in connection with the Sale of the Purchased Assets and all other Transactions in connection therewith; and it is further

ORDERED that the Sale shall be on an “as is, where is” basis and without representations or warranties of any kind, nature, or description by the Debtors, their agents, or their estates, except to the extent expressly set forth in the APA with the Proposed Buyer or the Winning Competing Bidder, as the case may be; and it is further

ORDERED that if, in addition to the Qualified Bid of the Proposed Buyer as embodied in the APA, one or more Qualified Bids are received by the Bidding Deadline (a “Competing Bid”), the Auction will be conducted at the offices of Cahill Gordon & Reindel llp, Eighty Pine Street, New York, New York 10005-1702, or at another location as may be timely disclosed by the Debtors to the Qualified Bidders, on or about 9:30 a.m. (prevailing Eastern Time) on June 23, 2010 (the “Auction Date”).  If, however, (i) the only Qualified Bid the Debtors have received by the Bidding Deadline (unless the Debtors have extended such deadline in accordance with the terms of the Bidding Procedures) is the Proposed Buyer’s Qualified Bid as set forth in the APA, then the Auction will not be held, and the Proposed Buyer shall be deemed the Winning Bidder, and the Debtors will be authorized to seek approval thereof at the Sale Hearing; and it is further

ORDERED that the Debtors may, in their discretion, consider bids for the Excluded Developments and may in their discretion seek this Court’s authorization to consummate a sale thereof free and clear of all Liens at the Sale Hearing; and it is further

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ORDERED that to the extent that the Initial Bid of the Proposed Buyer as embodied in the APA is not the Winning Competing Bid at any Auction, the Debtors are authorized to file with this Court and serve a supplement (the “Supplement”), as promptly as is reasonably practicable prior to the Sale Hearing, that will inform this Court of the results of the Auction, the Winning Competing Bid(s), and the Second Place Bid(s).  The Supplement would identify, among other things, (a) the Winning Competing Bidder as the proposed purchaser(s) of the Purchased Assets, (b) the consideration to be paid by such purchaser(s) for the Purchased Assets, and (c) any executory contracts and unexpired leases to be assumed and assigned to the purchaser(s) in connection with the Sale (to the extent different from the Assigned Agreements proposed to be assumed and assigned to the Proposed Buyer under the APA).  In addition, the Debtors would attach to the Supplement, as exhibits, (a) any revised proposed order approving the Sale and (b) copies of the asset purchase agreement(s) entered into by the Debtors and the Winning Competing Bidder(s), and (c) the Winning Competing Bidder’s Adequate Assurance Package; and it is further

ORDERED that the Debtors have the right to (a) amend and/or impose additional terms and/or conditions at or prior to the Auction (other than the requirements for a Qualified Bid set forth in the Bidding Procedures and the right of the Proposed Buyer to make a revised higher or better offer at any time during the Auction) that they believe will better promote the goals of the Auction and be in the best interests of their estates, and do not otherwise conflict with the terms and requirements set forth in the APA and (b) subject to the terms of the APA, extend the deadlines set forth in the Bidding Procedures and/or adjourn the Auction at the Auction and/or the Sale Hearing in open court or on this Court’s calendar on the date scheduled for said hearing without further notice to creditors or parties-in-interest; and it is further

10

ORDERED that each Competing Bid must fully disclose the identity of all other entities, if any, which shall be acquiring directly or indirectly after the Closing, a portion of the Purchased Assets under or in connection with a Bid that has been submitted.  Each Competing Bidder is required to confirm that it has not engaged in any collusion with respect to the bidding or the proposed Sale, except that different parties may (with the Debtors’ permission, at their discretion following a request therefor by the potential joint bidders upon full notification of the entities involved) combine Bids into a joint bid; and it is further

ORDERED that all Bids submitted on or prior to the Bidding Deadline, as may be modified by a Bidder at the Auction, shall remain open and irrevocable until the Sale Hearing; provided, however, that the Winning Competing Bid and the Second Place Bid shall be deemed to remain open and irrevocable until the actual closing of the transaction that is the subject of such Bid (subject to the terms and conditions of the APA with respect to the Proposed Buyer).  Acceptance of a Qualified Bid shall, in all respects, be subject to entry of an order by this Court that, among other things, authorizes the Debtors to consummate a sale to the Winning Competing Bidder.  Following the Sale Hearing, if the Proposed Buyer or any Winning Competing Bidder (as the case may be) fails to consummate an approved sale because of a breach or failure to perform on its part, the next highest or otherwise best Qualified Bid, as disclosed at the Auction (the “Second Place Bid”), shall be deemed to be the Winning Competing Bid, and the Debtors shall be authorized, but not required (except if the Second Place Bid is made by the Proposed Buyer), to consummate the Sale with the Qualified Bidder submitting such Second Place Bid (i) without the need for further notice or order of this Court and (ii) without prejudice to the Debtors’ right to seek all available damages from the defaulting bidder (be it the Proposed Buyer or the Winning Competing Bidder at the Auction, including the party that makes the Second Place Bid, as the case may be); and it is further

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ORDERED that the Debtors are authorized to cause the Section 365 Notice to be filed with this Court and served in the manner set forth in the Bidding Procedures no later than 10 days following the entry of this Order; and it is further

ORDERED that the Sale Hearing shall be held at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 6th Floor, Courtroom #2, Wilmington, Delaware 19801, on or about June 24, 2010 at __:__ _.m. (prevailing Eastern Time), or as soon thereafter as counsel may be heard (the “Sale Hearing Date”); and it is further

ORDERED that, except as otherwise set forth herein, objections, if any, to the remaining relief sought in the Sale Motion must be in writing, stating with particularity the grounds for such objections or other statements of position, comply with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and be filed and served so as to be actually received by co-counsel to the Debtors, counsel to the Agent, the United States Trustee, co-counsel to the Proposed Buyer, and [proposed] counsel to the Creditors Committee, so that they are actually received by 4:00 p.m. (prevailing Eastern Time) on the date that is 7 days prior to the Sale Hearing Date; and it is further

ORDERED that objections, if any, to the information contained in the Supplement must be in writing, comply with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and be filed and served so as to be actually received by co-counsel to the Debtors, counsel to the Agent, the United States Trustee, and [proposed] counsel to the Creditors Committee, so that they are actually received by noon on the date that is one day prior to the Sale Hearing Date; and it is further

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ORDERED that the procedures set forth in the Sale Motion for the assumption and assignment of contracts and leases, or the rejection thereof, are hereby approved; and its is further

ORDERED that upon written request to the Debtors’ counsel by a party to a contract or lease proposed to be assumed and assigned to the Proposed Buyer or the Winning Competing Bidder, as applicable, the Debtors will provide to such party evidence of the ability of the Proposed Buyer or the Winning Competing Bidder, as applicable, to provide adequate assurance of future performance under such contract or lease; and it is further

ORDERED that objections, if any, that relate to (i) the proposed assumption and assignment of an Assigned Agreement (including, but not limited to, any objections relating to the validity of the Proposed Cure Amount as determined by the Debtors or otherwise to assert that any amounts, defaults, conditions, or pecuniary losses must be cured or satisfied under any of the assigned executory contracts or unexpired leases, not including accrued but not yet due obligations, in order for such contract to be assumed and/or assigned) or (ii) the rejection of a Rejected Contract, as applicable (a “Section 365 Objection”) must be in writing, comply with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, state the basis of such objection with specificity, including, without limitation, the cure amount alleged by such counterparty (if applicable), and include contact information for such counterparty, and be filed and served so as to be actually received by co-counsel to the Debtors, counsel to the Agent, the United States Trustee, co-counsel to the Proposed Buyer, and [proposed] counsel to the Creditors Committee, so that they are actually received by 4:00 p.m. (prevailing Eastern Time) on the date that is 10 days prior to the Sale Hearing Date, or in the case of Additional Contracts, within 10 days after receipt of a Section 365 Notice with respect thereto (as applicable, the “Section 365 Objection Deadline”).; and it is further

13

ORDERED that, unless a Section 365 Objection is filed and served by a party to (a) an Assigned Agreement or a party interested in an Assigned Agreement or (b) a Rejected Contract, as applicable, by the Section 365 Objection Deadline, all interested parties that have received actual or constructive notice thereof shall be deemed to have waived and released any right to assert a Section 365 Objection and to have otherwise consented to either (i) the assignment of the applicable Assigned Agreement and shall be forever barred and estopped from asserting or claiming against the Debtors, the Purchased Assets, the Proposed Buyer, or the Winning Competing Bidder (as the case may be), or any other assignee of the applicable Assigned Agreement, that any additional amounts are due or defaults exist, or conditions to assignment must be satisfied, under such Assigned Agreement for the period prior to the Sale Hearing Date, or (ii) the rejection of a Rejected Contract, as applicable; and it is further

ORDERED that hearings with respect to any Section 365 Objections may be held (a) at the Sale Hearing or (b) at such other date as this Court may designate, provided that if the applicable Assigned Agreement is assumed and assigned by order of this Court, the cure amount shall be paid in accordance with the terms of the APA or, if the Winning Bidder is a party other than the Proposed Buyer, as this Court may direct pending further order of this Court; and it is further

ORDERED that a properly filed and served Section 365 Objection shall not constitute an objection to the remaining relief generally requested in the Motion; and it is further

14

ORDERED that to the extent this Order is inconsistent with any prior order or pleading with respect to the Sale Motion in the Bankruptcy Cases, the terms of this Order shall govern; and it is further

ORDERED that notwithstanding Bankruptcy Rules 6004, 6006, 7062, 9014, or otherwise, the terms and conditions of this Order shall be effective and enforceable immediately upon entry and its provisions shall be self-executing; and it is further

ORDERED that all time periods set forth in this Order shall be calculated in accordance with Bankruptcy Rule 9006(a); and it is further

ORDERED that this Court shall retain jurisdiction with respect to all matters arising from or related to the implementation of this Order, including to resolve any dispute relating to the interpretation of the terms and conditions of the APA and this Order.

Dated: ______________________, 2010 Wilmington, Delaware

HONORABLE PETER J. WALSH UNITED STATES BANKRUPTCY JUDGE

15

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

	)	Chapter 11
In re:	)
	)	Case No. 10-10684 (PJW)
ORLEANS HOMEBUILDERS, INC., et al.,[1]	)
	)	Jointly Administered
Debtors.	)
	)	Obj. Deadline: April 27, 2010 at 4:00 p.m.
	)	Hearing Date: May 4, 2010 at 10:30 a.m.

MOTION OF THE DEBTORS FOR ORDERS (A)(I) APPROVING SALE PROCEDURES AND BIDDING PROTECTIONS TO BE EMPLOYED IN CONNECTION WITH THE PROPOSED SALE OF SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS, (II) SCHEDULING AN AUCTION AND HEARING TO CONSIDER APPROVAL OF THE SALE OF SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS, AND (III) APPROVING NOTICE OF THE RESPECTIVE DATES, TIMES, AND PLACES FOR AUCTION AND FOR HEARING ON APPROVAL OF (1) SALE OF SUBSTANTIALLY ALL ASSETS, AND (2) ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; AND (B)(I) AUTHORIZING AND APPROVING AN ASSET PURCHASE AGREEMENT WITH NVR, INC., OR SUCH OTHER PURCHASER(S) PROVIDING HIGHER OR OTHERWISE BETTER OFFER(S); (II) AUTHORIZING THE SALE OF SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS, FREE AND CLEAR OF ALL LIENS, CLAIMS, ENCUMBRANCES, AND OTHER INTERESTS; (III) AUTHORIZING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND THE REJECTION OF OTHER EXECUTORY CONTRACTS; (IV) AUTHORIZING THE DEBTORS TO CONSUMMATE ALL TRANSACTIONS RELATED TO THE ABOVE; AND (V) GRANTING OTHER RELIEF

[1]
The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number, are: Orleans Homebuilders, Inc. (4323), Brookshire Estates, L.P. (8725), Community Management Services Group, Inc. (6620), Greenwood Financial Inc. (7510), Masterpiece Homes, LLC (1971), OHB Homes, Inc. (0973), OHI Financing, Inc. (6591), OHI PA GP, LLC (2675), OPCNC, LLC (8853), Orleans Arizona Realty, LLC (9174), Orleans Arizona, Inc. (2640), Orleans at Bordentown, LLC (4968), Orleans at Cooks Bridge, LLC (4185), Orleans at Covington Manor, LLC (9891), Orleans at Crofton Chase, LLC (8809), Orleans at East Greenwich, LLC (9814), Orleans at Elk Township, LLC (6891), Orleans at Evesham, LLC (7244), Orleans at Falls, LP (2735), Orleans at Hamilton, LLC (9679), Orleans at Harrison, LLC (4155), Orleans at Hidden Creek, LLC (3301), Orleans at Jennings Mill, LLC (4693), Orleans at Lambertville, LLC (0615), Orleans at Limerick, LP (7791), Orleans at Lower Salford, LP (9523), Orleans at Lyons Gate, LLC (2857), Orleans at Mansfield LLC (1498), Orleans at Maple Glen LLC (7797), Orleans at Meadow Glen, LLC (4966), Orleans at Millstone River Preserve, LLC (8810), Orleans at Millstone, LLC (8063), Orleans at Moorestown, LLC (9250), Orleans at Tabernacle, LLC (9927), Orleans at Thornbury, L.P. (4291), Orleans at Upper Freehold, LLC (3225), Orleans at Upper Saucon, L.P. (3715), Orleans at Upper Uwchlan, LP (8394), Orleans at Wallkill, LLC (2875), Orleans at West Bradford, LP (4161), Orleans at West Vincent, LP (9557), Orleans at Westampton Woods, LLC (8095), Orleans at Windsor Square, LP (9481), Orleans at Woolwich, LLC (9215), Orleans at Wrightstown, LP (9701), Orleans Construction Corp. (0893), Orleans Corporation (8770), Orleans Corporation Of New Jersey (5325), Orleans DK, LLC (5308), Orleans RHIL, LP (1938), Parker & Lancaster Corporation (1707), Parker & Orleans Homebuilders, Inc. (5269), Parker Lancaster, Tidewater, L.L.C. (7432), Realen Homes, L.P. (8293), RHGP LLC (8197), Sharp Road Farms Inc. (1871), Stock Grange, LP (4027) and Wheatley Meadows Associates (5459).

The above-captioned debtors and debtors-in-possession (collectively, the “Debtors”), by and through their undersigned co-counsel, submit this motion (the “Motion”) for entry of orders (A)(I) approving the proposed sale procedures and bidding protections to be employed in connection with the proposed sale (the “Sale”) of substantially all of the Debtors’ assets (collectively, the “Purchased Assets”),2 (II) scheduling an auction (the “Auction”) and a hearing (the “Sale Hearing”) to consider approval of (i) the Sale, (ii) the assumption and assignment of certain executory contracts and unexpired leases in connection with the Sale and the rejection of other such executory contracts and unexpired leases, and (iii) other related relief, and (III) approving the proposed notice of the respective dates, times, and places for the Auction and for the Sale Hearing, as well as the deadline for objecting to the proposed Sale and all related relief (the relief requested in such items (A)(I) through (III) is collectively referred to herein as the “Initial Relief”); and (B)(I) authorizing and approving a proposed asset purchase agreement with NVR, Inc. (the “Proposed Buyer”), or such other purchaser(s) providing a higher or otherwise better offer for the Purchased Assets, as approved by this Court at the Sale Hearing; (II) authorizing the Sale free and clear of all liens, claims, encumbrances, and other interests (other than the Permitted Liens); (III) authorizing the assumption and assignment of certain executory contracts and unexpired leases in connection with the Sale and the rejection of other executory contracts and unexpired leases; (IV) authorizing the Debtors to consummate all transactions related to the above; and (V) granting other relief; and in support thereof, respectfully state as follows:

[2]	The Debtors note that the Sellers under the APA include the Debtors and certain non-debtor parties, OHI PA, LLC and OHI NJ, LLC.

SUMMARY OF MOTION

1.           As described further below, as a result of the country’s prolonged and severe recession, which has particularly affected the homebuilding industry, the Debtors have faced severe liquidity shortages and other operational challenges for more than a year.  These difficulties have impaired their ability to operate normally, creating uncertainty amongst potential homebuyers and the Debtors’ major vendors and suppliers.  They also led to events of default under their Senior Secured Credit Agreement (as defined below) and caused the Debtors to miss certain scheduled payments under their junior subordinated notes.

2.           In light of these concerns and the resultant need to achieve new funding, the Debtors and their advisors explored various potential restructuring alternatives, with respect to both their existing debt and their operations.

3.           Specifically, in an attempt to alleviate their liquidity constraints, the Debtors engaged in negotiations over several months with the lenders under the Senior Secured Credit Agreement (the “Senior Secured Lenders”), in the hope of entering into an amended and restated credit facility or some other permanent modification of, or accommodation under, that agreement.  Despite these efforts, and the Senior Secured Lenders’ consenting to various waivers and amendments to the agreement, the Debtors were unable achieve any such long-term restructuring.  As a result, the Senior Secured Credit Agreement matured according to its terms.  The Debtors were also otherwise unable to obtain any significant new capital, in the form of either new loans or equity infusions.

4.           As an alternative means of alleviating their liquidity and operational constraints, the Debtors also began to market their business and their assets several months prior to the commencement of these Chapter 11 cases.  In December of 2008, they retained BMO Capital Markets Corp. (“BMOCM”) as their M&A advisors, and Lieutenant Island Partners LLC (“Lieutenant Island”) as a consultant and financial advisor.3  Prior to and after the Petition Date, the Debtors and their advisors have contacted approximately 138 potential investors and/or acquirers in connection with these efforts, 22 of which have signed non-disclosure agreements and already started due diligence.  The Debtors had also entered into a non-binding letter of intent with a third party (that is not the Proposed Buyer) prior to the Petition Date, with respect to a potential acquisition that could have occurred either in or out of bankruptcy.

[3]
Specifically, the Debtors retained BMOCM pursuant to the terms of an engagement letter, dated December 4, 2008, that was subsequently amended on by an agreement dated August 25, 2009, and then further amended by letter agreements, dated February 26, 2010, and March 24, 2010.  The Debtors retained Lieutenant Island pursuant to a letter agreement dated December 5, 2008.  The Debtors have also engaged FTI Consulting, Inc., as their financial advisor since August of 2009.  On the Petition Date, the Debtors filed applications to retain BMOCM, FTI, and Lieutenant Island, which were approved by the Bankruptcy Court (as modified) at a hearing on April 6, 2010.

5.           However, the Debtors were not able to reach an agreement with that third party, or any other buyer willing to acquire their assets outside of a “free and clear” bankruptcy sale, prior to the maturation of the Senior Secured Credit Agreement, and the Senior Secured Lenders did not provide the required unanimous consent to a further extension thereof.  Accordingly, the Debtors and the Senior Secured Lenders determined that filing for Chapter 11 relief and pursuing a sale under Bankruptcy Code Section 363 would be the optimal course of action to maximize value and provide a long-term solution for the Debtors’ circumstances.

6.           The Debtors commenced these cases (the “Bankruptcy Cases”) on March 1, 2010 (the “Petition Date”).  On or about March 4, 2010, in order to satisfy one of the conditions precedent to funding under their debtor-in-possession credit facility, the Debtors selected Mr. Mitchell Arden of PMCM, LLC (“PMCM”) to serve as their Chief Restructuring Officer (the “CRO”).  The CRO has since taken control of the Debtors’ business operations, as well as their efforts to complete a sale or other disposition of all or substantially all of their assets.4

[4]
The Debtors filed an application on March 10, 2010, authorizing their entry into an engagement letter with PMCM and the appointment of the CRO, nunc pro tunc to March 4.  That application was approved by the Bankruptcy Court following a hearing on April 6, 2010.

7.           The Debtors continued their marketing efforts after the Petition Date.  After further negotiations with the party who signed the pre-petition letter of intent as well as the Proposed Buyer,5 they have now accepted an offer from, and entered into an Asset Purchase Agreement, dated as of April 13, 2010 with, the Proposed Buyer (including all exhibits and attachments thereto, and as the same may be amended or supplemented from time to time, the “APA,” a copy of which is attached hereto as Exhibit A).6  As described further below, pursuant to the APA, the Proposed Buyer has agreed to buy the Purchased Assets, subject to higher and better offers to be solicited prior to and at the Auction and subject to the approval of the Bankruptcy Court, among other terms and conditions, for a base purchase price of $170,000,000 in cash (subject to certain post-closing adjustments, including a reduction for the aggregate amount of all Sellers’ Assumed Cure Amounts (as defined below)), plus the assumption of certain liabilities, including liabilities relating to amounts outstanding under the contracts and leases to be assumed and assigned in connection with the sale.

8.           As more fully set forth below, the Debtors have determined that, under their present circumstances, pursuing the Sale to the Proposed Buyer, subject to higher and better offers and otherwise under the terms and conditions proposed herein, represents the best opportunity to address their liquidity and operational problems and to maximize the value of the Debtors’ estates for the benefit of their creditors and all other parties-in-interest.  Accordingly, by this Motion, the Debtors request that the Bankruptcy Court schedule a hearing (the “Bidding Procedures Hearing”) to be conducted at the Debtors’ next-scheduled omnibus hearing date (May 4, 2010, which is approximately 21 days following the date hereof), to consider the approval of the Initial Relief, which includes approval of (i) the Bidding Protections (as defined below) for the proposed Buyer and setting a deadline, requirements, and Bidding Procedures (as defined below) for interested parties to submit competing bids for the purchase of the Purchased Assets, and (ii) the form and manner of notice of the Bidding Procedures Hearing.

[5]
The Debtors note that although the Proposed Buyer is not the same party that signed the pre-petition non-binding letter of intent, they hope to continue to engage that party in the ongoing bidding process, in accordance with the Bidding Procedures (as defined below).

[6]	All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the APA.

9.           The Debtors further request that the Bankruptcy Court approve the Sale to the Proposed Buyer or to such other party or parties who submit a higher or otherwise better offer(s) for the Purchased Assets at the Auction, free and clear of all Liens and Liabilities (other than the Permitted Liens and the Assumed Liabilities), and the assumption and assignment of certain executory contracts and unexpired leases in connection with the Sale and the rejection of other executory contracts and unexpired leases, among other related relief in connection with consummating all of the transactions related to the above.  The relief set forth in this paragraph would not be addressed at the Bidding Procedures Hearing, but at the Sale Hearing, which the Debtors hereby request be scheduled for on or about June 24, 2010.

BACKGROUND

The Bankruptcy Cases, Jurisdiction, And Venue

10.         On the Petition Date, each of the Debtors filed with the Bankruptcy Court separate, voluntary petitions for relief under Chapter 11 of the Bankruptcy Code, and on March 3, 2010, the Bankruptcy Court entered an order approving the joint administration of the Bankruptcy Cases.

11.         The Debtors continue to manage their properties and operate their business as debtors-in-possession pursuant to Bankruptcy Code Sections 1107 and 1108.  No trustee or examiner has been appointed in the Bankruptcy Cases.

12.         On March 11, 2010, the Office of the United States Trustee appointed the members of the official committee of unsecured creditors in the Bankruptcy Cases (the “Creditors Committee”).

The Debtors and their Business7
13.         The Debtors build, develop, market, and sell single-family homes, townhouses, and condominiums to various segments of the homebuyer market.  The Debtors also regularly purchase land and finished lots for development, improve land to be ready for home construction, obtain land entitlements, and invest in joint venture projects with other homebuilders.

14.         The Debtors pride themselves on building high-quality and affordable homes, using a combination of production-style construction techniques and a design center customization marketing approach.  Indeed, they have won various awards, including JD Power and Associates awards for home quality and designs in various divisions, and top rankings for being one of the fastest growing homebuilders from Builder magazine, one of the largest homebuilders from Big Builder magazine, and best homebuilder companies to work for from Professional Builder magazine, as well as various other product design and community of the year awards in various divisions from similar publications and homebuilding trade groups.

15.         The Debtors have developments or projects in the following regions (each a “Region,” and collectively, the “Regions”):  (a) the North (including southeastern Pennsylvania, central and southern New Jersey, and Orange County, New York); (b) the South (including Charlotte, Raleigh, and Greensboro, North Carolina, including adjacent counties in South Carolina, and Richmond and Tidewater, Virginia); (c) the Midwest (including Chicago, Illinois); and (d) Florida (including Orlando, Florida).  The Debtors’ operations in Pennsylvania and New Jersey date back more than 90 years, and they have operated in Florida on and off since 1970.  The Debtors have been in business in Virginia, North Carolina, and South Carolina since approximately 2000.  Over the years, the Debtors have acquired other homebuilders, including Masterpiece Homes (Florida), Parker Lancaster Corporation (North Carolina and Virginia), and Realen Homes (Illinois and Pennsylvania).

[7]
The description set forth herein is solely a summary of the Debtors, their corporate and capital structure, their operations, and the events leading to these Chapter 11 cases.  For more information, please review the Debtors’ public filings with the Securities and Exchange Commission, accessible at http://www.sec.gov and at http://www.orleanshomes.com, as well as pleadings previously filed with this Court.

16.         Most of the Debtors’ projects are “master-planned” residential communities where the Debtors purchase plots of land, obtain the necessary approvals, build several model homes and “spec” (constructed but unsold) homes, and then build additional “backlog” homes upon entering into sales contracts with homebuyers.  The Debtors typically act as a general contractor and employ subcontractors to construct homes and install site improvements.  The Debtors’ agreements with subcontractors typically provide for a fixed price for work performed and materials supplied.  The Debtors do not manufacture any of the materials or other items used in the development of their communities.

17.         The Debtors have various non-debtor direct and indirect subsidiaries (the “Non-Debtor Subsidiaries”)8 that, among other things, offer supplemental services to homebuyers, including real estate brokerage, title and closing, and mortgage broker services.  The Debtors provide administrative support for certain of the Non-Debtor Subsidiaries, including, for example, payroll and accounting services.

18.         For the six months ending December 31, 2009, the Debtors delivered 356 homes to homebuyers, generating approximately $132.7 million in revenue.  For the same period, the Debtors recorded net new orders for 369 homes in the amount of approximately $134.5 million.  As of December 31, 2009, the Debtors had approximately 589 homes in inventory, consisting of approximately 345 backlog units, 184 spec homes, and 60 owned model homes.

[8]
These entities have not filed Chapter 11 petitions:  Alambry Funding, Inc.; A. P. Orleans & Co.; A. P. Orleans, Incorporated (PA); A. P. Orleans, Incorporated (NJ); A. P. Orleans Real Estate Co., Inc.; Greenwood Orleans, Inc.; Lucy Financial, Inc.; Masterpiece Homes & Properties, Inc.; Meadows at Hyde Park, LLC; Moorefield Title Agency, L.C.; OAH Manager LLC; OHI NJ, LLC; OHI PA, LLC; OHI South Service Corp.; Orleans Abstract Member, LLC; Orleans Affordable Housing LP; Orleans Air LLC; Orleans Arizona Construction, LLC; Orleans at Aston, L.P.; Orleans at Dolington, L.P.; Orleans at Florence, LLC; Orleans at Horsham, LP; Orleans at Illinois, LLC; Orleans at Lower Makefield, LP; Orleans at Monroe, LLC; Orleans at South Brunswick, LLC; Orleans Homebuilders Trust; Orleans Management, LLC; Orleans RHPA, LLC; Orleans-Wheatley Meadows, LLC; P & L Realty, Inc.; Quaker Sewer, Inc.; and Radnor Carpentry Corporation.

Capital Structure

Background

19.         OHB, a Delaware corporation, is a public company listed on the American Stock Exchange under the symbol “OHB.”

20.         The Debtors’ Chairman, President, Chief Executive Officer, and majority shareholder is Jeffrey P. Orleans, the grandson of the Debtors’ founder, Alfred P. Orleans.

Senior Secured Credit Agreement

21.         On or about September 30, 2008, Greenwood Financial, Inc., and the rest of the Debtors entered into a second amended and restated revolving credit loan agreement (as amended and modified on or about January 28, 2009, February 11, 2009, August 3, 2009, August 13, 2009, September 30, 2009, October 30, 2009, December 18, 2009, and January 25, 2010 (as amended, the “Senior Secured Credit Agreement”)), with the Senior Secured Lenders, as lenders, and with Wachovia Bank, National Association, as administrative agent (the “Agent”).  The obligations under the Senior Secured Credit Agreement were guaranteed by Orleans Homebuilders, Inc. (“OHB”), and the maturity date of the Senior Secured Credit Agreement, originally December 20, 2009, was extended through February 12, 2010, under certain terms and conditions.  As of that date, the loan matured, and on February 17, 2010, the Agent sent the Debtors a Default and Reservation of Rights Letter.

22.         The Debtors’ obligations under the Senior Secured Credit Agreement are secured by senior, first-priority liens on, among other things, all real estate, income tax refunds, inter-company debt, certain cash deposits, certain equity interests, certain pineland development credits, and life insurance policies under the Debtors’ survivor benefit program.

Circumstances Leading to this Filing

23.         The homebuilding industry has experienced a significant and sustained downturn characterized by decreased demand for new homes, an oversupply of both new and resale home inventories (including homes under foreclosure), a decline in average selling prices, and aggressive competition among homebuilders.  The declining real estate market has negatively impacted homebuilders nationwide.

24.         The decreased demand for new homes has been exacerbated by the country’s ongoing credit crisis, which has made traditional mortgages more difficult to obtain and their terms and pricing more onerous, resulting in a challenging lending environment for most prospective homebuyers.

25.         As a result of these and other external factors, the Debtors’ consolidated revenue dropped from $987 million, for the fiscal year ended June 30, 2006, to $335 million, for the fiscal year ended June 30, 2009.  While the Debtors reacted appropriately to the changing market conditions, including reducing net debt by approximately $185 million (31%); reducing spec home units by 53%; reducing total lots by 59%, including exiting certain markets in Florida and Arizona and reducing land exposure in Illinois; and reducing staff headcount by 67%, enabling the Debtors to be cash flow positive or neutral in 10 of the last 12 quarters, the Debtors violated certain covenants contained in the Senior Secured Credit Agreement (which, as noted above, has now matured).

26.         The extended turmoil in the credit markets has also had an adverse impact on the Debtors’ continued access to needed financing.  Despite their significant efforts and extended negotiations with the Senior Secured Lenders, the Debtors, as noted above, were ultimately unable to obtain a maturity extension or structural modification to the Senior Secured Credit Agreement.

27.         Market conditions did not improve, and the Debtors concluded they did not have sufficient liquidity to continue operating normally outside of bankruptcy.

SUMMARY OF RELIEF REQUESTED

28.         Pursuant to Bankruptcy Code Sections 105, 363, and 365 and Bankruptcy Rules 2002, 6004, and 6006, the Debtors hereby seek entry of the following orders:

 (a)            an order, substantially in the form annexed hereto as Exhibit B (the “Bidding Procedures Order”) granting the Initial Relief, including, among other things:

(i)          authorizing and approving certain Bidding Protections and setting deadlines, requirements, and other procedures for the Sale and auction process (collectively, and as more fully set forth herein, the “Bidding Procedures”);

(ii)         scheduling (1) the Auction for the Purchased Assets to be held prior to the Sale Hearing and (2) the Sale Hearing;

(iii)        establishing the relevant objection deadlines; and

(iv)        approving the form and manner of notice of the Sale, the Auction, and the Sale Hearing, among other things; and

 (b)            an order, substantially in the form annexed hereto as Exhibit C (the “Sale Order”), among other things:

(i)         authorizing and approving the proposed APA by and between the Debtors, as sellers, and the Proposed Buyer or such other entity (or entities) submitting a higher or otherwise better offer(s), as purchaser(s), as approved by this Court at the Sale Hearing;

(ii)         authorizing and approving the Sale of the Purchased Assets pursuant to the APA to the Proposed Buyer or such other entity submitting a higher or otherwise better offer, free and clear of all liens, claims, encumbrances, and other interests other than the liabilities to be assumed by the Proposed Buyer and the Permitted Liens;

(iii)        authorizing and approving the assumption and assignment of some or all of the Debtors’ executory contracts and unexpired leases in connection with the Sale to the Proposed Buyer or such other entity submitting a higher or otherwise better offer (collectively, the “Assigned Agreements”), and the rejection of their remaining executory contracts and unexpired leases that would not be assumed and assigned in connection with the Sale; and

(iv)        granting other related relief.

THE PROPOSED SALE AND RELATED TRANSACTIONS

THE ASSET PURCHASE AGREEMENT9

A.          The Purchased Assets

29.         Pursuant to the terms of the APA, the Proposed Buyer would acquire the Purchased Assets, which, among other things, consist of the following assets of the Debtors (but excluding the Excluded Assets) as of the Closing:

 (i)             all real property (collectively, the “Real Property”) owned by the Debtors or any of them at any Individual Property, including the number of subdivided lots for each Individual Property set forth on Schedule 2.1(a) to the APA, together with all buildings, structures (surface and sub surface), improvements, and fixtures located thereon, whether completed or partially constructed, and all rights, privileges, and appurtenances pertaining thereto, including all of the Debtors’ right, title, and interest in and to all rights-of-way, open or proposed streets, alleys, easements, and strips or gores of land adjacent thereto, but excluding any building lots and buildings constructed thereon that are sold and conveyed by the Debtors to residential homebuyers in the ordinary course of business prior to the Closing (it being acknowledged that title to the JV Real Property is not held by the Sellers but, instead, by entities in which the Sellers have an ownership interest);10

 (ii)            all accounts receivable of the Debtors relating to or arising out of the Real Property or the other Purchased Assets (and excluding, for the avoidance of doubt, accounts receivable in respect of sales proceeds for real estate closings for building lots and buildings constructed thereon that are sold and conveyed by the Debtors to residential homebuyers in the ordinary course of business prior to Closing but for which the sale proceeds have not been received by the Debtors prior to Closing);

 (iii)            the Purchased Contracts and all rights of Debtors thereunder;

 (iv)            the Controlled Jobs (which constitute all of the assets identified on OHB’s balance sheet as “Inventory not owned – other financial interests,” “obligations related to inventory not owned – other financial interests,” and “Land deposits and costs of future land.”);

[9]
The following description of the terms of the APA is intended solely to provide a brief overview thereof, and to highlight those material terms and provisions required to be so pursuant to Local Bankruptcy Rule 6004-1.  Parties should refer to the APA for the complete and detailed terms thereof.  In the event of any inconsistencies between such summary and the APA, the latter shall govern.  In addition, all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the APA.

[10]
On a related note, one component of the APA’s definition of “Material Adverse Effect” is “the failure of one or more JV Entity to have good and marketable title to, or a valid leasehold interest in, the JV Real Property free and clear of all Liens other than Permitted Liens.”

(v)              the Purchased Leases and all rights of Debtors thereunder, together with all improvements, fixtures, and other appurtenances thereto and rights in respect thereof;

(vi)            all inventory, supplies, materials, and other personal property related to or used in connection with the Real Property or the other Purchased Assets, including any furniture, furnishings, fixtures, rugs, mats, carpeting, appliances, computers, televisions, other electronic equipment, plumbing fixtures, and other equipment located in any model homes included in the Real Estate;

(vii)            all of the Debtors’ right, title, and interest in and to all customer and other deposits (including earnest money deposits and security deposits and interests to escrows) held in segregated accounts and prepaid charges and expenses of the Debtors related to or used in connection with the Real Property or the other Purchased Assets;

(viii)           all rights of the Debtors under any warranties relating to improvements to the Real Property or other Purchased Assets;

(ix)             the right of the Debtors to any insurance proceeds and condemnation proceeds in respect of the Real Property, the other Purchased Assets, or the Assumed Liabilities;

(x)              all Intellectual Property owned and/or used by the Debtors in connection with the Purchased Assets;

(xi)             all Documents that are used, or held for use, in connection with the Real Property or the other Purchased Assets, but excluding any Documents primarily related to or are required to realize the benefits of any Excluded Asset; provided, however, that the Debtors shall have continued access to such Documents (or copies thereof) as are necessary or appropriate to administer the Bankruptcy Case;

(xii)            all Permits and pending applications for Permits used in, held for use in or intended to be used in connection with the Purchased Assets;

(xiii)           all rights of each Debtor under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with employees and agents of such Debtor or with third parties to the extent relating to the Real Property or the other Purchased Assets set forth in Section 2.1 of the APA, to the extent assignable;

(xiv)           all right, title, and interest of the Debtors in and to any homeowner associations or similar organizations (“HOAs”), including as “declarant” under the applicable HOA Documents;

(xv)            the Debtors’ interests in the JV Investors; and

(xvi)           all other assets that are used or held for use in connection with or related to the Purchased Assets listed on Schedule 2.1(p) to the APA.

See APA, Section 2.1.

30.         The Excluded Assets that the Proposed Buyer would not be acquiring in connection with the Sale include, among other things, all cash, cash equivalents, bank deposits, or similar cash items of the Debtors as of the Closing; all causes of action, including causes of action under Chapter 5 of the Bankruptcy Code, rights of indemnity, warranty, contribution, or reimbursement of any Debtor not related to or arising out of the Purchased Assets; all right, title, and interest in respect of the Excluded Developments, which are the communities referred to as Wildflower at Walkill, in Middletown, New York and Woodside Crossing, in Rock Tavern, New York (the “Excluded Developments”);11 all of the Debtors’ deposits or prepaid charges and expenses paid in connection with any Excluded Assets; any tax refund or tax receivable relating to any period prior to the Closing Date or not related to or arising out of the Purchased Assets; all of the Debtors’ rights under the APA and any other Sale Documents, and the consideration to be paid under the APA; all Contracts and Documents other than the Purchased Contracts and the Purchased Leases; and those assets, if any, set forth on Schedule 2.2(j) to the APA. See APA, Section 2.2.

B.          The Consideration to be Provided by the Proposed Buyer; the Good Faith Deposit

31.         The Proposed Buyer would provide consideration consisting of an amount equal to $170,000,000 (the “Base Purchase Price”), subject to certain post-closing or other adjustments relating to, among other things, environmental matters, title or survey matters affecting any Individual Property, or the amount of undrawn letters of credit and surety bonds relating to the Real Property to be transferred to the Proposed Buyer, and minus the aggregate amount of the Sellers’ Assumed Cure Amounts.  See APA, Section 3.1(a).12  The Base Purchase Price, as so adjusted in the manner provided in Section 3.1 of the APA, is hereinafter referred to as the “Purchase Price.”

[11]
As set forth below, the proposed Bidding Procedures provide that if a Competing Bidder submits a bid for the North Region, such party must indicate whether or not it is also seeking to acquire the Excluded Developments.  In connection with the Motion, the Debtors also seek authorization, in their discretion, to consider bids for just the Excluded Developments, which, as noted above, are not included in the Purchased Assets.  In the event the Debtors receive a bid for only the Excluded Developments that they would, in their discretion, consider acceptable and would not interfere with the sale of the Purchased Assets or the North Region (as applicable), the Debtors hereby request authorization to seek this Court’s approval at the Sale Hearing of such a sale of the Excluded Developments.

[12]
On the Closing Date, the Proposed Buyer will place 10% of the Purchase Price into escrow as the Holdback Amount, to account for potential post-Closing adjustments to the Purchase Price in favor of the Proposed Buyer.  The Holdback Amount may only be released to the Proposed Buyer in connection with the price adjustment mechanism provided in Section 3.2 of the APA or a reimbursement pursuant to Section 2.9 thereof, and if not otherwise so released, will be released to the Debtors on the later of (x) 60 days after the Closing and (y) the resolution of any dispute with respect to an adjustment.  See APA, Section 3.1(b)(ii).

32.         The Proposed Buyer has agreed to provide an earnest money deposit in the amount of $17 million, representing 10% of the Base Purchase Price.  It has already paid half of this amount to the Escrow Agent, and will pay the balance on or prior to the Bidding Deadline (as defined below).  See APA, Section 3.1(a).  The Deposit would be applied to the Purchase Price on the Closing Date.  Id. at Section 3.1(b).  Alternatively, if the APA is terminated as a result of, among other things, a termination of the APA due to a material or uncured breach by the Proposed Buyer of any representation, warranty, or covenant in the APA, or if the Proposed Buyer is unable to fulfill any conditions to their obligations under the APA as a result of a breach by the Proposed Buyer, then the Debtors would be entitled to keep the Deposit.  Id. at Section 4.6(e).

33.         In addition, the Proposed Buyer would assume the Assumed Liabilities, which include the Liabilities of the Debtors arising after the Closing Date under the Assumed Agreements, solely to the extent such Liabilities arise under these contracts and leases in accordance with the terms following the Closing; all Liabilities arising out of or in connection with the ownership or operation of the Purchased Assets following the Closing, including, in connection with the ownership of the interests in the JV Investors, the payment in the amount of $2,734,028 (together with any interest and penalties thereon) in connection with the Dolington JV Real Property; all Liabilities arising following the Closing under the HOA Documents; one-half of all Transfer Taxes due; the Assumed Cure Amounts;13 and all Liabilities for customer deposits related to the Real Property to the extent delivered to the Proposed Buyer or for which the Proposed Buyer receives a credit at Closing.  See APA, Section 2.3.

[13]
The APA defines the “Assumed Cure Amount” as, “with respect to each Purchased Lease or Purchased Contract, any amounts required to be paid pursuant to Section 365(b) of the Bankruptcy Code or otherwise in order to cure any defaults existing as of the date of assumption in respect of such Purchased Lease or Purchased Contract, as approved by the Bankruptcy Court (including, for the avoidance of doubt, the Sellers’ Assumed Cure Amounts).”  The “Sellers’ Assumed Cure Amounts” is in turn defined as “any Assumed Cure Amounts payable with respect to Sellers’ Assumed Cure Amounts Contracts.”  “Sellers’ Assumed Cure Amounts Contract” means “any contract for the sale of homes by Sellers to homebuyers and/or other Purchased Contracts or Purchased Leases, the assignment of which is required in order for the Sellers to perform their respective obligations to transfer to [the Proposed Buyer] at Closing title to the Real Property and interests in the JV Investors.”

34.         The Excluded Liabilities that the Proposed Buyer would not assume or otherwise become liable for, include, among other things, all Liabilities under or with respect to any Employee Benefit Plan; any Liability arising out or related to the Excluded Assets; any Liability under the WARN Act; any indebtedness for borrowed money or other interest bearing obligations; any damages or Liabilities arising out of or in connection with any litigation pending, or claims arising, against the Debtors or Affiliate thereof that is not otherwise an Assumed Liability; any Liabilities arising under environmental laws from facts, circumstances or conditions existing, initiated, or occurring on or prior to the Closing Date (including but not limited to administrative or civil fines or penalties for violations of environmental laws, or Remediation or response costs for contamination); any Liability arising out of or in connection with a violation of any Law by the Debtors, whether before or after the Closing, including any violations of Law relating to occupational safety and health or discrimination on the basis of age, race, creed, color, or disability, or any conduct prohibited by the Foreign Corrupt Practices Act of 1977; any employment agreements, retirement, or pension plans of the Debtors and post-retirement benefits of any type or nature, whether funded or unfunded; and any post-petition debt or administrative expense debt other than the Assumed Cure Amounts.  See APA, Section 2.4.

C.          Termination of the APA, Closing, and Other Deadlines

35.         Section 4.4 sets forth the instances in which the APA may be terminated.  Among other things, the parties may mutually agree to terminate the APA (see APA, Section 4.4(c)), and either the Debtors or the Proposed Buyer would be able to terminate the APA if (1) the Closing shall not have occurred by the close of business on the later of the later of (x) (i) with respect to any termination of the APA by the Proposed Buyer, the earlier of (x) July 15, 2010 or, if the Sale Order is entered after July 8, 2010, the date which is 5 Business Days after the Sale Order is entered, and (y) August 15, 2010; and (ii) with respect to any termination of the APA by the Debtors, August 31, 2010, and (y) in the event that any filings with respect to the transactions under the APA are made under the HSR Act or other Antitrust Laws, 5 Business Days after expiration or early termination of any applicable notice period under the HSR Act or such other Antitrust Laws (the “Outside Date”), provided, however, that if the Closing shall not have occurred on or before the Outside Date due to a material breach of any representations, warranties, covenants, or agreements contained in the APA, then the breaching party (or parties) may not terminate the APA based upon the passing of the Outside Date (id. at Section 4.4(b)); (2) a final nonappealable Order of a Governmental Body of competent jurisdiction is in effect that restrains the Transactions (id. at Section 4.4(h)); or (3) this Court entered an order approving a Competing Transaction (id. at Section 4.4(i)).

36.         The Proposed Buyer would also be able to terminate the APA if (1) the Court shall not have entered (i) the Bidding Procedures Order on or before the date that is 10 Business Days following the hearing at which the Bidding Procedures Order is considered, or (ii) the Sale Order on or before the date that is 10 Business Days following the hearing at which the Sale Order is considered, unless extended to a later date by mutual consent of the Debtors and the Proposed Buyer (id. at Section 4.4(a)); (2) on or prior to the Outside Date, any of the conditions to the obligations of the Proposed Buyer to close the Transactions shall have become incapable of fulfillment other than as a result of a breach by the Proposed Buyer, and such condition is not waived by the Proposed Buyer (id. at Section 4.4(d)); (3) if the Debtors shall be in breach of any representation or warranty, or any covenant or agreement which would result in a failure of a condition to Closing, which breach cannot be or has not been cured by the earlier of 30 days after the Proposed Buyer has provided notice thereof or the Outside Date (id. at Section 4.4(f)); or (4) the Debtors withdraw this Motion or announce or support any stand alone plan of reorganization or liquidation (id. at Section 4.4(j)).

37.         The Debtors would be able to terminate the APA upon generally comparable circumstances or similar uncured breaches by the Proposed Buyer.  Id. at Section 4.4(e), (g)

E.           Agreements with the Debtors’ Management

38.         As noted above, the APA provides that the Excluded Liabilities include any employment agreements, retirement, or pension plans of the Debtors, and post-retirement benefits.  See APA, Section 2.4(i).

39.         The Debtors are not presently aware of any specific agreements that the Proposed Buyer has discussed or entered into with the Debtors’ current management or key employees regarding compensation or future employment following the Sale.  However, the Debtors are hopeful that the Proposed Buyer may hire certain of the Debtors’ employees and/or current members of management.  The Debtors further anticipate that to the extent they are so hired, such individuals would likely be employed by the Proposed Buyer on generally the same terms and conditions as their current employment arrangements with the Debtors, and as such, the Debtors submit that such arrangements would be fair and reflect current market rates of compensation in the Debtors’ industry.

40.         Moreover, the fact that the Debtors’ advisors, BMOCM and Lieutenant Island, and the CRO, have all been deeply involved in structuring the Sale and the amount and terms of the consideration to be provided by the Proposed Buyer, combined with the fact that such proposed consideration has been and will further be put to a market test by virtue of any higher and better offers the Debtors may receive at the Auction, ensures the fairness of the Sale and the Transactions, regardless of whether any members of the Debtors’ current management or employees are ultimately employed by the Proposed Buyer following the consummation of the Sale.

F.           Use of Proceeds

41.         Ultimately, the resulting Sale proceeds received from the Proposed Buyer or such other party who submits the highest or otherwise best offer or offers at the conclusion of the Auction, will be utilized to satisfy the costs and expenses of administering the Bankruptcy Cases and distributed to the Debtors’ creditors and/or interest holders (pursuant to a plan of liquidation or otherwise in accordance with the Bankruptcy Code and any order of the Bankruptcy Court).  Neither the APA, nor the proposed Sale Order, dictates how the Debtors or their estates must utilize any of the Sale proceeds, other than to provide that all liens shall attach thereto to the same extent and priority as such liens attached to the Purchased Assets prior to the Closing.

G.          Record Retention

42.         As noted above, the Purchased Assets include all Documents that are used, or held for use, in connection with the Real Property.  See APA, Section 2.1(k).  However, excluded from the Documents the Debtors will be selling are any Documents primarily related to, or are required to realize the benefits of, any Excluded Assets.  Id.  In addition, the Excluded Assets include any Documents not transferred under Section 2.1 of the APA.  Id. at Section 2.2(g).

43.         Moreover, the APA expressly provides that the Debtors “shall have continued access to such Documents (or copies thereof) as are necessary or appropriate to administer” the Bankruptcy Cases.  Id. at Section 2.1(k).  In addition, the Proposed Buyer has covenanted that during the first 90 days following the Closing, upon reasonable advance notice, it will afford to the Debtors’ officers, independent public accountants, attorneys, lenders, consultants, and other representatives, reasonable access during normal business hours to the Purchased Assets and all records pertaining to the Purchased Assets.  Id. at Section 8.11(a).

44.         Also, the Proposed Buyer has agreed that it will, and will cause its Affiliates to, provide the Debtors and their authorized agents and representatives (including lenders) with “such access and administrative services as are reasonably necessary to permit [the Debtors] to wind down and liquidate their estates after Closing, including the administration of a plan of liquidation, reconciliation of claims, and making distributions, provided that the provision of such access and services shall not disrupt the conduct of the business of the [Proposed Buyer] and its Affiliates.”  Id. at Section 8.15.  Such services will include (a) reasonable access, during normal business hours upon reasonable advance notice, to any of the Proposed Buyer’s and its Affiliates’ personnel who have knowledge of the Purchased Assets, information technology systems (if the Proposed Buyer shall have acquired the Debtors’ information technology systems), and books and records relating to the Purchased Assets for periods prior to the Closing and (b) the use of office space and office support for employees of the Debtors and their authorized agents and representatives (including lenders) engaged in such wind-down and liquidation process, to the extent that the Proposed Buyer and its Affiliates have available office space.  Id.

45.         Accordingly, the Debtors submit that they will have reasonable access to their books and records after the Closing to enable them to administer the Bankruptcy Cases.

H.          Avoidance Actions

46.         As noted above, the APA does not contemplate the sale to the Proposed Buyer of potential avoidance actions under Chapter 5 of the Bankruptcy Code, or of any other cause of action, not related to or arising out of the Purchased Assets.  Instead, such causes of action fall within Excluded Assets under Section 2.2(f) of the APA that would remain property of the Debtors’ estates.  Similarly, in Section 8.11(b) of the APA, the Proposed Buyer has covenanted that it will “not pursue any avoidance actions or claims under chapter 5 of the Bankruptcy Code against all parties covered by avoidance actions that are Excluded Assets.”

I.           Requested Findings as to Successor Liability

47.         The proposed Sale Order contemplates certain findings as to successor liability.  See Sale Order, ¶¶ R, 7, and 35.  As set forth in additional detail herein, the Sale contemplates the transfer of the Purchased Assets free and clear of all claims and encumbrances other than the Permitted Liens.  As further set forth below, the Debtors submit that the proposed Sale transaction satisfies the applicable requirements of Bankruptcy Code Section 363(f) or otherwise for the sale being free and clear of such claims, including any claims relating to successor liability.  As such, the findings set forth in the Sale Order as to successor liability comply with applicable principles of sales free and clear of such claims pursuant to Bankruptcy Code Section 363(f) or otherwise.

J.           Relief Under Bankruptcy Rule 6004(h)

48.         For the reasons set forth herein, the Debtors request relief from the 14-day stay imposed by Bankruptcy Rule 6004(h).  Given the likelihood that the Purchased Assets would rapidly diminish in value if the proposed Sale is not timely consummated, and the Debtors’ ongoing liquidity problems would likely worsen if the Closing were unduly delayed, legitimate business reasons exist to justify the Bankruptcy Court’s approval of an order waiving the requirements of Bankruptcy Rule 6004(h).  To that end, as noted below, the DIP Term Sheet requires that the Sale close no later than July 5, 2010, and the APA provides that either party may terminate it if the Closing does not occur by the Outside Date.  See APA, Section 4.4(b).

K.          The Termination Fee and other Bidding Protections

49.         As noted above, since their retention in December of 2008, BMOCM and Lieutenant Island, and PMCM since their more recent involvement, have engaged in an extensive campaign to market the Purchased Assets and the Debtors’ business.  As of April 1, 2010, approximately 138 parties have been contacted, including 117 private equity/alternative asset fund managers and 21 strategic entities that participate in the United States homebuilding industry.  The Debtors distributed approximately 46 forms of non-disclosure agreements to date to these parties; 22 of the potential purchasers executed non-disclosure agreements, and 3 others are in the process of negotiating such agreements.  Following the execution of non-disclosure agreements satisfactory to the Debtors and their counsel, these potentially interested parties have been conducting due diligence with respect to the Purchased Assets, including touring many of the homebuilding developments and reviewing detailed documents in a virtual data room.  It is anticipated that additional parties will be contacted in the coming weeks and, if interested, those parties would execute non-disclosure agreements and commence their due diligence.  Notably, the Agent for the Senior Secured Lenders has generally been kept apprised of this process throughout.

50.         Ultimately, as discussed above, prior to the Petition Date, the Debtors executed a non-binding letter of intent relating to a potential sale with another large homebuilder (that is not NVR, Inc.).  However, the Debtors and such other party could not complete or agree upon the terms of any sale prior to the termination of the Senior Credit Facility on or about February 12, 2010.

51.         The Debtors and their advisors thereafter engaged in extensive further negotiations with both that party (including exchanging multiple drafts of a proposed asset purchase agreement), as well as the party that emerged as the Proposed Buyer.  Because the Proposed Buyer ultimately submitted a substantially higher offer than did the party to the pre-petition non-binding letter of intent, the Debtors elected to enter into the APA with the Proposed Buyer on or about March 31, 2010.

52.         As a result of this lengthy and already highly competitive bidding process to date, the Debtors believe that the bid of the Proposed Buyer as embodied in the APA (the “Initial Bid”) represents the highest and otherwise best offer so far received for the purchase of the Purchased Assets, and the Debtors believe that it is otherwise fair and reasonable and appropriate to proceed with under the circumstances.

53.         Nonetheless, the Debtors are hopeful that there may be other bidders willing to provide higher or otherwise better offers for the Purchased Assets, including the party with whom they entered into the pre-petition non-binding letter of intent.14  Thus, and as is customary with transactions of this nature, the Debtors have determined that it is in the best interests of their estates to subject and expose the Proposed Buyer’s offer to further competing bids (each, a “Competing Bid”) at the Auction pursuant to the Bidding Procedures set forth below.

54.         The Proposed Buyer has consented to participate in the Auction as the initial bidder or “stalking horse,” subject to certain terms and conditions.15  Such terms and conditions include certain provisions related to bidding protections (collectively, the “Bidding Protections”) in favor of the Proposed Buyer.  See APA, Section 4.6.  The Debtors believe that the Bidding Protections are appropriate under the circumstances, balancing (a) the Debtors’ interest in having a baseline minimum price, in order to ensure the highest and best net result for the Debtors’ estates with (b) protecting the substantial investment made and to be made by the Proposed Buyer in entering into the APA in terms of both time and money (including, without limitation, costs of due diligence, financing, and professional advisers).16

(a)           Payment of the Termination Fee and the Expense Reimbursement

[14]
In addition, another party, Traditions of America (which the Debtors understand is a builder of lifestyle communities for 55+ buyers), formally submitted to the Bankruptcy Court and the Debtors what it refers to as a “Letter of Interest.”

[15]
The APA provides that it “is subject to approval by the Bankruptcy Court and the consideration by [OHB] of higher or otherwise better competing bids for all or part of the Purchased Assets...  From the date hereof (and any prior time) and until the date of the entry of the Sale Order... [OHB] is permitted to cause its representatives and Affiliates to initiate contact with, solicit or encourage submission of or response to any inquiries, proposals, or offers by, any Person (in addition to [the Proposed Buyer] and its Affiliates, agents, and representatives) in connection with any Qualified Bid; provided, however, that any such contact, solicitation, or encouragement shall be undertaken solely in accordance with the terms of the Bidding Procedures Order.” See APA, Section 7.1(a).

[16]
The following description of the Bidding Procedures is intended to serve as a summary thereof, in accordance with the requirements of Local Bankruptcy Rule 6004-1(c) that such provisions be highlighted.  In the event of any inconsistencies between such summary and the Bidding Procedures set forth on Exhibit D hereto, the latter shall govern.

55.         In particular, the Debtors would pay the Proposed Buyer, within 5 Business Days of APA termination, the Expense Reimbursement17 in an amount not to exceed $1,000,000, in the event the APA were terminated as a result of, among other things:  the Sale Order’s not being entered within the time required in the APA (but only if terminated by the Proposed Buyer); the Closing not having occurred by the Outside Date; any of the conditions to the obligations of the Proposed Buyer to Closing shall have become incapable of fulfillment (but only if terminated by the Proposed Buyer by reason of the failure of the condition set forth in Section 9.1 or Section 9.3(b) of the APA to be satisfied); an uncured breach of the APA by the Debtors; the Court’s entering an order approving a Competing Transaction; or if the Debtors withdraw this Motion or file a stand-alone plan.  See APA, Section 4.6(c).

56.         In addition, if (i) the APA is terminated other than as a result of:  the mutual written consent of the parties; an uncured breach by the Proposed Buyer or a condition to the Debtors’ obligations to close shall have become incapable of fulfillment (unless the Proposed Buyer terminates the APA by reason of the failure of the condition set forth in Section 9.1 or Section 9.3(b) to be satisfied); a nonappealable governmental order being in effect that restrains or enjoins the consummation of the Transactions; or the Closing not having occurred by the Outside Date (but only if terminated by the Debtors), and (ii) within 12 months after such termination, the Debtors complete a Competing Transaction,18 the APA provides that at the closing of any such Competing Transaction, the Debtors will pay the Proposed Buyer (1) the Termination Fee, which represents 2% of the Base Purchase Price, plus (2) the Expense Reimbursement (reduced by the amount of any Expense Reimbursement previously paid to the Proposed Buyer under the APA).  See APA, Section 4.6(d).

[17]
The APA defines the “Expense Reimbursement” as $150,000 “(covering the [Proposed Buyer’s] internal management and personnel expenses incurred in pursuing the transactions contemplated hereby), plus (b) all actual documented out-of-pocket costs, fees and expenses incurred by [the Proposed Buyer] following the Petition Date in connection with (i) this Agreement, including the negotiation and documentation of this Agreement and the evaluation of the transactions contemplated hereby and/or (ii) any auction or hearings (including the filing of any pleadings or other documents in connection with such hearings) relating to this Agreement, the Bidding Procedures Order, the Sale Order or otherwise relating to the sale of any of the Purchased Assets or the Bankruptcy Case; provided, that the aggregate amount of the Expense Reimbursement shall in no event exceed” $1,000,000.”

[18]
The APA defines a “Competing Transaction” as one in which OHB and/or one or more of the Debtors “sell, transfer or otherwise dispose, directly or indirectly, including through an asset sale, stock sale, merger or other similar transaction, all or a material portion of the Purchased Assets or the homebuilding lots and real estate of the Parent and its subsidiaries located in any state other than New York acquired subsequently to the date hereof, in a transaction or series of transactions with one or more parties other than the” Proposed Buyer.  See APA, Section 4.6(d).

(b)           Other Bidding Protections:

57.         As described further below, the Debtors propose that the Bidding Procedures Order be required to contain a provision requiring that any Competing Bidder (as defined below) provide an earnest money deposit in the same percentage as the Proposed Buyer’s (i.e., 10% of the Competing Bidder’s proposed purchase price), and otherwise be on terms substantially similar to the terms of the Proposed Buyer’s deposit.

58.         Similarly, the Debtors request that such order set forth the minimum amount of any Initial Competing Bid (as defined below) to be at least $178,000,000.  Such minimum amount would consist of the Base Purchase Price set forth in the APA with the Proposed Buyer, plus $3,400,000 (representing the Termination Fee), $1,000,000 (representing the Expense Reimbursement), plus at least $3,600,000 (representing an initial minimum overbid).

59.         However, the Debtors also request authority to consider bids from multiple parties who individually have expressed an interest in acquiring fewer than all 4 of the Debtors’ main Regions of operations (North, South, Florida, and the Midwest), so long as when combined, such bids together would result in the acquisition of all of the Regions for an aggregate purchase price in excess of the Initial Competing Bid, and the assumption of all of the Assumed Liabilities by the various bidders as so combined (as applicable).  In that regard, the Debtors would request that in any bid for the North Region (separate from a bid for all of the Purchased Assets), such bidder indicate whether its bid also includes the Excluded Developments.  In addition, the Debtors would, in their discretion, consider bids at the Auction for just the Excluded Developments, to the extent they conclude that any sale thereof would not interfere with the Sale of the Proposed Assets or the North Region.

60.         The Debtors further request that the minimum incremental addition to any subsequent bids at the Auction for all of the Purchased Assets be at least $1,000,000.

61.         In addition, any party submitting an Initial Competing Bid would also be required to assume or pay at Closing substantially all of the Assumed Liabilities (or all of the liabilities with respect to the individual Region that is the subject of such Initial Competing Bid, to the extent it is for fewer than all 4 of the Regions).

L.           The Bidding Procedures

62.         In order to appropriately evaluate Competing Bids and ensure an orderly auction process that serves to maximize the value of the Purchased Assets, the Debtors submit that it is necessary to establish certain uniform sale and bidding procedures (including, without limitation, the Bidding Protections set forth above).  Exhibit D hereto sets forth the Debtors’ proposed Bidding Procedures in detail.

63.         Specifically, the Debtors propose that the Auction of the Purchased Assets be conducted generally on the following terms and conditions:

(a)
In the Auction and Hearing Notice (as defined and discussed below), the Debtors will invite all potential bidders to request a proposed confidentiality agreement from BMOCM, Lieutenant Island, and the CRO.  The Debtors’ advisors, on their own initiative, may also send a proposed confidentiality agreement to those parties who have not yet executed one but whom the Debtors and/or their advisors have identified as potentially being interested in making an offer to purchase the Purchased Assets and participating in the Auction.  All parties who timely execute and return a confidentiality agreement to BMOCM, Lieutenant Island, and the CRO and who provide, in the Debtors’ discretion, information demonstrating sufficient financial wherewithal to consummate a Sale, will be provided access to the due diligence materials the Debtors and their advisors have already prepared for this purpose.

(b)
Thereafter, the Debtors and their advisors will entertain any further reasonable requests for additional information and due diligence from any party who has so executed a confidentiality agreement and provided the required satisfactory evidence of financial wherewithal, and has also submitted a written non-binding expression of interest to the reasonable satisfaction of the Debtors and their advisors.  The Debtors, in their discretion, may deny any such requests for additional information, if, after taking into account, among other things, business factors, legal, regulatory, and other considerations, they determine that doing so would not be in the best interests of their estates and creditors or is otherwise contrary to the goals of the Auction and the Sale.

(c)
All bids for the acquisition of the Purchased Assets must be in writing, comply with the Bidding Procedures, and be received by (1) BMO Capital Markets Corp., 115 South LaSalle Street, 35th Floor, Chicago, Illinois 60603, Attn:  Mr. Scott W. Humphrey, Executive Managing Director and Head of U.S. M&A, (2) Lieutenant Island, 5 Leonard Road, Bronxville, New York 10708, Attn.:  Mr. Richard Thaler, and (3) the CRO, c/o PMCM, LLC, 110 Chadds Ford Commons, Chadds Ford, Pennsylvania 19317, Attn.:  Mr. Mitchell Arden and Mr. Vincent Colistra, with a copy to (a) co-counsel to the Debtors, (i) Cahill Gordon & Reindel llp, Eighty Pine Street, New York, New York 10112-2200, Attn: Joel H. Levitin, Esq., and (ii) Elliott Greenleaf, 1105 North Market Street, Suite 1700, Wilmington, Delaware 19801, Attn.:  Rafael X. Zahralddin, Esq.; (b) the Office of the United States Trustee for the District of Delaware, 844 King Street, Room 2207, Wilmington, Delaware 19801, Attn.: David Buchbinder, Esq.; (c) counsel to the Agent, (i), Reed Smith LLP, 1201 Market Street, Suite 1500, Wilmington, Delaware 19801, Attn.:  Mark W. Eckard, Esq., and (ii) Reed Smith LLP, One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103-7301, Attn.: Claudia Z. Springer, Esq. and Scott M. Esterbrook, Esq.; (d) proposed counsel to the Creditors Committee, (i) Duane Morris LLP, 1100 North Market Street, Suite 1200, Wilmington, Delaware 19801, Attn.:  Richard W. Riley, Esq. and Sommer L. Ross, Esq., (ii) Duane Morris LLP, 1540 Broadway, New York, New York 10036-4086, Attn.:  Gerard S. Catalanello, Esq. and James J. Vincequerra, Esq., (iii) Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania 19103-4196, Attn.:  Lawrence J. Kotler, Esq., and (e) co-counsel to the Proposed Buyer, (i) Hogan & Hartson LLP, 875 Third Avenue, New York, NY 10022, Attn.: Ira S. Greene, Esq. and Scott A. Golden, Esq., and (ii) Potter Anderson & Corroon LLP, 1313 North Market Street, Wilmington, Delaware 19899, Attn.: Steven M. Yoder, Esq., no later than 12:00 noon (prevailing Eastern Time) on June 16, 2010 (the “Bidding Deadline”), which will be scheduled pursuant to the Bidding Procedures Order.  The Debtors may, but shall in no way be obligated to, extend the Bidding Deadline with respect to one or more Qualified Bidders (as such term is defined below).

(d)
Any competing bidder (a “Competing Bidder”) shall, prior to the Bidding Deadline:  (a) provide financial statements or other evidence of financial wherewithal reasonably satisfactory to the Debtors, demonstrating its ability to perform and consummate the transaction described in its Bid (including, to the extent applicable, by providing an Adequate Assurance Package (as such term is defined below) and proof of such bidder’s ability to satisfy the balance of the proposed purchase price or to provide any other consideration to be given in connection with the Sale); (b) provide a bid letter including a statement that it is willing to proceed as a buyer on a basis substantially similar to that of the Proposed Buyer with respect to the Purchased Assets and/or the Region(s) that is the subject of the Bid (including with respect to the assumption of the Assumed Liabilities, or to the extent the Bid is for fewer than for all 4 of the Regions, such Assumed Liabilities as relate to the Region(s) in question), and include a binding, definitive, and irrevocable executed copy of the APA marked with interlineations indicating any modifications thereto required by the bidder (which agreement shall not contain the provisions set forth in Section 4.6 of the APA or otherwise entitle such bidder to a Termination Fee or Expense Reimbursement); (c) complete and execute a confidentiality agreement acceptable to the Debtors and their professionals; and (d) provide an earnest money deposit of equal to 10% of the purchase price set forth in its bid, upon submission of the Bid (the “Bid Deposit”).  The Debtors may request additional information from a Competing Bidder in order to evaluate the bidder’s ability to consummate a transaction and to fulfill its obligations in connection therewith, and such bidder will be obligated to provide such information as a precondition to participating further in the Auction.

(e)
The Bid Deposit shall be in the form of a wire transfer to the account of an escrow agent selected by the Debtors (the “Escrow Agent”), pursuant to instructions to be provided upon request.  The Bid Deposit, together with any interest earned thereon, shall be returned to any Bidder whose Bid is not accepted by the Debtors within 3 business days of the conclusion of the Sale Hearing, except that in the case of the party who submits the Second Place Bid (as such term is defined below), the Debtors reserve the right to retain such bidder’s Bid Deposit until 3 days after the Transactions with the Winning Competing Bidder has been consummated.  If the entity that makes the Winning Competing Bid (as such term is defined below) fails to consummate the purchase of the Purchased Assets, and such failure to consummate the purchase or purchases is the result of a breach by the Winning Competing Bidder, such bidder’s Bid Deposit shall be forfeited to the Debtors and the Debtors specifically reserve the right to seek all available damages from the defaulting bidder.

(f)
Except as otherwise set forth herein, any initial bid of a Competing Bidder (an “Initial Competing Bid”) made prior to the Bidding Deadline may (a) not be less than $178,000,000, consisting of the sum of the (i) Base Purchase Price, (ii) the sum of the Termination Fee in the amount of $3,400,000 plus the Expense Reimbursement in the amount of $1,000,000, and (iii) a minimum incremental overbid of at least $3,600,000, (b) provide that the bidder will assume or pay at Closing substantially all of the Assumed Liabilities (or all of the liabilities with respect to the individual Region(s) that is the subject of such Initial Competing Bid, to the extent it is for fewer than all 4 of the Regions, as discussed below), and (c) otherwise be on terms that are substantially similar to, or more favorable to the Debtors, than those set forth in the APA with the Proposed Buyer with respect to the Purchased Assets and/or the Region(s) that is the subject of the Bid.  Notwithstanding the foregoing, the Debtors may, in their discretion, consider joint or individual bids from parties who express an interest in acquiring fewer than all of the Debtors’ 4 main Regions (North, South, Florida, and the Midwest) so long as when combined, such bids together would result in the acquisition of all of the Regions for an aggregate purchase price in excess of the Initial Competing Bid, and all of the Assumed Liabilities would be assumed by the various bidders, as applicable (as so combined).

(g)
In any bid for the North Region (separate from a bid for all of the Purchased Assets), the Competing Bidder must indicate whether its bid also includes the Excluded Developments.  Alternatively, the Debtors, in their discretion may consider a bid for only the Excluded Developments, solely to the extent that any bid therefor otherwise satisfies all of the other applicable requirements set forth herein for a Qualified Bid.  In the event the Debtors receive an otherwise Qualified Bid for only the Excluded Developments that they would, in their discretion, consider acceptable and would not interfere with the Sale of the Purchased Assets or the North Region (as applicable), the Debtors may also submit such bid to this Court for approval at the Sale Hearing.  In the event any bid for the Excluded Assets would entail the assumption and assignment of any contract or lease, the Debtors would provide notice to the applicable non-debtor contract party and an opportunity to object to the proposed Cure Amount.

(h)
Each Initial Competing Bid must also:  (a) specify the portion of the consideration to be paid in cash and the portion to be paid in any other form of value (if any), including specifying any liability of the Debtors that the Bidder intends to assume in connection with the Sale above and beyond the Assumed Liabilities; (b) if any consideration above and beyond the assumption of the Assumed Liabilities is to be provided in a form other than cash, provide information concerning such consideration to permit the Debtors to accurately assess the value of such consideration; (c) if the bid contemplates a purchase of fewer than all of the Purchased Assets (or not all 4 of the Regions), provide sufficient detail concerning which of the Purchased Assets (and/or Regions, as applicable) would not be purchased thereby, or if the bid contemplates a purchase of any or all of the Excluded Assets, provide sufficient detail concerning which of the Excluded Assets would also be purchased thereby; (d) provide sufficient indicia that such bidder or its representative is legally empowered, by power of attorney or otherwise, and financially capable (i) to bid on behalf of the prospective bidder and (ii) to complete and sign, on behalf of the bidder, a binding and enforceable asset purchase agreement; (e) not contain any contingencies to closing that are not also set forth in Article IX of the APA, including, without limitation, any contingencies for financing, diligence, board approval, or similar contingencies or conditions; (f) identify with particularity each and every executory contract or unexpired lease the assumption and assignment of which is a condition to closing, to the extent different from the Assigned Agreements proposed to be assumed and assigned to the Proposed Buyer under the APA; and (g) require the competing bidder to consummate the Sale on substantially the same timing as set forth in the APA.

(i)
Each Competing Bid must fully disclose the identity of entities, if any, which shall be acquiring directly or indirectly after the Closing a portion of the Purchased Assets under or in connection with a Bid.  Each Competing Bidder is required to confirm that it has not engaged in any collusion with respect to the bidding or the proposed Sale, except that different parties may (with the Debtors’ permission, at their discretion following a request therefor by the potential joint bidders upon full notification of the entities involved) combine Bids into a joint bid (as described further herein).

(j)
Bids submitted on or prior to the Bidding Deadline, as may be modified by a Bidder at the Auction, shall remain open and irrevocable until the Sale Hearing; provided, however, that the Winning Competing Bid and the Second Place Bid shall be deemed to remain open and irrevocable until the closing of a transaction that is the subject of such Bid (subject to the terms and conditions of the APA with respect to the Proposed Buyer).  Acceptance of a Qualified Bid shall, in all respects, be subject to entry of an order by the Bankruptcy Court that, among other things, authorizes the Debtors to consummate a sale to the Winning Competing Bidder.  Following the Sale Hearing, if the Proposed Buyer or any Winning Competing Bidder (as the case may be) fails to consummate an approved sale because of a breach or failure to perform on its part, the next highest or otherwise best Qualified Bid, as disclosed at the Auction (the “Second Place Bid”), shall be deemed to be the Winning Competing Bid, and the Debtors shall be authorized, but not required (except if the Second Place Bid is made by the Proposed Buyer), to consummate the Sale with the Qualified Bidder submitting such Second Place Bid (i) without the need for further notice or order of the Bankruptcy Court and (ii) without prejudice to the Debtors’ right to seek all available damages from the defaulting bidder (be it the Proposed Buyer or the Winning Competing Bidder at the Auction, including the party that submits the Second Place Bid, as the case may be).

(k)
The Bid must include sufficient information to permit the Bankruptcy Court, the Debtors, and the applicable lessors and contracting parties to determine the proposed assignee’s ability to comply with Bankruptcy Code Section 365 (to the extent applicable), including providing adequate assurance of such assignee’s ability to perform in the future under the applicable Assigned Agreements (the “Adequate Assurance Package”).

(l)
Only those parties who qualify as Competing Bidders and submit timely written bids will be eligible and entitled to bid at the Auction, unless the Debtors or the Bankruptcy Court determine otherwise (a “Qualified Bidder”).  A “Qualified Bidder” is one who has complied with the terms and conditions set forth herein and in the Bidding Procedures Order, including, without limitation, having demonstrated the ability to close the Transactions to the reasonable satisfaction of the Debtors.  The Proposed Buyer will be deemed a Qualified Bidder, and the APA will be deemed a Qualified Bid, for all purposes of the Auction.  Within 3 days after the Bidding Deadline, the Debtors shall notify all parties who submitted bids whether or not they constitute a Qualified Bidder.

(m)
If one or more Qualified Bids (other than the Proposed Buyer’s) are received, the Auction would be conducted at the offices of Cahill Gordon & Reindel llp, Eighty Pine Street, New York, New York 10005-1702, or at another location as may be timely disclosed by the Debtors to the Qualified Bidders, on or about June 23, 2010 at 9:30 a.m. (prevailing Eastern Time) (the “Auction Date”).  If, however, (i) the only Qualified Bid the Debtors have received by the Bidding Deadline (unless the Debtors have extended such deadline in accordance with the terms of the Bidding Procedures) is the Proposed Buyer’s Qualified Bid as set forth in the APA, then the Auction will not be held, and the Proposed Buyer shall be deemed the Winning Bidder, and the Debtors will be authorized to seek approval thereof at the Sale Hearing.

(n)
In the event there is an Auction, all bidders must appear in person or through a duly authorized representative, or else not be eligible or entitled to participate therein.  At or prior to the commencement of the Auction, the Debtors will notify the Proposed Buyer and all Qualified Bidders of the then highest and best Qualified Bid received by that time.

(o)
Initial bidding at the Auction shall begin with such then highest and best bid.  Each subsequent bid (each, a “Subsequent Overbid”) for all of the Purchased Assets must have a purchase price that exceeds the purchase price of the previous highest bid by at least $1,000,000.

(p)
The Auction will continue in one or more rounds of bidding and shall conclude after each participating bidder has had an opportunity to submit an additional Subsequent Overbid, after being advised of the then highest bid and the identity of the party making such next highest bid.  Each bid at the Auction must meet each of the criteria of a Qualified Bid, other than the requirement that it be received prior to the Bidding Deadline.  All bids shall be placed on the record, which shall either be transcribed or videotaped, and each bidder shall be informed of the terms of the previous bid.

(q)
In considering bids other than the Proposed Buyer’s, the Debtors shall reduce every (i) bidder’s bid for the Purchased Assets, or (ii) combination of individual bids for fewer than all 4 of the Regions (provided that when so combined, all 4 Regions would be the subject of a bid), in each instance by an amount equal to (in the aggregate) the sum of the Termination Fee plus the Expense Reimbursement (or consider any Subsequent Overbid of the Proposed Buyer to be higher by an amount equal to the Termination Fee plus the Expense Reimbursement).  The Proposed Buyer shall be entitled to make a revised higher or otherwise better offer at any time during the Auction.

(r)
The Debtors further reserve the right to (a) amend and/or impose additional terms and/or conditions at or prior to the Auction (other than the requirements for a Qualified Bid set forth herein and the right of the Proposed Buyer to make a revised higher or better offer at any time during the Auction) that they believe will better promote the goals of the Auction and be in the best interests of their estates, and do not otherwise conflict with the terms and requirements set forth in the APA and (b) subject to the terms of the APA, extend the deadlines set forth in the Bidding Procedures and/or adjourn the Auction at the Auction and/or the Sale Hearing in open court without further notice.

(s)
Upon the conclusion of the Auction, the Debtors shall (i) review each Qualified Bid or bids (as and to the extent such bids were increased at the Auction) on the basis of financial and contractual terms and the factors relevant to the Sale Process, including those factors affecting the speed and certainty of consummating the Sale(s), as well as the Debtors’ liability, if any, for payment of the Termination Fee and the Expense Reimbursement to the Proposed Buyer, and (ii) identify the highest and otherwise best offer(s) for the Purchased Assets as the Winning Competing Bid.  The Debtors and the entity (or entities) that made the Winning Competing Bid(s) (each, a “Winning Competing Bidder”) will enter into a definitive agreement(s) (which will be subject to Court approval) before the Auction is adjourned.  The Debtors will submit the Winning Competing Bid(s) to the Court for approval at the Sale Hearing.

(t)
To the extent that the Initial Bid of the Proposed Buyer embodied in the APA is not the Winning Competing Bid at the Auction, the Debtors will file with the Bankruptcy Court a supplement (the “Supplement”) that will inform the Bankruptcy Court of the results of the Auction and the highest or otherwise best bid(s) for the Purchased Assets.  The Supplement will identify, among other things, (a) the Winning Competing Bidder(s), as the proposed purchaser(s), (b) the consideration to be paid by such purchaser(s) for the Purchased Assets, and (c) any executory contracts and unexpired leases to be assumed and assigned to the purchaser in connection with the Sale(s) (to the extent different from the Assigned Agreements proposed to be assumed and assigned to the Proposed Buyer under the APA).  In addition, the Debtors will attach to the Supplement, as exhibits, (a) any revised proposed order(s) approving the Sale(s), (b) copies of the asset purchase agreement(s) entered into by the Debtors and the Winning Competing Bidder(s), and (c) the Winning Competing Bidder’s Adequate Assurance Package(s).  Also, to the extent the Debtors accept a bid for the Excluded Developments at the Auction, they will include in the Supplement a copy of a proposed asset purchase agreement and sale order with respect thereto (to the extent then available).  The Debtors will file and serve the Supplement as promptly as is reasonably practicable prior to the Sale Hearing in accordance with the Notice Procedures and, in any event, to any person who submits a written request therefor to either (a) Cahill Gordon & Reindel llp, Eighty Pine Street, New York, New York 10005-1702, Attn: Joel H. Levitin, Esq. or (b) Elliott Greenleaf, 1105 North Market Street, Suite 1700, Wilmington, Delaware 19801, Attn.:  Rafael X. Zahralddin, Esq.

(u)
Objections to all relief requested in the Motion, other than (i) the Initial Relief and (ii) as relating to the assumption and assignment of executory contracts and unexpired leases (including, without limitation, the Proposed Cure Amount (as such term is defined below)), must be in writing, state the basis of such objection or other statements of position with specificity, comply with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and be filed and served so as to be actually received by the undersigned co-counsel to the Debtors, counsel to the Agent, the United States Trustee, co-counsel to the Proposed Buyer, and proposed counsel to the Creditors Committee, by 4:00 p.m. (prevailing Eastern Time) on the date that is 7 days prior to the date of the Sale Hearing as established by the Bankruptcy Court in the Bidding Procedures Order (the “Sale Hearing Date”).  Objections, if any, to the information contained in the Supplement shall be filed and served so as to be received by the undersigned, counsel to the Agent, the United States Trustee, and proposed counsel to the Creditors Committee, by 12:00 p.m. (prevailing Eastern Time) on the date that is one day prior to the Sale Hearing Date.

(v)
No later than 10 days following the entry of the Bidding Procedures Order, the Debtors will file with the Bankruptcy Court and cause to be served on all non-debtor parties to their known executory contracts and unexpired leases a notice (the “Section 365 Notice”) that will inform such parties of (A) the possibility that the Debtors may seek to assume, assign, and transfer some or all of their executory contracts and unexpired leases to the Proposed Buyer or to any Winning Competing Bidder in connection with the Sale, and, in particular, will indicate whether or not the Proposed Buyer has expressed an interest in having that particular contract or lease assigned to it under the APA as an Assigned Agreement, (B) the amount, if any, that the Debtors believe would be required to be paid to cure any monetary default related to each such designated contract or lease if it were so assumed and assigned, in satisfaction of Bankruptcy Code Section 365(b) (the “Proposed Cure Amount”), and (C) the possibility that the Debtors will seek to reject, at the Sale Hearing, some or all executory contracts and unexpired leases that are not assumed and assigned to a purchaser(s) of the Purchased Assets in connection with a Sale.

(w)
Objections, if any, that relate to (i) the proposed assumption and assignment of an Assigned Agreement (including, but not limited to, any objections relating to the validity of the Proposed Cure Amount as determined by the Debtors or otherwise to assert that any amounts, defaults, conditions, or pecuniary losses must be cured or satisfied under any of the assigned executory contracts or unexpired leases, not including accrued but not yet due obligations, in order for such contract to be assumed and/or assigned) or (ii) the rejection of a Rejected Contract (as defined below), as applicable (a “Section 365 Objection”) must be in writing, comply with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, state the basis of such objection with specificity, including, without limitation, the cure amount alleged by such counterparty (if applicable), and include contact information for such counterparty, and be filed and served so as to be actually received by co-counsel to the Debtors, counsel to the Agent, the United States Trustee, co-counsel to the Proposed Buyer, and proposed counsel to the Creditors Committee, so that they are actually received by 4:00 p.m. (prevailing Eastern Time) on the date that is 10 days prior to the Sale Hearing Date, or in the case of Additional Contracts, within 10 days after receipt of a Section 365 Notice with respect thereto (as applicable, the “Section 365 Objection Deadline”).

(x)
Unless a Section 365 Objection is filed and served by a party to (a) an Assigned Agreement or a party interested in an Assigned Agreement or (b) a Rejected Contract, as applicable, by the Section 365 Objection Deadline, all interested parties that have received actual or constructive notice thereof shall be deemed to have waived and released any right to assert a Section 365 Objection and to have otherwise consented to either (i) the assignment of the applicable Assigned Agreement and shall be forever barred and estopped from asserting or claiming against the Debtors, the Purchased Assets, the Proposed Buyer, or the Winning Competing Bidder (as the case may be), or any other assignee of the applicable Assigned Agreement, that any additional amounts are due or defaults exist, or conditions to assignment must be satisfied, under such Assigned Agreement for the period prior to the Sale Hearing Date, or (ii) the rejection of a Rejected Contract, as applicable.

(y)
The proposed Sale may be withdrawn, without liability, prior to, during or at the conclusion of the Auction for any reason, including a private sale or a determination that a sale pursuant to the terms and conditions offered at the Auction is not in the best interests of the Debtors.

(z)
The Sale shall be on an “as is, where is” basis and without representations or warranties of any kind, nature, or description by the Debtors, their agents, or their estates, except to the extent expressly set forth in the APA with the Proposed Buyer or the Winning Competing Bidder, as the case may be.

PROPOSED FORM OF NOTICE OF THE MOTION AND SALE

A.          The Bidding Procedures Hearing, the Auction, and the Sale Hearing

64.         The Debtors request that the Bankruptcy Court schedule a hearing (the “Bidding Procedures Hearing”) for May 4, 2010, which is the date of the next-scheduled omnibus hearing in the Bankruptcy Cases, so that the Debtors may proceed with their efforts to sell the Purchased Assets as a going concern in a timely manner before they may otherwise be forced to liquidate due to the liquidity and other operational challenges described above.  OHB has covenanted in the APA to use its reasonable best efforts to obtain this Court’s entry of the Bidding Procedures Order by May 7, 2010.  See APA, Section 8.9.19

65.         The Bidding Procedures Order, if entered, would approve and establish the Bidding Procedures to be employed with the proposed Sale of the Purchased Assets (including, among other things, the Termination Fee, the Expense Reimbursement, and the other Bidding Protections and procedures set forth on Exhibit D hereto) and the form and manner of notice of the proposed Sale.  The Bidding Procedures Order would also schedule the Auction, as well as the Sale Hearing, which would be held within a few days of the Auction and approximately 75 days from the date hereof, to consider entry of an order to approve, among other things, the Sale, the assumption and assignment of the Assigned Agreements in connection with the Sale, the rejection of other such contracts and leases, and other related relief.20

[19]
The Debtors have also covenanted in the term sheet for their debtor-on-possession financing (which was filed with the Bankruptcy Court on the Petition Date, see Exhibit A to Docket No. 13 (the “DIP Term Sheet”)) that they will obtain Bankruptcy Court approval for the Bidding Procedures no later than May 20, 2010.

[20]
The DIP Term Sheet requires that the Debtors conduct an auction no later than June 10, 2010, and obtain court approval for a sale no later than June 20, 2010.  The Debtors believe that the dates requested herein for the Auction and the Sale Hearing comply with the required dates in the DIP Term Sheet because those dates “may be extended by thirty days at the discretion of the Agent.”  Also, OHB has covenanted in the APA to use its reasonable best efforts to obtain this Court’s entry of the Sale Order by June 30, 2010.  See APA, Section 8.9.

66.         The Debtors submit that, under the circumstances, approximately 21 days is more than sufficient to give all parties-in-interest herein the opportunity to review and consider the requested Initial Relief.  Because of the essentially administrative nature of the relief sought in the Bidding Procedures Order, and because the interests of all parties have been and will be adequately represented by the continuing involvement of the Agent and the Creditors Committee in the process, the Debtors submit that parties-in-interest would not be prejudiced were the Bankruptcy Court to hold the Bidding Procedures Hearing within such requested time frame.

67.         In that regard, the Debtors have served, or will hereinafter serve, a copy of this Motion, including all exhibits hereto, on (a) the Office of the United States Trustee for the District of Delaware, (b) counsel to the Agent, (c) proposed counsel to the Creditors Committee, (e) all other known secured creditors of the Debtors, (f) the Debtors’ 20 largest unsecured creditors (excluding insiders), (g) the United States Attorney General, (h) the United States Attorney’s Office, and (i) the Internal Revenue Service.  In addition, the Debtors have also served, or will hereinafter serve, a copy of this Motion, including all exhibits thereto, via first class mail, on (a) all parties to the known executory contracts and unexpired leases that would potentially be assumed and assigned in connection with the Sale or rejected, (b) all other known taxing authorities and other known governmental agencies whose rights may be affected by the sale of the Purchased Assets, (c) the Proposed Buyer and all other parties that have been identified by the Debtors and their advisors as being potentially interested in making an offer to purchase the Purchased Assets and participating in the Auction, and (d) all parties that have requested notice pursuant to Bankruptcy Rule 2002 (all of the parties referred to in this paragraph are collectively referred to as the “Motion Service List”).

68.         Lastly, the Debtors submit that their proposed time frame for the Auction and the Sale Hearing, requested to be scheduled for on or about June 23rd and 24th, respectively, would give all potential competing bidders ample time to review the Debtors’ assets and operations21 and to formulate a competing bid (particularly in light of the fact that the Debtors have established a virtual data room for potential bidders that contains detailed documents), and would also provide all parties-in-interest with sufficient time to object to any of the proposed transactions (including, without limitation, the proposed Sale and the assumption and assignment of the Assigned Agreements in connection therewith or the rejection of certain other executory contracts and unexpired leases).

69.         The Debtors believe that any further delays beyond such proposed periods would likely serve to impair the value of the Purchased Assets.  Indeed, in light of the liquidity and operational concerns described above, the Debtors are concerned that any delay in proceeding with the Sale would serve only to diminish the value of the Purchased Assets and threaten their ability to continue fully operating as a going concern, to the detriment of the Debtors’ estates and creditors.

70.         Specifically, and as set forth above, the Debtors have (as has been the case for the past several months) very limited cash available.  Thus, the Debtors face a scenario where, absent their obtaining increased liquidity, they would potentially be unable to continue to build houses and service their customers beyond the immediate future.  Accordingly, if the Debtors are unable to consummate a Sale with the Proposed Buyer (or such other entity that makes a higher and better offer for the Purchased Assets at the Auction) within the time period contemplated herein, their liquidity shortfall (including as a result of the termination of the debtor-in-possession financing if they cannot close within the timeframe required therein) could cause irreparable damage to their business, preventing them from developing new properties, paying crucial suppliers, and buying new land and other inventory, eroding customer and vendor confidence in their long-term ability to operate, and raising the possibility of a “fire sale” liquidation, among other unfavorable ramifications.

[21]
To that end, the Auction and Hearing Notice (as defined and discussed below) invites all potential bidders to request a proposed confidentiality agreement from the CRO, BMOCM, and Lieutenant Island, in order to initiate such review of the Debtors’ assets and operations in accordance with the terms and conditions thereof.

71.         To that end, the Debtors note that certain potential homebuyers have cancelled their purchase orders since the commencement of the Bankruptcy Cases, likely in part due to the uncertainty surrounding the Debtors’ bankruptcy filing and their liquidity and operational issues described above.  The Debtors are concerned that any delay in the Sale process (and a corresponding increase in their time spent operating in bankruptcy) may exacerbate this problem, but are hopeful that a Sale consummated in the time requested herein will send a positive signal to potential homebuyers and the market in general that the Debtors’ business will continue to be viable and uninterrupted.

72.         In addition, the Debtors believe that an extended auction period beyond the approximately 45 days following the entry of the Bidding Procedures Order contemplated herein would serve little purpose in these Bankruptcy Cases.  As set forth above, the Debtors and their professionals have already marketed the Purchased Assets over the past several months (with BMOCM and Lieutenant Island having been initially retained well over a year ago in December 2008).  The parties they have identified as the most likely to make a bid on the Purchased Assets have already had ample time and opportunity to conduct their due diligence and otherwise analyze the Purchased Assets in question (as indeed, over 22 parties have already begun this process).  Specifically, the Debtors have already spent a great deal of time engaging in active negotiations with such other parties as described above (including comprehensive discussions and the exchanging of multiple drafts of separate form asset purchase agreements with both the Proposed Buyer and one other party that made a lower offer).  Accordingly, such parties and others should not need substantial additional time at this point to engage in further analysis, and, instead, should be in a position to make a bid within the time period contemplated by this Motion.

73.         Moreover, based upon the proposed dates for the Sale Hearing and any Auction, all parties-in-interest herein would have approximately 9 weeks to file objections to the remaining relief requested in the Motion, other than (i) the Initial Relief and (ii) as relating to the assumption and assignment of executory contracts and unexpired leases and the Supplement.

74.         Thus, the Debtors submit that parties-in-interest in the Bankruptcy Cases will not be prejudiced if this Court schedules the Bidding Procedures Hearing, the Auction, and the Sale Hearing on the dates requested herein.  Indeed, such parties would only benefit by such scheduling, as it would likely enable the Debtors to achieve a greater sale price for the Purchased Assets.  Accordingly, the Debtors request that this Court approve these requested dates.

B.          The Proposed Bidding Procedures Notice List

75.         Pursuant to Bankruptcy Rule 2002(m), bankruptcy courts are empowered to enter any order “designating the matters in respect to which, the entity to whom, and the form and manner in which notices shall be sent except as otherwise provided by these rules.”

76.         To ensure that adequate notice of the Sale, the Auction, and the Sale Hearing is provided, the Debtors would intend to serve notice of the Auction and of the Sale Hearing substantially in the form annexed hereto as Exhibit E (the “Auction and Hearing Notice”) establishing the respective dates, times, and places of the Auction and the Sale Hearing within 5 business days of the entry of the Bidding Procedures Order, by first class mail, postage prepaid, to (a) all of the parties identified on the Motion Service List, (b) and all other parties-in-interest in the Bankruptcy Cases known to the Debtors as of the Petition Date (the “Auction and Hearing Notice Service List”).

77.         Given that the complete transaction documents may comprise hundreds of pages, the Debtors believe the foregoing notice procedures would provide the most efficient and effective notice possible of the relief requested.  Any party-in-interest wishing to receive a complete set of transaction documents would be permitted to do so by request to the Debtors’ co-counsel or by downloading a copy of same from the Bankruptcy Court’s website (which is located at http://www.deb.uscourts.gov), or through the website maintained by the Debtors’ noticing agent, which is located at http://www.orleanshomesreorg.com.

78.         Further, the Debtors would reserve the right to publish an abbreviated version of the Auction and Hearing Notice prior to the Auction in an appropriate publication or publications, to be determined by the Debtors.

79.         Moreover, as set forth above, the Debtors would serve the Section 365 Notice on all non-debtor parties to their known executory contracts and unexpired leases, informing them of, among other things, the Proposed Cure Amounts and the possibility that the Debtors may either (i) (a) assume and assign or (b) reject certain of the executory contracts and unexpired leases.

80.         The Debtors submit that such notice as outlined in the preceding paragraphs would constitute good and sufficient notice of the Sale, the assumption and assignment or rejection of executory contracts and unexpired leases, the Auction, the Sale Hearing, any other transaction set forth in the APA, and all the relief requested herein.

THE PROPOSED SALE IS IN THE BEST INTERESTS OF THE
DEBTORS’ ESTATES, CREDITORS, AND INTEREST HOLDERS

81.         The proposed Sale pursuant to the APA is supported by sound business justifications.  The Debtors and their advisors firmly believe that creditors would receive more value through the Sale of the Purchased Assets as a going concern than through continued operations, or through a piecemeal liquidation, which is a significant possibility if the Debtors cannot complete a going concern sale in a timely manner.

A.         The Standard

82.         Ample authority exists for the approval of the proposed Sale.  Initially, Bankruptcy Code Section 363(b)(1) authorizes a debtor to sell assets of the estate other than in the ordinary course of business.  See also Fed. R. Bankr. P. 6004(f)(1) (“All sales not in the ordinary course of business may be by private sale or by public auction.”).

83.         Although Bankruptcy Code Section 363 does not set forth a standard for determining when it is appropriate for a court to authorize the sale or disposition of a debtor’s assets, courts have uniformly held that approval of a proposed sale of property pursuant to Bankruptcy Code Section 363(b) is appropriate if proceeding with the transaction is consistent with the reasonable business judgment of the debtor.  See Comm. of Equity Security Holders v. Lionel Corp. (In re Lionel Corp.), 722 F.2d 1063 (2d Cir. 1983); see also Stephens Indus. Inc. v. McClung, 789 F.2d 386, 391 (6th Cir. 1986); In re Phoenix Steel Corp., 82 B.R. 334, 335-36 (Bankr. D. Del. 1987) (stating that the elements necessary for approval of a Bankruptcy Code Section 363 sale in a Chapter 11 case are “that the proposed sale is fair and equitable, that there is a good business reason for completing the sale and the transaction is in good faith.”); In re Delaware & Hudson Ry. Co., 124 B.R. 169, 176 (D. Del. 1991) (holding that a court must be satisfied that there is a “sound business reason” justifying the pre-confirmation sale of assets); Walter v. Sunwest Bank (In re Walter), 83 B.R. 14, 19-20 (B.A.P. 9th Cir. 1988).

84.         Further, as stated by the Bankruptcy Appellate Panel for the Ninth Circuit Court of Appeals in Walter, the bankruptcy court should consider all salient factors pertaining to the proposed transaction and, accordingly, act to further diverse interests of the debtor, creditors, and other constituencies.  Walter, 83 B.R. at 19-20 (citing In re Lionel, 722 F.2d 1063).  The factors a court should evaluate include, inter alia, the consideration to be paid, the financial condition and needs of the estate, the qualifications of the buyer, and whether a risk exists that the assets proposed to be utilized by the estate would decline in value if simply left in the estate’s possession.  See Fin. Assocs. v. Loeffler (In re Equity Funding Corp.), 492 F.2d 793, 794 (9th Cir. 1974); In re Work Recovery, Inc., 202 B.R. 301 (Bankr. D. Ariz. 1996).

85.         In these Bankruptcy Cases, the Debtors submit that their decision to sell the Purchased Assets pursuant to the APA is based upon their sound business judgment and should be approved.  The Debtors believe that the Sale according to the Bidding Procedures and the APA will enable them to obtain the greatest value for the Purchased Assets and to maximize the value of their estates, in the best interests of the Debtors, their creditors, and all other parties-in-interest.22

[22]
As several courts have noted, the paramount goal for any proposed sale of property of a bankruptcy estate is to maximize the proceeds received by the estate.  See, e.g., Integrated Res., 147 B.R. 650, 659 (S.D.N.Y. 1992) (“It is a well-established principle of bankruptcy law that the objective of bankruptcy sales and the debtor’s duty with respect to such sales is to obtain the highest price or overall greatest benefit possible for the estate.”) (quoting In re Atlanta Packaging Prods., Inc., 99 B.R. 124, 131 (Bankr. N.D. Ga. 1988)).

86.         Specifically, the Debtors’ liquidity and corresponding supplier and customer concerns described above threaten to both significantly undermine the value of the Purchased Assets and the Debtors’ ability to operate as a going concern in the foreseeable future.  The Debtors fear that they simply lack the liquidity to continue to develop and build new properties and to otherwise pay their suppliers and vendors on a normal basis for an extended period, and they are concerned that potential customers will be wary of buying a new home from a company whose long-term survival may be in doubt.  If they cannot take the required steps now to sell their assets and thereby maintain the business over a longer term, the Debtors’ viability as an ongoing enterprise is at issue.

87.         Thus, the Debtors have determined that if they are unable to complete the proposed Sale to the Proposed Buyer (or such other entity that makes a higher and better offer for the Purchased Assets at the Auction), they will have no other choice but to ultimately cease operations and liquidate the Purchased Assets.23  This would result in a diminished return to their creditors.

[23]
Given the Debtors’ current capital structure and operational challenges, and in light of their familiarity with the financing markets in general and for homebuilding companies in particular, at this time the Debtors and their advisors believe that it is highly remote they could quickly obtain the required level of both (a) new financing and (b) debt relief with respect to their obligations under the Senior Secured Credit Agreement and their outstanding obligations to their suppliers and vendors that would enable the Debtors to weather their liquidity and related problems through an internal restructuring.  The Debtors’ recent experiences pursuing alternative financing (as described above and in their motion seeking authorization to obtain DIP financing) have borne this out.  Similarly, the Debtors do not believe that the Senior Secured Lenders would consent to a stand-alone plan of reorganization, and the Debtors doubt they could (within the potential time limits contemplated therefor in the DIP Term Sheet) propose and confirm a plan that would “cram down” these lenders in a manner that would be feasible or would otherwise satisfy the applicable requirements of Bankruptcy Code Section 1129.

88.         The APA with the Proposed Buyer represents the culmination of the Debtors’ marketing efforts to date, while also allowing the Debtors to continue seeking higher or otherwise better offers from other parties.

89.         In addition, it is the opinion of the Debtors and their advisors that the proposed course of action, a timely yet open Sale process, is designed to protect the interests of all parties in the Bankruptcy Cases.  In particular, by selling the Purchased Assets in the timeframe and manner proposed in this Motion, the Debtors intend to preserve value by reducing the costs of, and risk of damage to, their commercial standing inherent in a lengthy reorganization (especially if the troubles in the homebuilding industry persist).  Also, the Debtors are concerned that they will not have the financial wherewithal to sustain a lengthy reorganization process without the significant, continued cooperation of the Debtors’ lenders, customers, and vendors, which, at this time, the Debtors fear would be particularly problematic given their difficulties over the past several months.24  Accordingly, time is of the essence in preserving value here.

90.         Moreover, the Debtors intend to continue operating during the Sale process.  The Debtors and their professionals believe that a currently operating homebuilding company is of far greater value to potential purchasers and all other parties-in-interest than a closed business.  This is especially true in light of the fact that the Debtors understand that the Proposed Buyer is interested in acquiring the Purchased Assets because of the anticipated synergies in land and operations that will develop following the sale, which would likely be lost or reduced if the transactions were to occur following the cessation of the Debtors’ operations.

[24]	To that end, the Debtors note that the DIP Term Sheet requires that the Debtors file a motion to approve a sale of substantially all assets and bidding procedures no later than April 30, 2010.

91.         Specifically, the Proposed Buyer is clearly acting as a “strategic buyer” in this instance.  NVR, Inc., is one of the largest and most preeminent homebuilding companies in the United States.  Its homebuilding operations include the construction and sale of single-family detached homes, townhomes, and condominium buildings under four trade names:  Ryan Homes, NVHomes, Fox Ridge Homes, and Rymarc Homes.  The Ryan Homes, Fox Ridge Homes, and Rymarc Homes products are marketed to first-time homeowners and first-time move-up buyers.  The Ryan Homes product is sold in 25 metropolitan areas.  The NVHomes product is marketed primarily to move-up and upscale buyers.  The markets in which the Proposed Buyer primarily operates significantly overlap with the Debtors’ markets and the areas in which the Debtors own undeveloped land.  Thus, the operations and land the Proposed Buyer would be acquiring from the Debtors in the Sale (among other things) would complement that of the Proposed Buyer’s, creating substantial synergies.

92.         The Debtors also believe that the Purchase Price is fair and reasonable and far exceeds what the Debtors would obtain in any liquidation sale of the Purchased Assets.  Part of the Purchase Price will, among other things, enable the Debtors to partially satisfy their obligations under their secured credit facilities.  Moreover, as discussed above, the APA provides for the Debtors’ estates to retain avoidance actions and other causes of action not related to the Purchased Assets, as well as certain properties that are among the Excluded Assets set forth in Section 2.4, each of which may potentially yield a further recovery to the Debtors’ estates.

93.         In addition, the Proposed Buyer has agreed to assume the Assumed Liabilities.  The Debtors do not believe that the Assumed Liabilities would be similarly assumed or otherwise satisfied to the same extent in any liquidation.

94.         Similarly, the Debtors are also hopeful that the Proposed Buyer (or the Winning Competing Bidder, as the case may be) would agree to hire certain of their employees following the Sale, thereby potentially providing continued employment for these individuals.

95.         Finally, the Auction process itself, and the Debtors’ ongoing efforts to continue negotiating with the other parties that have previously expressed or in the future express an interest in a sale, will confirm that the Debtors have obtained the highest and best offer for the Purchased Assets.

96.         Accordingly, as set forth herein, the proposed Sale is supported by sound business reasons and is in the best interests of the Debtors’ estates.

97.         The Debtors further submit that any sale of the Excluded Developments for which they may seek approval would also be supported by sound business reasons and would also be in the best interests of their estates.  As noted above, the Excluded Developments are not among the Purchased Assets that the Proposed Buyer would be acquiring under the APA.  Thus, they represent a separate asset base that could potentially generate value for the Debtors’ estates if sold in a manner that the Debtors determine would not otherwise interfere with a Sale of the Purchased Assets or the North Region.  Accordingly, in the Bidding Procedures, the Debtors have requested authorization to accept otherwise qualified bids for the Excluded Developments, and they hereby request that if they receive a bid that, in their discretion, they determine to be acceptable in amount, to request this Court’s approval at the Sale Hearing of a sale thereof free and clear of all liens, claims, and encumbrances.

98.         Such a sale could achieve proceeds that would inure to the benefit of the Debtors and their creditors of an asset would be of little ongoing use to the Debtors’ operations (as, by that point, the Debtors would have sold the Purchased Assets).  Accordingly, the Debtors submit that any sale of the Excluded Developments that they choose in their discretion to have this Court approve at the Sale Hearing would be in the best interests of their estates and creditors.

B.           The Procedures to be Undertaken by the Debtors Will Assure
   that the Highest Value for the Purchased Property Will be Received

99.         In accordance with Bankruptcy Rule 6004(f)(1), sales of property outside of the ordinary course of business may be by private or by public auction.  Further, pursuant to Bankruptcy Rule 2002(a)(2), the Bankruptcy Court may, for cause shown, shorten or direct another method of giving notice regarding the general 21-day by-mail period for the proposed use, sale, or lease of property of the estate other than in the ordinary course of business.  Subject to Bankruptcy Rule 6004, the notice of a proposed use, sale, or lease of property required under Bankruptcy Rule 2002(a)(2) must include the time and place of any public sale, the terms and conditions of any private sale, and the time fixed for filing objections.  See Fed. R. Bankr. P. 2002(c)(1).  Moreover, the notice of a proposed use, sale, or lease of property is sufficient if it generally describes the property.  Id.

100.       The Debtors submit that the notice, procedures, and rules set forth in this Motion, as well as the requested respective dates for the Bidding Procedures Hearing, the Auction, and the Sale Hearing, satisfy the timing and notice requirements of the Bankruptcy Rules, the Local Bankruptcy Rules, and Bankruptcy Code Section 363(b), constitute good and sufficient notice, and that no other or further notice of the Sale, the Auction, the Sale Hearing, the assumption and assignment of the Assigned Agreements in connection with the Sale and the rejection of other contracts and leases, or any other of the Transactions referenced in this Motion or the APA, is required.

C.          The Proposed Sale and Purchase Would Be in Good Faith.

101.       Bankruptcy Code Section 363(m) provides that:

The reversal or modification on appeal of an authorization under [Bankruptcy Code Section 363(b) or (c)] of a sale or lease of property does not affect the validity of the sale or lease under such authorization to an entity that purchased or leased such property in good faith, whether or not such entity knew of the pendency of the appeal, unless such authorization and such sale or lease were stayed pending appeal.

102.       The terms of the Purchase Agreement were negotiated at arm’s length, without collusion, and in good faith.  Upon information and belief, the Proposed Buyer is not an insider nor is it affiliated in any way with any of the Debtors.  Also, the Debtors have fully disclosed and requested the Bankruptcy Court’s approval of all of the terms and conditions of the proposed Sale (as the APA is attached as Exhibit A hereto) and intend to provide notice as directed by the Bankruptcy Court.  Similarly, the Bidding Procedures would provide that different parties may only combine Bids into a joint bid (as described further herein) with the Debtors’ permission, at their discretion, following a request to do so by such parties upon full notification of the entities involved.  See generally In re Colony Hill Assocs., 111 F.3d 269 (2nd Cir. 1997) (stating that the determination of “in good faith” is based upon traditional equitable principles, including whether there has been full disclosure to the bankruptcy court).

103.       In addition, the Proposed Buyer and the Debtors each were represented by separate experienced professionals, helping to ensure that the Sale process has been fair to date and will continue to be so, and that the APA was negotiated, proposed, and entered into by the Debtors and the Proposed Buyer without collusion, in good faith, and at arm’s length.

104.       Accordingly, the Debtors request that the Bankruptcy Court determine that the Proposed Buyer (or the Winning Competing Bidder(s), as the case may be) has negotiated and acted at all times in good faith and, as a result, be entitled to the protections of a good faith purchaser under Bankruptcy Code Section 363(m).  See In re Abbotts Dairies of Pa., Inc., 788 F.2d 143, 149-150 (3rd Cir. 1986) (parties acted in good faith if purchase price is adequate and reasonable and terms of sale are fully disclosed).

D.          The Proposed Sale Satisfies the Requirements of Bankruptcy Code § 363(f)

105.       The Debtors presently believe that all of the Purchased Assets have been pledged to the Senior Secured Lenders and/or the Debtors’ post-petition lenders.  Furthermore, various other creditors (such as certain suppliers or vendors) may hold or assert security interests in some of the Purchased Assets.  Thus, in order to facilitate the Sale of such property, and as contemplated and required by the APA, the Debtors request authorization to sell all of the Purchased Assets free and clear of any and all liens, claims, encumbrances (other than Permitted Liens), and other interests which may be asserted (including any claims for successor liability).

106.       In accordance with Bankruptcy Code Section 363(f), a debtor-in-possession may sell property under Bankruptcy Code Section 363(b) “free and clear of any interest in such property of an entity other than the estate” if any one of the following conditions is satisfied:

(1)	applicable nonbankruptcy law permits the sale of such property free and clear of such interest;

(2)	the [lienholder or claimholder] consents;

(3)	such interest is a lien and the price at which such property is to be sold is greater than the aggregate value of all liens on such property;

(4)	such interest is in bona fide dispute; or

(5)	[the lienholder or claimholder] could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest.

Because Bankruptcy Code Section 363(f) is stated in the disjunctive, satisfaction of any one of its five requirements will suffice to warrant approval of the proposed sale of homes.  See Folger Adam Sec. Inc. v. De Matties/McGregor JV, 209 F.3d 252, 257 (3d Cir. 2000) (discussing how Bankruptcy Code Section 363(f) authorizes the sale of a debtor’s assets free and clear if all liens, claims, and interests if “any one of [the] five prescribed claims is met”); In re Kellstrom Indus., Inc., 282 B.R. 787, 793 (Bankr. D. Del. 2002) (property may be sold “free and clear” if at least one of the subsections of Bankruptcy Code Section 363(f) is met); In re DVI, Inc., 306 B.R. 496, 503 (Bankr. D. Del. 2004) (same); see also Michigan Employment Sec. Comm’n v. Wolverine Radio Co. (In re Wolverine Radio Co.), 930 F.2d 1132, 1147 n.24 (6th Cir. 1991), cert. dismissed, 503 U.S. 987 (1992) (same).  The Debtors believe that they will satisfy one or more of these requirements.

107.       First, based on the parties’ discussions, as well as the provisions of the DIP Term Sheet described herein setting deadlines for the various stages of the Sale process, the Debtors anticipate that the Agent and the agent for the Debtors’ post-petition lenders will consent on behalf of themselves and the respective secured lenders to the Sale(s) in accordance with the Auction Procedures and as provided for herein, because the Sale(s) provide the most effective, efficient, and time-sensitive approach to realizing proceeds for, among other things, the repayment of amounts due under the Senior Secured Credit Agreement and/or the Proposed DIP Agreement.25

[25]
The Debtors note that, alternatively, the Senior Secured Lenders would, as a matter of law, be authorized to credit bid the allowed amount of their secured claims pursuant to Bankruptcy Code Section 363(k), which states that “[a]t a sale under . . . this section of property that is subject to a lien that secures an allowed claim, unless the court for cause orders otherwise the holder of such claim may bid at such sale, and if the holder of such claim purchases such property, such holder may offset such claim against the purchase price of such property.”  See Beal Bank, S.S.B. v. Waters Edge., L.P., 248 B.R. 668, 679-680 (D. Mass. 2000) (a secured creditor may credit bid its secured claim in a sale of the debtor’s assets that are the subject of that claim).

108.       Moreover, if a holder of a lien, claim, encumbrance, or other interest receives notice of this Motion and does not object within the prescribed time period, such holder will be deemed to have consented to the proposed Sale, and the Purchased Assets may then be sold free and clear of such holder’s liens, claims, encumbrances, and other interests pursuant to the terms proposed herein on that basis alone.  See, e.g., Veltman v. Whetzel, 93 F.3d 517 (8th Cir. 1996) (failure to object to notice of sale or attend hearing deemed consent to sale for purposes of Bankruptcy Code Section 363); In re Elliot, 94 B.R. 343, 345 (E.D. Pa. 1988) (“implied consent” was sufficient to satisfy the consent requirement of Bankruptcy Code Section 363(f)(2) “[b]ecause [the secured creditor] admit[ed] that it received notice of the proposed sale and also admit[ed] that it did not file any timely objection the sale was authorized by Section 363(f)”); In re Enron Corp., 2004 WL 5361245, at *2 (Bankr. S.D.N.Y. 2004) (same); Hargrave v. Pemberton (In re Tabore, Inc.), 175 B.R. 855 (Bankr. D. N.J. 1994) (same).

109.       Also, Bankruptcy Code Section 363(f)(l) allows a sale to proceed free and clear of liens if the power to sell free and clear exists outside the bankruptcy context in another body of law.  The existence of such ability is unquestionable here under applicable state law.  Specifically, the Debtors’ assets may be sold free and clear of interests because “applicable nonbankruptcy law permits the sale of [the debtors’] property free and clear” pursuant to, for example, state law foreclosure statutes.  See Precision Indus. Inc. v. Qualitech Steel SBQ, LLC, 327 F.3d 537, 545 (7th Cir. 2003), rev’g Precision Indus., Inc. v. Qualitech Steel SBQ, LLC, No 00-0247, 2001 WL 699881 (S.D. Ind. Apr. 24, 2001) (reversing district court and finding that property sold pursuant to Bankruptcy Code Section 363(f)(1) on account of state foreclosure law was sold free and clear of lessee’s possessory interest in property).  Indeed, outside of bankruptcy, the Senior Secured Lenders could have foreclosed upon the Debtors’ assets — including the Purchased Assets — and sold such assets free and clear of junior liens (potentially other than any liens previously in existence that under applicable law are senior to, and have not been subordinated to, the liens and security interests of the Senior Secured Lenders).  The foreclosure laws in most states (including states in which the Debtors operate) permit the sales of real property free and clear of liens, even when such liens are not satisfied from sale proceeds.  See, e.g., 735 Ill. Comp. Stat. 5/15-1404 (under Illinois law, all interests terminated by judicial sale of real estate pursuant to judgment of foreclosure); In re Dulgerian, No. 06-10203, 2008 WL 220523, at *4 (Bankr. E.D. Pa. Jan 25, 2008) (“upon sheriff’s sale, the title of a purchaser relates to the date of the mortgage and defeats all intervening . . . interests . . . acquired subsequent to mortgage).

110.       In addition, because the Debtors’ secured creditors may be required to accept money damages in exchange for their interests, Bankruptcy Code Section 363(f)(5) is satisfied.  See In re Trans World Airlines, 322 F.3d 283, 290-91 (3d Cir. 2003) (property sold free and clear of interests when claims were subject to monetary valuation and satisfaction).

111.       Indeed, because the Purchased Assets will be sold for what the Debtors, in the exercise of their business judgment, approximates at least the fair market value thereof, particularly in light of the opportunity for competitive bidding at the Auction, the holders of any liens thereon could therefore be compelled to accept money in satisfaction of same.  See In re WPRV-TV, Inc., 143 B.R. 315, 321 (D.P.R. 1991), vacated on other grounds, 165 B.R. 1 (D.P.R. 1992), aff'd in part, rev’d in part, 983 F.2d 336 (1st Cir. 1993) (where “properties . . .. sold for the best price obtainable under the circumstances, and the liens will attach to the sale proceeds, the proposed sale [satisfies Bankruptcy Code Section 363(f)(5)] and may be approved”).

112.       Accordingly, the Debtors submit that at least one (if not more) of the subsections of Bankruptcy Code Section 363(f) will be satisfied here, such that the Bankruptcy Court should approve the Sale of the Purchased Assets free and clear of liens, claims, encumbrances, and other interests (other than the Permitted Liens).  The Sale Order will provide that all liens on the Purchased Assets will attach to the proceeds of the Sale with the same force, effect, and priority as such liens have on the Purchased Assets, subject to the rights and defenses of the Debtors and any party-in-interest with respect thereto.

E.           Cause Exists to Approve the Bidding Protections

113.       Sellers of assets often employ bidding protections in order to encourage bids.  Break-up fees, expense reimbursement provisions, overbid requirements, and other bidder protection devices are a normal, and frequently necessary component of sales outside the ordinary course of business under Bankruptcy Code Section 363.

114.       Approval of the proposed termination fee and expense reimbursement is governed by standards for determining the appropriateness of bidding incentives in the bankruptcy context established by the United States Court of Appeals for the Third Circuit in Calpine Corp. v. O’Brien Envtl. Energy, Inc. (In re O’Brien Envtl. Energy, Inc.), 181 F.3d 527 (3d Cir. 1999).  In O’Brien, the Third Circuit held that even though bidding incentives are measured against a business judgment standard in non-bankruptcy transactions, the administrative expense provisions of Bankruptcy Code Section 503(b) govern in the bankruptcy context.  Accordingly, to be approved, bidding incentives such as a break-up fee or expense reimbursement must provide some benefit to the debtor’s estate.  Id. at 533.

115.       The Third Circuit identified at least two instances in which bidding incentives may benefit the estate.  First, a benefit may be found if “assurance of a break-up fee promoted more competitive bidding, such as by inducing a bid that otherwise would not have been made and without which bidding would have been limited.”  Id. at 537.  Second, where the availability of bidding incentives induce a bidder to research the value of the debtor and submit a bid that serves as a minimum or floor bid on which other bidders can rely, “the bidder may have provided a benefit to the estate by increasing the likelihood that the price at which the debtor is sold will reflect its true worth.”  Id.

116.       Whether evaluated under the “business judgment rule” or the Third Circuit’s “administrative expense” standard, the proposed Termination Fee and the payment of the Expense Reimbursement in an amount not to exceed $1,000,000 under certain circumstances in each case under the terms and conditions of the APA, should be approved.  Specifically, the amount of the Termination Fee (which, as noted above, represents 2% of the Base Purchase Price) is lower, on a percentage basis, both with respect to the Base Purchase Price and the Purchase Price being provided, than other comparable fees and payments that have been approved of transactions of this magnitude.  See, e.g., In re Hechinger Inv. Co., Case No. 99-2261 (PJW) (Bankr. D. Del. June 11, 1999) (fee of 3.0% upheld); In re Montgomery Ward Holding Corp., Case No. 97-1409 (PJW) (Bankr. D. Del. July 7, 1997) (fee of 4.0% upheld); In re HHL Fin. Servs. Inc., Case No. 97-398 (PJW) (Bankr. D. Del. March 31, 1997) (approving 5.5% to 5.9% break-up fees); In re American White Cross, Inc., Case No. 96-1109 (PJW) (Bankr. D. Del., July 7, 1996) (approving up to 5.8% break-up fee plus up to $450,000 in expense reimbursement).

117.       The proposed Bidding Protections here also pass muster under the “business judgment rule,” as they are the product of extended good faith and arm’s-length negotiations between the Debtors and the Proposed Buyer.  The Proposed Buyer has to date made the highest definitive offer for the Purchased Assets; however, its bid is contingent upon the Bankruptcy Court’s timely approval of the Termination Fee, the Expense Reimbursement, and the other Bidding Procedures, as it is unwilling to hold open its offer to purchase the Purchased Assets under the terms of the APA unless the Bidding Procedures Order approving the Bidding Protections and authorizing the payment of the Termination Fee and Expense Reimbursement is not timely entered.

118.       In addition, the Debtors believe that the proposed Bidding Protections are fair and reasonable in amount, particularly in view of the Proposed Buyer’s efforts to date, the risk to the Proposed Buyer of being used as a “stalking horse,” and the stabilizing effect that the execution of the APA is expected to have on the Debtors’ business (thereby preserving value for creditors here, and increasing the likelihood of additional bidding).

119.       Further, the proposed Termination Fee, the Expense Reimbursement, and the other Bidding Protections already have encouraged bidding, in that the Proposed Buyer would not have entered into the APA without these provisions.  These Bidding Protections thus have induced a bid that otherwise would not have been made and without which other bidding would be limited.  Similarly, the Proposed Buyer’s offer provides a minimum bid on which other bidders can rely, thereby increasing the likelihood that the price at which the Purchased Assets will be sold will reflect their true worth.  Finally, the mere existence of these proposed Bidding Protections permits the Debtors to insist that competing bids for the Purchased Assets be materially higher or otherwise better than that contained in the APA, a clear benefit to the Debtors’ estates.

120.       In sum, the Debtors’ ability to offer the proposed Bidding Protections enables them to ensure the Sale of the Purchased Assets to a contractually committed bidder (be it the Proposed Buyer or any Winning Competing Bidder) at a price they believe to be fair while, at the same time, providing them with the potential of even greater benefit to their estates.  Thus, under these circumstances, the Bankruptcy Court should not override the Debtors’ business judgment, and the Termination Fee, the Expense Reimbursement, and the other proposed Bidding Protections should be approved.

Assumption and Assignment of Executory Contracts and Unexpired Leases

121.       To facilitate and affect the Sale, the Debtors seek to assume and assign the Assigned Agreements to the purchaser(s) of the Purchased Assets to the extent required in connection with the Sale.  Bankruptcy Code Section 365 authorizes a debtor to assume and/or assign its executory contracts and unexpired leases subject to the approval of the Bankruptcy Court:

(a)         Except as provided in . . . subsections (b), (c), and (d) of this section, the trustee, subject to the court’s approval, may assume or reject any executory contract or unexpired lease of the debtor.

(b)(1)  If there has been a default in an executory contract or unexpired lease of the debt the trustee may not assume such contract or lease unless, at the time of assumption of such contract or lease, the trustee:

(A)      cures, or provides adequate assurance that the trustee will promptly cure such default…;

(B)       compensates or provides adequate assurance that the trustee will promptly compensate, a party other than the debtor to such contract or lease, for any actual pecuniary loss to such party resulting from such default; and

(C)       provides adequate assurance of future performance under such contract or lease.

****

(f)(2)     The trustee may assign an executory contract or unexpired lease of the debtor only if —

(A)       the trustee assumes such contract or lease in accordance with the provisions of this section; and

(B)        adequate assurance of future performance by the assignee of such contract or lease is provided, whether or not there has been a default in such contract or lease.
Accordingly, Bankruptcy Code Section 365 authorizes the proposed assumptions and assignments, provided that the defaults under such contracts and leases are cured and adequate assurance of future performance is provided.

122.       It is well established in the Third Circuit and in other jurisdictions that the decision to assume or reject an executory contract is a matter within the “business judgment” of the debtor.  See In re Market Square Inn, Inc., 978 F.2d 116, 121 (3d Cir. 1992); In re Taylor, 913 F.2d 102 (3d Cir. 1990); Sharon Steel Corp. v. Nat’l Fuel Gas Distrib. Corp., 872 F.2d 36 (3d Cir. 1989); In re Trans World Airlines, Inc., 261 B.R. 103, 120-23 (Bankr. D. Del. 2001); see also NLRB v. Bildisco & Bildisco, 465 U.S. 513, 523 (1984); In re Orion Pictures Corp., 4 F.3d 1095, 1099 (2d Cir. 1993).  The business judgment standard mandates that a court approve a debtor’s business decision unless the decision is the product of bad faith, whim, or caprice.  See Lubrizol Enters. v. Richmond Metal Finishes, 756 F.2d 1043, 1047 (4th Cir. 1985), cert. denied, 475 U.S. 10571 (1986).  Indeed, to impose more exacting scrutiny would slow a debtor’s reorganization, thereby increasing its costs and undermining the “Bankruptcy Code’s provisions for private control” of the estate’s administration.  Richmond Leasing Co. v. Capital Bank, N.A., 762 F.2d 1303, 1311 (5th Cir. 1986).

123.       The Debtors submit that their decision to assume and assign those of their executory contracts and unexpired leases as selected by the Proposed Buyer or to the Winning Competing Bidder (as the case may be) in connection with a Sale would be a sound exercise of their business judgment, and such assumption and assignment would undoubtedly serve as an important component of the Purchased Assets and business being acquired by such bidder(s).  Accordingly, Bankruptcy Code Section 365 authorizes the Debtors to assume and assign their executory contracts and unexpired leases at the request of a successful bidder, provided that the defaults under such contracts and leases are cured and adequate assurance of future performance is provided.

124.       The meaning of “adequate assurance of future performance” depends on the facts and circumstances of each case, but should be given “practical, pragmatic construction.”  See Carlisle Homes, Inc. v. Arrari (In re Carlisle Homes, Inc.), 103 B.R. 524, 538 (Bankr. D.N.J. 1989); see also In re Natco Indus., Inc., 54 B.R. 436, 440 (Bankr. S.D.N.Y. 1985) (adequate assurance of future performance does not mean absolute assurance that debtor will thrive and pay rent); In re Bon Ton Rest. & Pastry Shop, Inc., 53 B.R. 789, 803 (Bankr. N.D. Ill. 1985) (“Although no single solution will satisfy every case, the required assurance will fall considerably short of an absolute guarantee of performance.”).

125.       Among other things, adequate assurance may be given by demonstrating the assignee’s financial health and experience in managing the type of enterprise or property assigned.  In re Bygaph, Inc., 56 B.R. 596, 605-06 (Bankr. S.D.N.Y. 1986) (adequate assurance of future performance is present when prospective assignee of a lease from debtor has financial resources and has expressed a willingness to devote sufficient funding to business in order to give it strong likelihood of succeeding; chief determinant of adequate assurance is whether rent will be paid).

126.       The Debtors believe that they can and will demonstrate that all requirements for the assumption and/or assignment of the Assigned Agreements proposed to be assigned to the Proposed Buyer or to the Winning Competing Bidder (as the case may be) will be satisfied at the Sale Hearing.  The Debtors will cause the Section 365 Notice to be served in the time and manner set forth above, thereby providing all non-debtor parties to their known executory contracts and unexpired leases to be assumed and assigned pursuant to this Motion an opportunity to be heard and object to either the Proposed Cure Amount or any other aspect of the proposed assumption and assignment.  The Debtors intend to demonstrate at the Sale Hearing that the purchaser(s) of the Purchased Assets (be it the Proposed Buyer or the Winning Competing Bidder(s)) adequately assures future performance under the executory contracts and unexpired leases to be assumed and assigned and otherwise satisfies the requirements of Bankruptcy Code Section 365(b)(3), as outlined above.  To that end, as noted above, the proposed Bidding Procedures require that any party wishing to make a Competing Bid that involves the assignment of an executory contract or unexpired lease thereto, include an Adequate Assurance Package along with its bid.26

127.       The Debtors also note that NVR, Inc., is one of the largest companies in the homebuilding industry, with over 2,600 employees.  NVR, Inc., and its predecessor have been in the homebuilding industry for more than 60 years.  NVR, Inc., is a publicly traded corporation on the New York Stock Exchange, with a total market capitalization, as of December 31, 2009, in excess of $4.2 billion.  Accordingly, the Debtors believe that the Proposed Buyer would clearly be able to satisfy its future obligations under the Assigned Agreements, based upon it experience, willingness, and financial wherewithal.

128.       Thus, the Debtors respectfully submit that by the conclusion of the Sale Hearing, the assumption and assignment of the Assigned Agreements to the Proposed Buyer or to the Winning Competing Bidder (as the case may be) should be approved.

[26]
In addition, the APA provides that the Proposed Buyer will provide adequate assurance as required under Bankruptcy Code Section 365 of the future performance thereby under the Assigned Agreements.  See APA, Section 8.10.

129.       The Debtors request that any objections that relate to the assumption and assignment of executory contracts and unexpired leases (including, but not limited to, any objections relating to Proposed Cure Amounts under Bankruptcy Code Section 365(b)(1)) shall be filed and served so as to be actually received by the undersigned, counsel to the Agent, co-counsel to the Proposed Buyer, and proposed co-counsel to the Creditors Committee, by the Section 365 Objection Deadline, which (as set forth above) is 4:00 p.m. (prevailing Eastern Time) on the date that is 7 days prior to the Sale Hearing Date.

130.       Further, by this Motion, the Debtors request authority to reject some or all of their executory contracts and unexpired leases that are not being assumed and assigned to the Proposed Buyer or to the Winning Competing Bidder (as the case may be) in connection with the Sale.  After conducting the Auction and selling the Purchased Assets, the unsold executory contracts and unexpired leases may be valueless to the Debtors and would only create a potential expense burden on the Debtors’ estates.  Therefore, the Debtors request authority to reject, as of the Sale Hearing Date, some or all executory contracts and unexpired leases they believe to have no value, which contracts and leases will be identified at or prior to the Sale Hearing and will be set forth on an exhibit to the proposed Sale Order.  The proposed Sale Order would also establish a “bar date” for filing any rejection claims, which would be 30 days following the Debtors’ service of a notice to the non-debtor parties to the rejected contracts (the “Rejected Contracts”) of such rejection.

Exemption from Bulk Sale Statutes

131.       Certain states and localities in which the business of the Debtors are operated or the Purchased Assets are located may have statutes or regulations requiring creditor notification before bulk transfers are conducted.  The Debtors have not conducted a comprehensive study of such requirements for every state, city, and town in which the Purchased Assets are located.  However, certain of the statutes and regulations may provide that if a liquidation or bankruptcy sale is court-authorized, then a company need not comply with such statutes or regulations.  Moreover, in the context of bankruptcy cases such as these, where creditors are given notice of the proposed sale in advance, as well as an opportunity to be heard before the Bankruptcy Court, the application of such statutes and regulations would be redundant and unnecessary.  Accordingly, the Debtors seek the Bankruptcy Court’s authorization to consummate the Sale without the necessity of complying with any state or local bulk transfer requirements.

Request for Relief Under Bankruptcy Rule 6004(h) and 6006(d)

132.       Rule 6004(h) of the Bankruptcy Rules provides, in substance, that an order authorizing the sale of a debtor’s property is stayed for a period of 14 days after entry of the order unless the court orders otherwise.  Rule 6006(d) of the Bankruptcy Rules provides, in substance, that an order authorizing the assignment of an executory contract or unexpired lease is also stayed for a period of 14 days after the entry of the order unless the court orders otherwise.

133.       The purpose of Bankruptcy Rule 6004(h) is to provide sufficient time for an objecting party to appeal before an order can be implemented.  See Advisory Committee Notes to Fed. R. Bankr. P. 6004(h).  Although Bankruptcy Rule 6004(h) and the Advisory Committee Notes are silent as to when a court should “order otherwise” and eliminate or reduce the stay period, the leading bankruptcy law treatise suggests that the stay period should be eliminated to allow a sale or other transaction to close immediately “where there has been no objection to the procedure.”  10 COLLIERS ON BANKRUPTCY 15TH ED. REV., ¶ 6004.10[18] (15th rev. ed. 2008).  That treatise further indicates that if an objection is filed and overruled, and the objecting party informs the court of its intent to appeal, the stay may be reduced to the amount of time actually necessary to file such appeal.  Id.

134.       As described above, time is clearly of the essence here.  The continuing troubled economic environment, especially for homebuilders such as the Debtors, coupled with the particular vulnerabilities of the Debtors’ customer and vendor relationships and enhanced with the threat of liquidation by virtue of the Debtors’ grave liquidity concerns, means that the Debtors’ assets and business are at significant risk of losing value if the APA is not promptly approved or if a prompt closing of the Sale cannot be accomplished.  In addition, the APA provides that the Proposed Buyer may terminate the APA if the Closing shall not have occurred by the close of business on the Outside Date.  See APA, Section 4.4(a).27

135.       Thus, a prompt closing of the Sale is of critical importance, and the Debtors request that the Bankruptcy Court waive the 14-day stay periods under Bankruptcy Rules 6004(h) and 6006(d).

The Sale(s) Do Not Constitute a Sub Rosa Plan of Reorganization

136.       The proposed Sale(s) is not a sub rosa plan of reorganization as contemplated by Pension Benefit Guar. Corp. v. Braniff Airways, Inc. (In re Braniff Airways, Inc.), 700 F.2d 935, 939-40 (5th Cir. 1983).  The Debtors simply propose to sell the Purchased Assets without altering the rights of their creditors.  The proposed Sale(s) would not specify the terms under which a reorganization plan is to be adopted and does not bind any parties or creditor constituencies under any future plan of reorganization that may in the future by proposed by the Debtors.  As the court in In re Naron & Wagner, Chartered, stated, “[t]he sale proposed here is not a sub rosa plan because it seeks only to liquidate assets, and the sale will not restructure rights of creditors, as in the Braniff case.”  88 B.R. 85, 88 (Bankr. D. Md. 1988); see also Eastern Airlines, Inc. v. Shugrue (In re Ionosphere Clubs, Inc.), 184 B.R. 648, 654 n.6 (S.D.N.Y. 1995) (distinguishing Braniff).

[27]	Similarly, the DIP Term Sheet requires that the sale close no later than July 5, 2010.

137.       Furthermore, the leading case law has clearly established that a sale of substantially all of the assets of a debtor prior to the confirmation, or even prior to the filing, of a plan of reorganization, is permissible.  See In re Ionosphere, 184 B.R. at 653 (“[C]ourts consistently have acknowledged that assets of an estate can be sold prior to the confirmation, or even filing, of a plan.”); see also In re Chateaugay Corp., 973 F.2d 141 (2nd Cir. 1992) (proceeds of a sale placed in escrow pending distribution through plan); In re Naron & Wagner, 88 B.R. at 87 (“[A Section 363 sale] may even be made, as here, prior to filing a plan of reorganization.”); In re WHET, Inc., 12 B.R. 743, 750 (Bankr. D. Mass. 1981) (“[T]he case law again is clear that there is nothing objectionable about a sale of all the assets outside of a Chapter 11 plan . . . .  A trustee may, in appropriate circumstances, first liquidate the assets of a debtor and then propose a plan for distributing the proceeds to creditors.”).

138.       Therefore, the proposed Sale(s) should be approved.

No Previous Application

139.       No previous application for the relief sought herein has been made to this or any other Court.

WHEREFORE, the Debtors respectfully request that the Bankruptcy Court enter orders, substantially in the forms attached hereto, granting the relief requested herein and such other and further relief as may be just and proper under the circumstances.

Dated: April 13, 2010	ELLIOTT GREENLEAF
Wilmington, Delaware

Rafael X. Zahralddin-Aravena (DE Bar No. 4166)
Shelley A. Kinsella (DE Bar No. 4023)
Andrew G. Mirisis (DE Bar No. 5365)
1105 North Market Street, Suite 1700
Wilmington, Delaware 19801
Telephone: (302) 384-9400
Facsimile: (302) 384-9399
Email: rxza@elliottgreenleaf.com
Email: sak@elliottgreenleaf.com
Email: agm@elliottgreenleaf.com

- and -

CAHILL GORDON & REINDEL LLP
Joel H. Levitin
Michael R. Carney
Maya Peleg
Eighty Pine Street
New York, New York, 10005
Telephone: (212) 701-3000
Facsimile: (212) 269-5420
Email: jlevitin@cahill.com
Email: mcarney@cahill.com
Email: mpeleg@cahill.com

Attorneys for the Debtors and Debtors-in-Possession

BIDDING PROCEDURES

The following procedures (collectively, the “Bidding Procedures”) shall govern the sale (the “Sale”) and auction (the “Auction”) of all of the right, title, and interests in substantially all of the assets (the “Purchased Assets”) of Orleans Homebuilders, Inc., and its debtor-subsidiaries and affiliates (collectively, the “Debtors”), which are debtors-in-possession in cases pending in the United States Bankruptcy Court for the District of Delaware (the “Court”).  The bankruptcy cases were commenced on March 1, 2010 (the “Petition Date”).

These Bidding Procedures have been approved and authorized by an order of the Honorable Peter J. Walsh, United States Bankruptcy Court Judge, dated May [__], 2010 (the “Bidding Procedures Order”), upon the motion of the Debtors, dated April 13, 2010, seeking such relief and other proposed relief in connection with the Sale (the “Sale Motion”).  Any party-in-interest who wishes to receive a copy of the Sale Motion, including the APA and all other exhibits thereto, may make such request in writing to the Debtors’ co-counsel, (i) Cahill Gordon & Reindel llp, Eighty Pine Street, New York, New York 10005-1702, Attn:  Joel H. Levitin, Esq. (Telephone:  212-701-3000, Facsimile:  (212) 378-2439), or (ii) Elliott Greenleaf, 1105 North Market Street, Suite 1700, Wilmington, Delaware 19801, Attn.:  Rafael X. Zahralddin, Esq. (Telephone:  (302) 384-9400, Facsimile:  (302) 384-9399), or by downloading a copy of same from the Bankruptcy Court’s website (which is located at http://www.deb.uscourts.gov) or from the website established by the Debtors’ noticing agent (which is located at www.orleanshomesreorg.com).

1.            The Purchased Assets

The Debtors and certain non-debtor parties, OHI PA, LLC and OHI NJ, LLC (the “Sellers”), have entered into an Asset Purchase Agreement (the “APA”),1 dated as of April 13, 2010, with NVR, Inc. (including its permitted designees, the “Proposed Buyer”), pursuant to which the Proposed Buyer would acquire the Purchased Assets, subject to higher and better offers and Court approval.  As further set forth in, and qualified by, the APA, the Purchased Assets include, among other things, the Debtors’ real property as set forth on Schedule 2.1(a) to the APA; certain accounts receivable; the Controlled Jobs; inventory, supplies, and materials; certain rights in or to joint ventures, strategic alliances, or partnerships; the Purchased Contracts, the Purchased Leases, and all rights of the Debtors thereunder; deposits and prepaid charges and expenses; documents used in connection with the Debtors’ real property; permits; the Debtors’ intellectual property; rights in any homeowner associations or similar organizations; and all other assets used in connection with or related to the Purchased Assets listed on Schedule 2.1(p) to the APA.  The Purchased Assets will be sold free and clear of all liens, claims, encumbrances, and other interests, subject to agreement to the contrary with the successful bidder therefor with respect to the Permitted Liens.  The Purchased Assets do not include, among other things, (i) bankruptcy causes of action, such as avoidance actions against the Debtors’ suppliers, vendors, merchants, manufacturers, or related parties, or other causes of action not related to the Purchased Assets; (ii) tax refunds; (iii) rights in respect of the Excluded Developments (which are the communities referred to as Wildflower at Walkill, in Middletown, New York and Woodside Crossing, in Rock Tavern, New York and related assets); or (iv) the Debtors’ cash on hand.  To the extent of any discrepancy between the description set forth in this paragraph and the terms of the APA, the latter shall govern.

[1]	All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the APA.

The Sale shall be on an “as is, where is” basis and without representations or warranties of any kind, nature, or description by the Debtors, their agents, or their estates, except to the extent expressly set forth in the APA with the Proposed Buyer or the Winning Competing Bidder, as the case may be.

2.           The Stalking Horse Agreement with the Proposed Buyer

The Base Purchase Price under the APA is $170,000,000, subject to certain post-closing adjustments (including subtracting the aggregate amount of all Sellers’ Assumed Cure Amounts), and the Proposed Buyer will also assume certain liabilities, including the Assumed Cure Amount and one-half of the Transfer Taxes due.

“Assumed Cure Amount” means with respect to each Purchased Lease or Purchased Contract, any amounts required to be paid pursuant to Bankruptcy Code Section 365(b) or otherwise in order to cure any defaults existing as of the date of assumption in respect of such Purchased Lease or Purchased Contract, as approved by the Bankruptcy Court (including, for the avoidance of doubt, the Sellers’ Assumed Cure Amounts).

The Proposed Buyer has agreed to provide the Debtors with a deposit in the amount of $17 million, which is 10% of the amount of the Base Purchase Price (the “Deposit”).  The Proposed Buyer has already provided half of the Deposit, and will pay the balance on or prior to the Bidding Deadline.

The APA provides for the payment of a Termination Fee and/or the Expense Reimbursement to the Proposed Buyer.  The Debtors would be required to pay the Termination Fee and the Expense Reimbursement upon the termination of the APA under certain circumstances as fully set forth in Section 4.6(d) of the APA.  The Termination Fee represents 2% of the Base Purchase Price to be paid by the Proposed Buyer under the APA.  Notwithstanding the foregoing, the Debtors would be required to pay the Expense Reimbursement (in an amount of up to $1,000,000) upon the termination of the APA under certain circumstances as more fully set forth in Section 4.6(c) thereof.

3.           Submission of Bids

The Debtors intend to deliver requests for bids to all parties who are known to have expressed an interest in acquiring the Purchased Assets.

Also, in the Auction and Hearing Notice, the Debtors will invite all potential bidders who have not previously executed a confidentiality agreement to request a copy of same from the Debtors’ Chief Restructuring Officer (the “CRO”) and their advisors, BMO Capital Markets Corp. (“BMOCM”) and Lieutenant Island Partners LLC (“Lieutenant Island”).  These advisors on their own initiative, may also send a proposed confidentiality agreement to those parties who have not yet executed one but whom they or the Debtors have identified as potentially being interested in making an offer to purchase the Purchased Assets and participating in the Auction.  All parties who timely execute and return a confidentiality agreement to the CRO, BMOCM, and Lieutenant Island and who provide, in the Debtors’ discretion, information demonstrating sufficient financial wherewithal to acquire the Purchased Assets, will be provided access to the due diligence materials the Debtors and their advisors have already prepared for this purpose.

Thereafter, the Debtors and the CRO, BMOCM, and Lieutenant Island will entertain any further reasonable requests for additional information and due diligence from any party who has so executed a confidentiality agreement and provided the required satisfactory evidence of financial wherewithal, and has also submitted a written non-binding expression of interest to the reasonable satisfaction of the Debtors and their advisors.  The Debtors, in their discretion, may deny any such requests for additional information, if, after taking into account, among other things, business factors, legal, regulatory, and other considerations, they determine that doing so would not be in the best interests of their estates and creditors or is otherwise contrary to the goals of the Auction and the Sale.

2

All bids for the acquisition of the Purchased Assets must in writing, comply with the Bidding Procedures, and be received by (1) BMO Capital Markets Corp., 115 South LaSalle Street, 35th Floor, Chicago, Illinois 60603, Attn:  Mr. Scott W. Humphrey, Executive Managing Director and Head of U.S. M&A, (2) Lieutenant Island, 5 Leonard Road, Bronxville, New York 10708, Attn.:  Mr. Richard Thaler, and (3) the Debtors’ Chief Restructuring Officer, c/o PMCM, LLC, 110 Chadds Ford Commons, Chadds Ford, Pennsylvania 19317, Attn.:  Mr. Mitchell Arden and Mr. Vincent Colistra, with a copy to (a) co-counsel to the Debtors, (i) Cahill Gordon & Reindel llp, Eighty Pine Street, New York, New York 10112-2200, Attn: Joel H. Levitin, Esq., and (ii) Elliott Greenleaf, 1105 North Market Street, Suite 1700, Wilmington, Delaware 19801, Attn.: Rafael X. Zahralddin, Esq.; (b) the Office of the United States Trustee for the District of Delaware, 844 King Street, Room 2207, Wilmington, Delaware 19801, Attn.: David Buchbinder, Esq.; (c) counsel to the agent for the Debtors’ primary pre-petition secured lenders, (i) Reed Smith LLP, 1201 Market Street, Suite 1500, Wilmington, Delaware 19801, Attn.: Mark W. Eckard, Esq., and (ii) Reed Smith LLP, One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103-7301, Attn.: Claudia Z. Springer, Esq. and Scott M. Esterbrook, Esq.; (d) [proposed] counsel to the official committee of unsecured creditors appointed in the Debtors’ Chapter 11 cases (the “Creditors Committee”), (i) Duane Morris LLP, 1100 North Market Street, Suite 1200, Wilmington, Delaware 19801, Attn.:  Richard W. Riley, Esq. and Sommer L. Ross, Esq., (ii) Duane Morris LLP, 1540 Broadway, New York, New York 10036-4086, Attn.:  Gerard S. Catalanello, Esq. and James J. Vincequerra, Esq., (iii) Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania 19103-4196, Attn.:  Lawrence J. Kotler, Esq., and (e) co-counsel to the Proposed Buyer, (i) Hogan & Hartson LLP, 875 Third Avenue, New York, NY 10022, Attn.: Ira S. Greene, Esq. and Scott A. Golden, Esq., and (ii) Potter Anderson & Corroon LLP, 1313 North Market Street, Wilmington, Delaware 19899, Attn.: Steven M. Yoder, Esq., no later than 12:00 noon (prevailing Eastern Time) on June 16, 2010 (the “Bidding Deadline”).  The Debtors reserve the right to (a) amend and/or impose additional terms and/or conditions at or prior to the Auction (other than the requirements for a Qualified Bid set forth herein and the right of the Proposed Buyer to make a revised higher or better offer at any time during the Auction)  that they believe will better promote the goals of the Auction and be in the best interests of their estates, and do not otherwise conflict with the terms and requirements set forth in the APA and (b) subject to the terms of the APA, extend the deadlines set forth in the Bidding Procedures and/or adjourn the Auction at the Auction and/or the Sale Hearing in open court or on the Bankruptcy Court’s calendar on the date scheduled for said hearing without further notice to creditors or parties-in-interest.

Any party interested in making a Bid must comply with these Bidding Procedures.  Only Qualified Bidders will be eligible and entitled to bid at the Auction, unless the Debtors or the Bankruptcy Court determine otherwise.  The Proposed Buyer will be deemed a Qualified Bidder, and the APA will be deemed a Qualified Bid, for all purposes of the Auction.  Within 3 days after the Bidding Deadline, the Debtors shall notify all parties who submitted bids whether or not they constitute a Qualified Bidder.

3

In addition to the Proposed Buyer, a “Qualified Bidder” is one who has complied with the terms and conditions set forth herein, including, without limitation, having demonstrated the ability to close the Transactions to the reasonable satisfaction of the Debtors.  In order to be considered for Qualified Bidder status, a Person must: (a) make a Bid prior to the Bidding Deadline (as such terms are defined below); (b) provide financial statements or other evidence of financial wherewithal reasonably satisfactory to the Debtors, demonstrating its ability to perform and consummate the transaction described in its Bid (including, to the extent applicable, by providing an Adequate Assurance Package (as such term is defined below) and proof of such bidder’s ability to satisfy the balance of the proposed purchase price or to provide any other consideration to be given in connection with the Sale); (c) provide a bid letter including a statement that it is willing to proceed as a buyer on a basis substantially similar to that of the Proposed Buyer with respect to the Purchased Assets and/or the Region(s) that is the subject of the Bid (including with respect to the assumption of the Assumed Liabilities, or to the extent the Bid is for fewer than for all 4 of the Regions, such Assumed Liabilities as relate to the Region(s) in question), and include a binding, definitive, and irrevocable executed copy of the APA marked with interlineations indicating any modifications thereto required by the bidder (which agreement shall not contain the provisions set forth in Section 4.6 of the APA or otherwise entitle such bidder to a Termination Fee or Expense Reimbursement); (d) complete and execute a confidentiality agreement acceptable to the Debtors and their professionals; and (e) provide an earnest money deposit of equal to 10% of the amount of its bid, upon submission of the Bid (the “Bid Deposit”).  The Debtors may request additional information from a Competing Bidder in order to evaluate the bidder’s ability to consummate a transaction and to fulfill its obligations in connection therewith, and such bidder will be obligated to provide such information as a precondition to participating further in the Auction.

The Bid Deposit shall be in the form of a wire transfer to the account of an escrow agent selected by the Debtors (the “Escrow Agent”), pursuant to instructions to be provided upon request.  The Bid Deposit, together with any interest earned thereon, shall be returned to any Bidder whose Bid is not accepted by the Debtors within 3 business days of the conclusion of the Sale Hearing, except that in the case of the party who submits the Second Place Bid (as such term is defined below), the Debtors reserve the right to retain such bidder’s Bid Deposit until 3 days after the Transactions with the Winning Competing Bidder has been consummated.  If the entity that makes the Winning Competing Bid (as such term is defined below) fails to consummate the purchase of the Purchased Assets, and such failure to consummate the purchase or purchases is the result of a breach by the Winning Competing Bidder, such bidder’s Bid Deposit shall be forfeited to the Debtors and the Debtors specifically reserve the right to seek all available damages from the defaulting bidder.

To be considered a Qualified Bid, a bid must:  (a) specify the portion of the consideration to be paid in cash and the portion to be paid in any other form of value (if any), including specifying any liability of the Debtors that the Bidder intends to assume in connection with the Sale above and beyond the Assumed Liabilities; (b) if any consideration above and beyond the assumption of the Assumed Liabilities is to be provided in a form other than cash, provide information concerning such consideration to permit the Debtors to accurately assess the value of such consideration; (c) if (as described below) the bid contemplates a purchase of fewer than all of the Purchased Assets (or not all 4 of the Regions), provide sufficient detail concerning which of the Purchased Assets (and/or Regions, as applicable) would not be purchased thereby, or if the bid contemplates a purchase of any or all of the Excluded Assets, provide sufficient detail concerning which of the Excluded Assets would also be purchased thereby; (d) provide sufficient indicia that such bidder or its representative is legally empowered, by power of attorney or otherwise, and financially capable (i) to bid on behalf of the prospective bidder and (ii) to complete and sign, on behalf of the bidder, a binding and enforceable asset purchase agreement; (e) not contain any contingencies to closing that are not also set forth in Article IX of the APA, including, without limitation, any contingencies for financing, diligence, board approval, or similar contingencies or conditions; (f) identify with particularity each and every executory contract or unexpired lease the assumption and assignment of which is a condition to closing, to the extent different from the Assigned Agreements proposed to be assumed and assigned to the Proposed Buyer under the APA; and (g) require the competing bidder to consummate the Sale on substantially the same timing as set forth in the APA.

4

Except as otherwise set forth herein, any initial bid of a Competing Bidder (an “Initial Competing Bid”) made prior to the Bidding Deadline may (a) not be less than $178,000,000, consisting of the sum of the (i) Base Purchase Price, (ii) the sum of the Termination Fee in the amount of $3,400,000 plus the Expense Reimbursement in the amount of $1,000,000, and (iii) a minimum incremental overbid of at least $3,600,000, (b) provide that the bidder will assume or pay at Closing substantially all of the Assumed Liabilities (or all of the liabilities with respect to the individual Region(s) that is the subject of such Initial Competing Bid, to the extent it is for fewer than all 4 of the Regions, as discussed below), and (c) otherwise be on terms that are substantially similar to, or more favorable to the Debtors, than those set forth in the APA with the Proposed Buyer with respect to the Purchased Assets and/or the Region(s) that is the subject of the Bid.  Notwithstanding the foregoing, the Debtors may, in their discretion, consider joint or individual bids from parties who express an interest in acquiring fewer than all of the Debtors’ 4 main regions of operations (North, South, Florida, and the Midwest) (each, a “Region,” and collectively, the “Regions”) so long as when combined, such bids together would result in the acquisition of all of the Regions for an aggregate purchase price in excess of the Initial Competing Bid, and all of the Assumed Liabilities would be assumed by the various bidders, as applicable (as so combined).

In any bid for the North Region (separate from a bid for all of the Purchased Assets), the Competing Bidder must indicate whether its bid also includes the Excluded Developments.  Alternatively, the Debtors, in their discretion may consider a bid for only the Excluded Developments, solely to the extent that any bid therefor otherwise satisfies all of the other applicable requirements set forth herein for a Qualified Bid.  In the event the Debtors receive an otherwise Qualified Bid for only the Excluded Developments that they would, in their discretion, consider acceptable and would not interfere with the Sale of the Purchased Assets or the North Region (as applicable), the Debtors may also submit such bid to the Bankruptcy Court for approval at the Sale Hearing.  In the event any bid for the Excluded Assets would entail the assumption and assignment of any contract or lease, the Debtors would provide notice to the applicable non-debtor contract party and an opportunity to object to the proposed Cure Amount.

Each Competing Bid must fully disclose the identity of all other entities, if any, which shall be acquiring directly or indirectly after the Closing a portion of the Purchased Assets under or in connection with a Bid.  Each Competing Bidder is required to confirm that it has not engaged in any collusion with respect to the bidding or the proposed Sale, except that different parties may (with the Debtors’ permission, at their discretion (following a request therefor by the potential joint bidders upon full notification of the entities involved) combine Bids into a joint bid (as described further herein).

Bids submitted on or prior to the Bidding Deadline, as may be modified by a Bidder at the Auction, shall remain open and irrevocable until the Sale Hearing; provided, however, that the Winning Competing Bid and the Second Place Bid shall be deemed to remain open and irrevocable until the closing of the transaction that is the subject of such Bid (subject to the terms and conditions of the APA with respect to the Proposed Buyer).  Acceptance of a Qualified Bid shall, in all respects, be subject to the entry of an order by the Bankruptcy Court that, among other things, authorizes the Debtors to consummate a sale to the Winning Competing Bidder.  Following the Sale Hearing, if the Proposed Buyer or any Winning Competing Bidder (as the case may be) fails to consummate an approved sale because of a breach or failure to perform on its part, the next highest or otherwise best Qualified Bid, as disclosed at the Auction (the “Second Place Bid”), shall be deemed to be the Winning Competing Bid, and the Debtors shall be authorized, but not required (except if the Second Place Bid is made by the Proposed Buyer), to consummate the Sale with the Qualified Bidder submitting such Second Place Bid (i) without the need for further notice or order of the Bankruptcy Court and (ii) without prejudice to the Debtors’ right to seek all available damages from the defaulting bidder (be it the Proposed Buyer or the Winning Competing Bidder at the Auction, including the party that submits the Second Place Bid, as the case may be).

5

4.           The Auction and Selection of the Winning Bid

If one or more Qualified Bids (other than the Proposed Buyer’s) are received by the Bidding Deadline (a “Competing Bid”), the Auction would be conducted at the offices of Cahill Gordon & Reindel llp, Eighty Pine Street, New York, New York 10005-1702, or at another location as may be timely disclosed by the Debtors to the Qualified Bidders, on or about June 23, 2010 starting at 9:30 a.m. (prevailing Eastern Time) (the “Auction Date”).  If, however, (i) the only Qualified Bid the Debtors have received by the Bidding Deadline (unless the Debtors have extended such deadline in accordance with the terms of the Bidding Procedures) is the Proposed Buyer’s Qualified Bid as set forth in the APA, then the Auction will not be held, and the Proposed Buyer will be deemed the Winning Bidder, and the Debtors will be authorized to seek approval thereof at the Sale Hearing.

In the event there is an Auction, all bidders must appear in person or through a duly authorized representative, or else not be eligible or entitled to participate therein.  At or prior to the commencement of the Auction, the Debtors will notify the Proposed Buyer and all Qualified Bidders of the then highest and best Qualified Bid received by that time.

Initial bidding at the Auction shall begin with such then highest and best bid.  If more than one Bid is submitted, each such bidder shall have the right to continue to improve its Bid at the Auction.  Each subsequent bid (each, a “Subsequent Overbid”) must have a purchase price that exceeds the purchase price of the previous highest bid by at least $1,000,000.

The Auction will continue in one or more rounds of bidding and shall conclude after each participating bidder has had an opportunity to submit an additional Subsequent Overbid, after being advised of the then highest bid and the identity of the party making such next highest bid.  Each bid at the Auction must meet each of the criteria of a Qualified Bid, other than the requirement that it be received prior to the Bidding Deadline.  All bids shall be placed on the record, which shall either be transcribed or videotaped, and each bidder shall be informed of the terms of the previous bid.

In considering bids other than the Proposed Buyer’s, the Debtors shall reduce every (i) bidder’s bid for the Purchased Assets, or (ii) combination of individual bids for fewer than all 4 of the Regions (provided that when so combined, all 4 Regions would be the subject of a bid), in each instance by an amount equal to (in the aggregate) the sum of the Termination Fee plus the Expense Reimbursement (or consider any Subsequent Overbid of the Proposed Buyer to be higher by an amount equal to the Termination Fee plus the Expense Reimbursement).  The Proposed Buyer shall be entitled to make a revised higher or otherwise better offer at any time during the Auction.

Upon the conclusion of the Auction, the Debtors shall (i) review each Qualified Bid or bids (as and to the extent such bids were increased at the Auction) on the basis of financial and contractual terms and the factors relevant to the Sale Process, including those factors affecting the speed and certainty of consummating the Sale(s), as well as the Debtors’ liability, if any, for payment of the Termination Fee and the Expense Reimbursement to the Proposed Buyer, and (ii) identify the highest and otherwise best offer(s) for the Purchased Assets as the Winning Competing Bid.  The Debtors and the entity (or entities) that made the Winning Competing Bid(s) (each, a “Winning Competing Bidder”) will enter into a definitive agreement(s) (which will be subject to Court approval) before the Auction is adjourned.  The Debtors will submit the Winning Competing Bid(s) to the Court for approval at the Sale Hearing.

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5.           The Supplement

To the extent that the Initial Bid of the Proposed Buyer embodied in the APA is not the Winning Competing Bid at the Auction, the Debtors will file with the Bankruptcy Court a supplement (the “Supplement”) that will inform the Bankruptcy Court of the results of the Auction and the highest or otherwise best bid(s) for the Purchased Assets.  The Supplement will identify, among other things, (a) the Winning Competing Bidder(s), as the proposed purchaser(s), (b) the consideration to be paid by such purchaser(s) for the Purchased Assets, and (c) any executory contracts and unexpired leases to be assumed and assigned to the purchaser in connection with the Sale(s) (to the extent different from the Assigned Agreements proposed to be assumed and assigned to the Proposed Buyer under the APA).  In addition, the Debtors will attach to the Supplement, as exhibits, (a) any revised proposed order(s) approving the Sale(s), (b) copies of the asset purchase agreement(s) entered into by the Debtors and the Winning Competing Bidder(s), and (c) the Winning Competing Bidder’s Adequate Assurance Package(s).  Also, to the extent the Debtors accept a bid for the Excluded Developments at the Auction, they will include in the Supplement (to the extent then available) a copy of a proposed asset purchase agreement and sale order with respect thereto.  The Debtors will file and serve the Supplement as promptly as is reasonably practicable prior to the Sale Hearing in accordance with the Notice Procedures and, in any event, to any person who submits a written request therefor to either (a) Cahill Gordon & Reindel llp, Eighty Pine Street, New York, New York 10005-1702, Attn: Joel H. Levitin, Esq. or (b) Elliott Greenleaf, 1105 North Market Street, Suite 1700, Wilmington, Delaware 19801, Attn.:  Rafael X. Zahralddin, Esq.

6.           Notice of Proposed Assignment and Cure Amounts

No later than 10 days following the entry of the Bidding Procedures Order, the Debtors will file with the Bankruptcy Court and cause to be served on all non-debtor parties to their known executory contracts and unexpired leases a notice (the “Section 365 Notice”) that will inform such parties of (A) the possibility that the Debtors may seek to assume, assign, and transfer some or all of their executory contracts and unexpired leases to the Proposed Buyer or to any Winning Competing Bidder in connection with the Sale, and, in particular, will indicate whether or not the Proposed Buyer has already expressed an interest in having that particular contract or lease assigned to it under the APA as an Assigned Agreement, (B) the amount, if any, that the Debtors believe would be required to be paid to cure any monetary default related to each such designated contract or lease if it were so assumed and assigned, in satisfaction of Bankruptcy Code Section 365(b) (the “Proposed Cure Amount”), and (C) the possibility that the Debtors will seek to reject, at the Sale Hearing, some or all executory contracts and unexpired leases that are not assumed and assigned to a purchaser(s) of the Purchased Assets in connection with a Sale.

The APA provides, and the agreement from another bidder may also provide, for the Proposed Buyer, or the Winning Competing Bidder (as the case may be), to add or remove Purchased Contracts or Purchased Leases from the Cure Schedule at any time up until Closing.  As the Debtors are advised by the Proposed Buyer, or the Winning Competing Bidder (as the case may be), that it desires to assume and assign an executory contract or unexpired lease, the Debtors will file an amended or supplemental Section 365 Notice adding or removing such contracts or leases thereto (any such added contract, an “Additional Contract”), and shall provide notice of the proposed removal of an Assumed Contract or assumption and assignment of the Additional Contracts to each affected counterparty to such Additional Contracts.

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7.           Objections

Objections, if any, to the remaining relief sought in the Sale Motion must be in writing, stating with particularity the grounds for such objections or other statements of positions, comply with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and be filed and served so as to be actually received by co-counsel to the Debtors, counsel to the Agent, the United States Trustee, co-counsel to the Proposed Buyer, and [proposed] counsel to the Creditors Committee, by 4:00 p.m. (prevailing Eastern Time) on the date that is 7 days prior to the Sale Hearing Date.

Objections, if any, to the information contained in the Supplement must be in writing, comply with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and be filed and served so as to be actually received by co-counsel to the Debtors, counsel to the Agent, the United States Trustee, and [proposed] counsel to the Creditors Committee, by noon on the date that is one day prior to the Sale Hearing Date.

Objections, if any, that relate to (i) the proposed assumption and assignment of an Assigned Agreement (including, but not limited to, any objections relating to the validity of the Proposed Cure Amount as determined by the Debtors or otherwise to assert that any amounts, defaults, conditions, or pecuniary losses must be cured or satisfied under any of the assigned executory contracts or unexpired leases, not including accrued but not yet due obligations, in order for such contract to be assumed and/or assigned) or (ii) the rejection of a Rejected Contract, as applicable (a “Section 365 Objection”) must be in writing, comply with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, state the basis of such objection with specificity, including, without limitation, the cure amount alleged by such counterparty (if applicable), and include contact information for such counterparty, and be filed and served so as to be actually received by co-counsel to the Debtors, counsel to the Agent, the United States Trustee, co-counsel to the Proposed Buyer, and [proposed] counsel to the Creditors Committee, so that they are actually received by 4:00 p.m. (prevailing Eastern Time) on the date that is 10 days prior to the Sale Hearing Date, or in the case of Additional Contracts, within 10 days after receipt of a Section 365 Notice with respect thereto (as applicable, the “Section 365 Objection Deadline”).

Unless a Section 365 Objection is filed and served by a party to (a) an Assigned Agreement or a party interested in an Assigned Agreement or (b) a Rejected Contract, as applicable, by the Section 365 Objection Deadline, all interested parties that have received actual or constructive notice thereof shall be deemed to have waived and released any right to assert a Section 365 Objection and to have otherwise consented to either (i) the assignment of the applicable Assigned Agreement and shall be forever barred and estopped from asserting or claiming against the Debtors, the Purchased Assets, the Proposed Buyer, or the Winning Competing Bidder (as the case may be), or any other assignee of the applicable Assigned Agreement, that any additional amounts are due or defaults exist, or conditions to assignment must be satisfied, under such Assigned Agreement for the period prior to the Sale Hearing Date, or (ii) the rejection of a Rejected Contract, as applicable.

8.           Court Approval

A hearing on all of the remaining relief requested in the Sale Motion and to consider the results of the Auction (the “Sale Hearing”) will be held before the Honorable Peter J. Walsh, United States Bankruptcy Court Judge, at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 6th Floor, Courtroom #2, Wilmington, Delaware 19801, on or about June 24, 2010 at [__:__ _].m. (prevailing Eastern Time), or as soon thereafter as counsel may be heard (the “Sale Hearing Date”).  The Sale will be subject to the entry of an order of the Bankruptcy Court approving same.

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